                                                                Exhibit 99.1

             --------------------------------------------------

                            FALCON PRODUCTS, INC.
                      SHELBY WILLIAMS INDUSTRIES, INC.
                          SELLERS & JOSEPHSON INC.
                       AND EPIC FURNITURE GROUP, INC.

             --------------------------------------------------


             ==================================================

                                   SECOND
                            AMENDED AND RESTATED
                         LOAN AND SECURITY AGREEMENT
                           DATED: OCTOBER 6, 2004
                                 $95,000,000

             ==================================================


             --------------------------------------------------

                          FLEET CAPITAL CORPORATION
              INDIVIDUALLY AND AS AGENT FOR ANY LENDER WHICH IS
                          OR BECOMES A PARTY HERETO

             --------------------------------------------------

                      THIS AGREEMENT IS SUBJECT TO THE
                  INTERCREDITOR AGREEMENT REFERENCED HEREIN



                              TABLE OF CONTENTS
                              -----------------

Section 1.      CREDIT FACILITY...............................................1
    1.1.     Loans............................................................1
    1.2.     Letters of Credit; LC Guaranties.................................4
    1.3.     Term Loan........................................................5
    1.4.     Borrowing Agent..................................................6
    1.5.     Effect of Amendment and Restatement..............................6

Section 2.      INTEREST, FEES AND CHARGES....................................7
    2.1.     Interest.........................................................7
    2.2.     Computation of Interest and Fees.................................8
    2.3.     Fee Letters......................................................8
    2.4.     Letter of Credit and LC Guaranty Fees............................8
    2.5.     Unused Line Fee..................................................9
    2.6.     Prepayment Fee...................................................9
    2.7.     Audit Fees......................................................10
    2.8.     Reimbursement of Expenses.......................................10
    2.9.     Bank Charges....................................................11
    2.10.    Collateral Protection Expenses; Appraisals......................11
    2.11.    Payment of Charges..............................................12
    2.12.    No Deductions...................................................12
    2.13.    Joint and Several Obligations...................................12

Section 3.      LOAN ADMINISTRATION..........................................14
    3.1.     Manner of Borrowing Revolving Credit Loans/LIBOR Option.........14
    3.2.     Payments........................................................18
    3.3.     Mandatory and Optional Prepayments..............................21
    3.4.     Application of Payments and Collections.........................25
    3.5.     All Loans to Constitute One Obligation..........................26
    3.6.     Loan Account....................................................27
    3.7.     Statements of Account...........................................27
    3.8.     Increased Costs.................................................27
    3.9.     Basis for Determining Interest Rate Inadequate..................28

    3.10.    Sharing of Payments, Etc........................................29
    3.11.    Post Event of Default Allocation................................30

Section 4.      TERM AND TERMINATION.........................................31
    4.1.     Term of Agreement...............................................31
    4.2.     Termination.....................................................31

Section 5.      SECURITY INTERESTS...........................................32
    5.1.     Security Interest in Collateral.................................32
    5.2.     Other Collateral................................................33
    5.3.     Lien Perfection; Further Assurances.............................34
    5.4.     Lien on Realty..................................................34
    5.5.     Pledge of Securities............................................35

Section 6.      COLLATERAL ADMINISTRATION....................................35
    6.1.     General.........................................................35
    6.2.     Administration of Accounts......................................36
    6.3.     Administration of Inventory.....................................38
    6.4.     Records and Schedules of Equipment..............................38
    6.5.     Payment of Charges..............................................38

Section 7.      REPRESENTATIONS AND WARRANTIES...............................39
    7.1.     General Representations and Warranties..........................39
    7.2.     Continuous Nature of Representations and Warranties.............63
    7.3.     Survival of Representations and Warranties......................64

Section 8.      COVENANTS AND CONTINUING AGREEMENTS..........................64
    8.1.     Affirmative Covenants...........................................64
    8.2.     Negative Covenants..............................................72
    8.3.     Specific Financial Covenants....................................83

Section 9.      CONDITIONS PRECEDENT.........................................83
    9.1.     Loan Documentation..............................................83
    9.2.     Other Documents, Certificates, etc..............................83
    9.3.     Representations True; No Default................................84
    9.4.     Other Conditions................................................84

    9.5.     Availability....................................................84
    9.6.     No Litigation...................................................84
    9.7.     Fees............................................................84
    9.8.     Tranche B Loan Documents; Intercreditor Agreement...............84
    9.9.     No Material Adverse Change......................................85
    9.10.    Delivery of Financial Statements and Projections................85
    9.11.    Third-Party Consents............................................85
    9.12.    Actions Relating to the Collateral..............................85

Section 10.     EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT............86
    10.1.    Events of Default...............................................86
    10.2.    Acceleration of the Obligations and Other Remedies..............89
    10.3.    Other Remedies..................................................89
    10.4.    Set Off and Sharing of Payments.................................91
    10.5.    Remedies Cumulative; No Waiver..................................91

Section 11.     THE AGENT; CERTAIN PROVISIONS RELATING TO LENDERS............92
    11.1.    Authorization and Action........................................92
    11.2.    Agent's Reliance, Etc...........................................92
    11.3.    Fleet and Affiliates............................................93
    11.4.    Lender Credit Decision..........................................93
    11.5.    Indemnification.................................................94
    11.6.    Rights and Remedies to be Exercised by Agent Only...............94
    11.7.    Agency Provisions Relating to Collateral........................94
    11.8.    Agent's Right to Purchase Commitments...........................95
    11.9.    Right of Sale, Assignment, Participations.......................95
    11.10.   Amendment.......................................................98
    11.11.   Resignation of Agent; Appointment of Successor..................99
    11.12.   Audit and Examination Reports; Disclaimer by Lenders...........100
    11.13.   Buyout Right...................................................101

Section 12.     MISCELLANEOUS...............................................102
    12.1.    Power of Attorney..............................................102
    12.2.    Indemnity......................................................103

    12.3.    Sale of Interest...............................................103
    12.4.    Severability...................................................104
    12.5.    Successors and Assigns.........................................104
    12.6.    Cumulative Effect; Conflict of Terms...........................104
    12.7.    Execution in Counterparts......................................104
    12.8.    Notice.........................................................104
    12.9.    Consent........................................................105
    12.10.   Credit Inquiries...............................................106
    12.11.   Time of Essence................................................106
    12.12.   Entire Agreement...............................................106
    12.13.   Interpretation.................................................106
    12.14.   Confidentiality................................................106
    12.15.   GOVERNING LAW; CONSENT TO FORUM................................106
    12.16.   WAIVERS BY BORROWERS...........................................107
    12.17.   Advertisement..................................................108

                                  EXHIBITS

Exhibit 1.1              -   Form of Revolving Note
Exhibit 1.3              -   Form of Term Note
Exhibit 6.1.1            -   Business Locations
Exhibit 7.1.1            -   States of Incorporation
Exhibit 7.1.4            -   Subsidiaries of Borrowers
Exhibit 7.1.5            -   Corporate Names
Exhibit 7.1.10           -   Material Adverse Changes
Exhibit 7.1.13           -   Surety Obligations
Exhibit 7.1.14           -   Federal Tax Identification Numbers
Exhibit 7.1.15           -   Broker's Fees
Exhibit 7.1.16           -   Patents, Copyrights, Trademarks and Licenses
Exhibit 7.1.18           -   Operating Licenses
Exhibit 7.1.19           -   Restrictions on Indebtedness
Exhibit 7.1.20           -   Litigation
Exhibit 7.1.21           -   Defaults
Exhibit 7.1.22           -   Personal Property Leases
Exhibit 7.1.23           -   Pension Plans
Exhibit 7.1.25           -   Labor Contracts
Exhibit 7.1.27           -   Restricted and Unrestricted Subsidiaries
Exhibit 7.1.29(a)        -   Indebtedness
Exhibit 7.1.29(c)        -   Subordinated Debt
Exhibit 7.1.30(a)        -   Certain Changes
Exhibit 7.1.31(a)        -   Material Contracts
Exhibit 7.1.31(b)        -   Invalid Material Contracts
Exhibit 7.1.32           -   Transactions with Affiliates
Exhibit 7.1.35           -   Real Property
Exhibit 7.1.36           -   Environmental Matters
Exhibit 7.1.37           -   Insurance
Exhibit 7.1.38           -   Suppliers
Exhibit 7.1.39           -   Employment Agreements
Exhibit 7.1.41           -   Depository and Other Accounts
Exhibit 8.1.3            -   Form of Compliance Certificate
Exhibit 8.2.3            -   Existing Indebtedness
Exhibit 8.2.4            -   Affiliate Transactions
Exhibit 8.2.5            -   Existing Liens
Exhibit 8.2.13           -   Subsidiaries and Joint Ventures
Exhibit 8.3              -   Financial Covenants
Exhibit 9.2              -   Closing Agenda
Exhibit 11.9             -   Form of Assignment and Acceptance Agreement

                         SECOND AMENDED AND RESTATED
                         LOAN AND SECURITY AGREEMENT

                  THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of this 6th day of October, 2004, by and among FLEET CAPITAL CORPORATION, individually ("Fleet") as a Lender and as Agent ("Agent") for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a "Lender"), the LENDERS and FALCON PRODUCTS, INC., a Delaware corporation with its chief executive office and principal place of business at 9387 Dielman Industrial Drive, St. Louis, Missouri 63132 ("Falcon"), SHELBY WILLIAMS INDUSTRIES, INC., a Delaware corporation with its chief executive office and principal place of business at 9387 Dielman Industrial Drive, St. Louis, Missouri 63132 ("Shelby"), SELLERS & JOSEPHSON INC., a New Jersey corporation with its chief executive office and principal place of business at 86 Route 4 East, Englewood, New Jersey 67631 ("Sellers & Josephson") and EPIC FURNITURE GROUP, INC., a Delaware corporation with its chief executive office and principal place of business at 6301 N.W. 5th Way, Fort Lauderdale, Florida ("Epic"). Falcon, Shelby, Sellers & Josephson and Epic are hereafter referred to collectively as "Borrowers" and individually as a "Borrower". Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied. This Agreement amends and restates in its entirety that certain Loan and Security Agreement originally dated as of June 3, 2003 (the "Original Loan Agreement") and amended and restated on January 15, 2004, as amended or otherwise modified to the date hereof (the "Existing Loan Agreement"), in each case among the Agent, the financial institutions party thereto and certain of the Borrowers and the financing arrangements set forth in this Agreement, together with the financing arrangements set forth in the Tranche B Loan Documents, are intended to amend and restate the financing arrangements set forth in the Existing Loan Agreement.

                         Section 1. CREDIT FACILITY
                                    ---------------

                  Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a Total Credit Facility of up to $95,000,000 available to Borrowers upon Borrowers' request therefor, as follows:

                  1.1.   Loans.
                         -----

                  1.1.1. Revolving Credit Loans. Each Revolving Credit
                         ----------------------
Lender agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrowers from time to time during the period from the date hereof up to but not including the last day of the Term, as requested by Borrowers in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (i) such Revolving Credit Lender's Revolving Loan Commitment minus the product of such Revolving Credit Lender's Revolving Loan Percentage and the LC Amount minus the product of such Revolving Credit Lender's Revolving Loan Percentage and reserves, if any, other than the Special Reserve, and (ii) the product of such Revolving Credit Lender's Revolving Loan Percentage and an amount equal to the Borrowing Base at such time minus the LC Amount minus reserves, if any, including the Special Reserve. The aggregate amount of the Revolving Loan Commitments is $25,000,000. Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall deem necessary or appropriate in its reasonable credit judgment, against the amount of Revolving Credit Loans which Borrowers may otherwise request under this subsection 1.1.1 including without limitation with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of a Borrower's business; (ii) potential dilution related to Accounts; (iii) shrinkage, spoilage and obsolescence of a Borrower's Inventory; (iv) slow moving Inventory; (v) other sums chargeable against a Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (vi) amounts owing by a Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of any Borrower (other than Permitted Liens described in any of subsections 8.2.5(i), (iv), (v), (vi), (x), (xi), (xii) or (xiii)); (vii) amounts owing by Borrowers in connection with Product Obligations; (viii) an amount equal to one-half of the then accrued and unpaid interest on the Subordinated Note Debt, with such amount to be adjusted on a monthly basis, on the last day of each calendar month (provided, that such reserve shall be released at the time of each payment
 --------
of such interest); (ix) the Special Reserve; (x) the Rebuild Reserve; and
(xi) such other specific events, conditions or contingencies as to which Agent, in its reasonable credit judgment, determines reserves should be established from time to time hereunder. Notwithstanding the foregoing, (a) the reserves described in clauses (viii), (ix) and (x) above shall be implemented and maintained by Agent unless otherwise agreed by Majority Lenders, (b) the reserves implemented under clause (x) shall be released as necessary to permit replacement or repair of the subject Property, as provided in subsection 3.3.1(a) or subsection 8.2.9(iv), as applicable, (c) Agent shall not establish any reserves in respect of any matters relating to any items of Collateral that have been taken into account in determining Eligible Inventory or Eligible Accounts, as applicable and (d) the Special Reserve shall no longer be required and shall be terminated upon the payment in full of the Term Loan and the Tranche B Loans. The Revolving Credit Loans shall be repayable in accordance with the terms of the Revolving Notes and shall be secured by all of the Collateral.

                  1.1.2. Overadvances. Insofar as Borrowers may request and
                         ------------
Agent or Revolving Credit Lenders (as provided below) may be willing in their sole and absolute discretion to make Revolving Credit Loans to Borrowers at a time when the unpaid balance of Revolving Credit Loans plus the sum of the LC Amount plus the amount of LC Obligations that have not been reimbursed by Borrowers or funded with a Revolving Credit Loan, plus reserves, exceeds, or would exceed with the making of any such Revolving Credit Loan, the Borrowing Base (such Loan or Loans being herein referred to individually as an "Overadvance" and collectively, as "Overadvances"), Agent shall enter such Overadvances as debits in Borrowers' Loan Account. All Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Credit Loans generally. Any Overadvance made pursuant to the terms hereof shall be made by all Revolving Credit Lenders ratably in accordance with their respective Revolving Loan Percentages. Overadvances in the aggregate amount of $1,000,000 or less may, unless a Default or Event of Default has occurred and is continuing, be made in the sole and absolute discretion of Agent. Overadvances in an aggregate amount of more than $1,000,000 but less than $2,000,000 may, unless a Default or an Event of Default has occurred and is continuing, be made in the sole and absolute discretion of Agent, with the consent of the Majority Lenders. Overadvances in an aggregate amount of $2,000,000 or more and Overadvances to be made after the occurrence and during the continuation of a Default or an Event of Default shall require the consent of all Lenders. The foregoing notwithstanding, in no event, unless otherwise consented to by all Revolving Credit Lenders, (w) shall any Overadvances be outstanding for more than sixty (60) consecutive days, (x) after all outstanding Overadvances have been repaid, shall Agent or Revolving Credit Lenders make any additional Overadvances unless sixty (60) days or more have expired since the last date on which any Overadvances were outstanding, (y) shall Overadvances be outstanding on more than ninety (90) days within any one hundred eighty day (180) period or (z) shall Agent make Revolving Credit Loans on behalf of Revolving Credit Lenders under this subsection 1.1.2 to the extent such Revolving Credit Loans would cause a Revolving Credit Lender's share of the Revolving Credit Loans to exceed such Revolving Credit Lender's Revolving Loan Commitment minus such Revolving Credit Lender's Revolving Loan Percentage of the LC Amount.

                  1.1.3. Use of Proceeds. The Revolving Credit Loans shall
                         ---------------
be used solely (i) for Borrowers' general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws, and (ii) for other purposes permitted under this Agreement.

                  1.1.4. Agent Loans. Upon the occurrence and during the
                         -----------
continuance of an Event of Default, Agent, in its sole discretion, may make Revolving Credit Loans on behalf of Revolving Credit Lenders, in an aggregate amount not to exceed $500,000, if Agent, in its reasonable business judgment, deems that such Revolving Credit Loans are necessary or desirable (i) to protect all or any portion of the Collateral, (ii) to enhance the likelihood, or maximize the amount of, repayment of the Loans and the other Obligations, or (iii) to pay any other amount chargeable to any Borrower pursuant to this Agreement, including without limitation costs, fees and expenses as described in Sections 2.8 and 2.9 (hereinafter, "Agent Loans"); provided, that in no event shall (a) the maximum principal amount
         --------
of the Revolving Credit Loans exceed the aggregate Revolving Loan Commitments and (b) Majority Lenders may at any time revoke Agent's authorization to make Agent Loans. Any such revocation must be in writing and shall become effective prospectively upon Agent's receipt thereof. Each Revolving Credit Lender shall be obligated to advance its Revolving Loan Percentage of each Agent Loan. If Agent Loans are made pursuant to the preceding sentence, then (a) the Borrowing Base shall be deemed increased by the amount of such permitted Agent Loans, but only for so long as Agent allows such Agent Loans to be outstanding, and (b) all Revolving Credit Lenders that have committed to make Revolving Credit Loans shall be bound to make, or permit to remain outstanding, such Agent Loans based upon their Revolving Loan Percentages in accordance with the terms of this Agreement.

                  1.2.   Letters of Credit; LC Guaranties.
                         --------------------------------

                  1.2.1. Issuance of Letters of Credit and LC Guaranties.
                         -----------------------------------------------
Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrowers, to, as requested by a Borrower, (i) issue its, or cause to be issued by Bank or another Affiliate of Agent, on the date requested by a Borrower, Letters of Credit for the account of a Borrower or
(ii) execute LC Guaranties by which Agent, Bank, or another Affiliate of Agent, on the date requested by a Borrower, shall guaranty the payment or performance by a Borrower of its reimbursement obligations with respect to letters of credit issued for a Borrower's account by other Persons; provided
                                                                    --------
that the LC Amount shall not exceed $7,000,000 at any time. No Letter of Credit or LC Guaranty may have an expiration date after the last day of the Term. The parties hereto agree that the "Letters of Credit" and "LC Guaranties" outstanding under and as defined in the Existing Loan Agreement and as set forth on Exhibit 1.2.1, shall be Letters of Credit or LC
                    -------------
Guarantees (as the case may be) for all purposes of this Agreement and the other Loan Documents.

                  1.2.2. Revolving Credit Lender Participation. Immediately
                         -------------------------------------
upon the issuance of a Letter of Credit or an LC Guaranty under this Agreement, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein equal to the applicable LC Obligations multiplied by such Revolving Credit Lender's Revolving Loan Percentage. Agent will notify each Revolving Credit Lender on a weekly basis, or if determined by Agent, a more frequent basis, upon presentation to it of a draw under a Letter of Credit or a demand for payment under a LC Guaranty. On a weekly basis, or more frequently if requested by Agent, each Revolving Credit Lender shall make payment to Agent in immediately available funds, of an amount equal to such Revolving Credit Lender's pro rata share of the amount of any payment made by Agent in respect to any Letter of Credit or LC Guaranty. The obligation of each Revolving Credit Lender to reimburse Agent under this subsection 1.2.2 shall be unconditional, continuing, irrevocable and absolute, except in respect of indemnity claims arising out of Agent's willful misconduct. In the event that any Revolving Credit Lender fails to make payment to Agent of any amount due under this subsection 1.2.2, Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Revolving Credit Lender hereunder until Agent receives such payment from such Revolving Credit Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this
                           --------  -------
sentence shall relieve such Revolving Credit Lender of its obligation to reimburse the Agent for such amount in accordance with this subsection
1.2.2.

                  1.2.3. Reimbursement. Notwithstanding anything to the
                         -------------
contrary contained herein, Borrowers, Agent and Revolving Credit Lenders hereby agree that all LC Obligations and all obligations of each Borrower relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans that are Base Rate Portions, which Borrowers hereby acknowledges are requested and Revolving Credit Lenders hereby agree to fund. In the event that Revolving Credit Loans are not, for any reason, promptly made to satisfy all then existing LC Obligations, each Revolving Credit Lender hereby agrees to pay to Agent, on demand, an amount equal to such LC Obligations multiplied by such Lender's Revolving Loan Percentage, and until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Portions. In no event shall Agent or any Revolving Credit Lender make any Revolving Credit Loan in respect of any Obligation that has already been satisfied by Borrowers.

                  1.3.   Term Loan.
                         ---------

                  Pursuant to the terms of the Original Loan Agreement, "Revolving Credit" and "Term Loan A Lenders" thereunder made a loan to certain of the Borrowers that was designated as "Term Loan A" under the Original Loan Agreement and under the Existing Loan Agreement. The outstanding principal balance of such "Term Loan A" on the date of this Agreement is $4,893,000. From and after the effectiveness hereof, such "Term Loan A" shall become part of what is referred to as the "Term Loan" hereunder. Each Term Loan Lender, severally and not jointly, agrees to lend to Borrowers on the Closing Date, its pro rata share, based on such Term Lender's Term Loan Commitment, of an additional advance of $65,107,000 with respect to the Term Loan such that after giving effect to such advance and the inter-lender transfers referenced in the final sentence of this subsection 1.3, such Term Lender will have made aggregate advances with respect to the Term Loan equal to such Term Lender's Term Loan Commitment. The proceeds of the additional advance under the Term Loan shall be used to refinance a portion of the "Term Loan B" under and as defined in the Existing Loan Agreement and to pay down $18,445,513.81 of the "Revolving Credit Loans" under and as defined in the Existing Loan Agreement. The Term Loan shall be repayable in accordance with the terms of the Term Notes and shall be secured by all of the Collateral.

                  Fleet, in its capacity as Term Loan A Lender under the Existing Loan Agreement, hereby sells and assigns to each Term Loan Lender, without recourse, representation or warranty (except as set forth below), and each such Term Loan Lender hereby purchases and assumes from Fleet, in its capacity as Term Loan A Lender under the Existing Loan Agreement, a percentage interest in the Term Loan hereunder as may be required to fully reflect the Term Loan Commitments of the Term Loan Lenders. Fleet, in its capacity as Term Loan A Lender under the Existing Loan Agreement, and the Term Loan Lenders agree to make such inter-lender wire transfers as may be required to give effect to the foregoing assignments and assumptions and, as a result of such assignments and assumptions, Fleet, in its capacity as Term Loan A Lender under the Existing Loan Agreement shall be absolutely released from any obligations, covenants or agreements with respect to the loan so assigned. With respect to such loan so assigned, Fleet, in its capacity as Term Loan A Lender under the Existing Loan Agreement, makes no representation or warranty whatsoever, except that it represents and warrants that (i) it is the legal and beneficial owner of the same, free and clear of any adverse claim and (ii) the amount of the Term Loan A under the Existing Loan Agreement as of the time of the assignment is $4,893,000.

                  1.4.   Borrowing Agent.
                         ---------------

                  For ease of administration of this Agreement, each Borrower other than Falcon hereby appoints Falcon as the borrowing agent for all Borrowers hereunder. In such capacity, Falcon will request all Revolving Credit Loans to be made pursuant to Section 1.1, will request all Letters of Credit and LC Guaranties to be issued pursuant to Section 1.2 and will submit all LIBOR Requests with respect to obtaining any LIBOR Portion pursuant to subsection 3.1.7, converting any Base Rate Portion into a LIBOR Portion pursuant to subsection 3.1.8 or continuing any LIBOR Portion into a subsequent Interest Period pursuant to subsection 3.1.9, in each case pursuant to the procedures set forth in Section 3.1. Notwithstanding anything to the contrary contained in this Agreement, no Borrower other than Falcon shall be entitled to request any Revolving Credit Loans, Letters of Credit or LC Guaranties or to submit any LIBOR Requests hereunder.

                  1.5.   Effect of Amendment and Restatement.
                         -----------------------------------

                  Upon the execution and delivery of this Agreement and the satisfaction of the conditions precedent set forth in Section 9, the Obligations (as defined in the Existing Loan Agreement) of the Borrowers previously governed by the Existing Loan Agreement (other than a portion of Term Loan B, as defined therein) shall continue in full force and effect, but shall be governed by the terms and conditions set forth in this Agreement. Such Obligations, together with any and all additional liabilities incurred by the Borrowers hereunder or under any of the Loan Documents, shall continue to be secured by, among other things, the Collateral, whether now existing or hereafter acquired and wheresoever located, all as more specifically set forth herein and in the Security Documents. Each Borrower hereby reaffirms such Borrower's Obligations (as defined in the Existing Loan Agreement), liabilities, grants of security interests, pledges and the validity of all covenants by such Borrower contained in any and all Security Documents (other than Borrowers' obligations in respect of Term Loan B, as defined in the Existing Loan Agreement). The execution and delivery of this Agreement shall not constitute a novation or repayment of the indebtedness outstanding under the Existing Loan Agreement. Each Borrower hereby acknowledges and agrees that any and all references in any Loan Documents to the Existing Loan Agreement shall be deemed to be amended to refer to this Agreement. Each Borrower hereby reaffirms its obligations, liabilities and indebtedness arising under each of the Loan Documents existing on the Closing Date, in each case after giving effect to the provisions of the preceding sentence. In addition, Borrowers expressly acknowledge and agree that its obligations, liabilities and indebtedness under this Agreement and the Tranche B Loan Documents are intended to amend and restate their obligations, liabilities and indebtedness under the Existing Loan Agreement and that together such agreements are intended to constitute the Credit Agreement and are each Credit Facilities.

                   Section 2. INTEREST, FEES AND CHARGES
                              --------------------------

                  2.1.   Interest.
                         --------

                  2.1.1. Rates of Interest.
                         -----------------

                       (a) Revolving Credit Loans. Interest shall accrue on
                           ----------------------
         the principal amount of the Base Rate Revolving Portions outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin for Base Rate Revolving Portions then in effect plus the Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. If a Borrower exercises its LIBOR Option as provided in Section 3.1, interest shall accrue on the principal amount of the LIBOR Revolving Portions outstanding at the end of each day at a rate per annum equal to the Applicable Margin for LIBOR Revolving Portions then in effect plus the LIBOR applicable to each LIBOR Portion for the corresponding Interest Period.

                       (b) Term Loan. Interest shall accrue on the principal
                           ---------
         amount of the Term Loan outstanding at the end of each day at a rate per annum equal to the Applicable Margin for the Term Loan plus the then applicable Term Loan Rate.

                  2.1.2. Default Rate of Interest. At the option of Agent or
                         ------------------------
Majority Revolving Credit Lenders, upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Revolving Credit Loans shall bear interest at a rate per annum equal to 2.0% plus the interest rate otherwise applicable thereto. At the option of Majority Term Loan Lenders, upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Term Loans shall bear interest at a rate per annum equal to 2.0% plus the interest rate otherwise applicable thereto.

                  2.1.3. Maximum Interest. In no event whatsoever shall the
                         ----------------
aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Notes are in contravention of any such law, such provisions shall be deemed amended to conform thereto (the "Maximum Rate"). If at any time, the amount of interest paid hereunder is limited by the Maximum Rate, and the amount at which interest accrues hereunder is subsequently below the Maximum Rate, the rate at which interest accrues hereunder shall remain at the Maximum Rate, until such time as the aggregate interest paid hereunder equals the amount of interest that would have been paid had the Maximum Rate not applied.

                  2.2.   Computation of Interest and Fees.
                         --------------------------------

                  Interest, Letter of Credit and LC Guaranty fees and Unused Line Fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of three hundred sixty (360) days.

                  2.3.   Fee Letters.
                         -----------

                       (a) Borrowers shall jointly and severally pay to the Revolving Credit Lenders, certain fees and other amounts in accordance with the terms of the fee letter of even date herewith among Borrowers and the Revolving Credit Lenders (the "Revolving Credit Fee Letter").

                       (b) Borrowers shall jointly and severally pay to the Term Loan Lenders, certain fees and other amounts in accordance with the terms of the fee letter of even date herewith from Borrowers in favor of the Term Loan Lenders (the "Term Loan Fee Letter").

                  2.4.   Letter of Credit and LC Guaranty Fees.
                         -------------------------------------

                  Borrowers shall jointly and severally pay to Agent:

                       (a) for standby Letters of Credit and LC Guaranties of standby letters of credit, for the ratable benefit of Revolving Credit Lenders, a per annum fee equal to the Applicable Margin then in effect for LIBOR Revolving Portions of the aggregate undrawn face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, plus all normal and customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable in arrears on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason;

                       (b) for documentary Letters of Credit and LC
         Guaranties of documentary letters of credit a fee, for the account of Agent only, in accordance with Agent's documentary letter of credit fee schedule then in effect plus all normal and customary charges associated with the issuance and administration of each such Letter of Credit or LC Guaranty (which fees and charges shall be fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit or LC Guaranty, shall be due and payable in arrears on the first Business Day of each month, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason); and

                       (c) and with respect to all Letters of Credit and LC Guaranties, for the account of Agent only, a per annum fronting fee equal to 0.25% of the aggregate undrawn amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, which fronting fees shall be due and payable monthly in arrears on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                  2.5.   Unused Line Fee.
                         ---------------

                  Borrowers shall jointly and severally pay to Agent, for the ratable benefit of Revolving Credit Lenders, a fee (the "Unused Line Fee") equal to 0.50% per annum multiplied by the average daily amount by which the Revolving Credit Maximum Amount exceeds the sum of (i) the outstanding principal balance of the Revolving Credit Loans plus (ii) the LC Amount plus (iii) the amount of the Special Reserve. The Unused Line Fee shall be payable monthly in arrears on the first day of each month hereafter.

                  2.6.   Prepayment Fee.
                         --------------

                       (a) At the effective date of termination of this Agreement for any reason prior to October 1, 2007, or any reduction of the Revolving Loan Commitments pursuant to subsection 3.3.6, Borrowers shall jointly and severally pay to Agent, for the ratable benefit of Revolving Credit Lenders (in addition to the then outstanding principal, accrued interest and other charges then due and owing under the terms of this Agreement and any of the other Loan Documents and any amounts then due and owing pursuant to subsection 3.2.5), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 1.50% of the sum of the aggregate amount of the Revolving Loan Commitments then being reduced or terminated; provided that if such termination
                                      -------- ----
         arose from a Change of Control, Borrowers shall, in lieu of such prepayment fee, make the payments specified in subsection 3.3.8; provided, further, that such termination fee shall be waived if the
         --------  -------
         prepayment occurs during the period from September 1, 2007 through and including September 30, 2007, so long as Revolving Credit Lenders are given a reasonable opportunity to provide any applicable refinancing of the Revolving Loan Commitments on substantially the same terms as those of the Indebtedness, if any, proposed to refinance the Revolving Loan Commitments, and Revolving Credit Lenders decline to provide such refinancing or Borrowers decline to accept Revolving Credit Lenders' proposal.

                       (b) At the effective date of termination of this Agreement for any reason prior to the Thirty Month Date, or any prepayment of the Term Loan pursuant to subsection 3.3.5, Borrowers shall jointly and severally pay to Agent, for the ratable benefit of Term Loan Lenders (in addition to the then outstanding principal, accrued interest and other charges then due and owing under the terms of this Agreement and any of the other Loan Documents and any amounts then due and owing pursuant to subsection 3.2.5), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the lesser of (i) the Make Whole Amount applicable to such prepayment amount and (ii) the Term Loan Prepayment Fee applicable at such time; provided that if such
                                                 -------- ----
         termination arose from a Change of Control, Borrowers shall, in lieu of such prepayment fee, make the payments specified in subsection 3.3.8.

                  2.7.   Audit Fees.
                         ----------

                  Borrowers shall jointly and severally pay to Agent audit fees in accordance with Agent's current schedule of fees in effect from time to time in connection with audits of the books and records and Properties of each Borrower and its Subsidiaries and such other matters as Agent shall deem appropriate in its reasonable credit judgment, plus all reasonable out-of-pocket expenses incurred by Agent in connection with such audits; provided, that so long as no Event of Default has occurred and is
--------
continuing, Borrowers shall not be liable for such audit fees incurred in connection with more than four (4) such audits during any fiscal year or in excess of $100,000 in any fiscal year, whether such audits are conducted by employees of Agent or by third parties hired by Agent; provided, further,
                                                       --------
the limitation contained in the preceding proviso shall not restrict Agent's right to conduct additional audits at Agent's expense. Such audit fees and out-of-pocket expenses shall be payable on the first Business Day of the month following the date of issuance by Agent of a request for payment thereof to Borrowers. Agent may, in its discretion, provide for the payment of such amounts by making appropriate Revolving Credit Loans to Borrowers and charging the applicable Loan Account therefor.

                  2.8.   Reimbursement of Expenses.
                         -------------------------

                  If, at any time or times regardless of whether or not an Event of Default then exists, (a) Agent incurs legal or accounting expenses or any other out-of-pocket costs or expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any syndication or attempted syndication of the Obligations (including, without limitation, printing and distribution of materials to prospective Lenders and all costs associated with bank meetings, but excluding any closing fees paid to Lenders in connection therewith) or (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; or (b) Agent or any Lender incurs legal or accounting expenses or any other out-of-pocket costs or expenses in connection with (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person) relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's, any of its Subsidiaries' or any Guarantor's affairs; (ii) any amendment or modification of this Agreement or any of the other Loan Documents or the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any attempt to enforce any rights of Agent or any Lender against any Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; (iv) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; or (v) the insolvency or bankruptcy of any Borrower or any Subsidiary or in connection with any work-out or restructuring of the Obligations under the Loan Documents. All such legal and accounting expenses, other out-of-pocket costs and expenses of Agent or any Lender, as applicable, shall be charged to Borrowers on a joint and several basis; provided, that Borrowers shall not
                                        --------
be responsible for such legal or accounting expenses and other out-of-pocket costs or expenses of Agent or any Lender to the extent incurred because of the gross negligence or willful misconduct of Agent or such Lender, as the case may be. All amounts chargeable to Borrowers under this Section 2.8 shall be obligations secured by all of the Collateral, shall be payable on demand to Agent or such Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Base Rate Revolving Portions from time to time. Borrowers shall also jointly and severally reimburse Agent for expenses incurred by Agent in its administration of the Collateral to the extent and in the manner provided in Sections 2.9 and 2.10 hereof.

                  2.9.   Bank Charges.
                         ------------

                  Borrowers shall jointly and severally pay to Agent, on demand, for the account of Agent or any applicable Lender, any and all fees, costs or expenses which Agent or such Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to any Borrower or any other Person on behalf of any Borrower, by Agent or such Lender, of proceeds of Loans made to any Borrower pursuant to this Agreement and (ii) the depositing for collection by Agent or such Lender of any check or item of payment received or delivered to Agent or such Lender on account of the Obligations.

                  2.10.  Collateral Protection Expenses; Appraisals.
                         ------------------------------------------

                  All out-of-pocket expenses incurred in protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be jointly and severally borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Agent may, at Borrowers' joint and several expense, obtain appraisals from appraisers (who may be personnel of Agent), stating the then current fair market value of all or any portion of the real Property or personal Property (including without limitation Inventory) of any Borrower or any of its Domestic Subsidiaries, which appraisals may be obtained (a) once in each calendar year, at Agent's determination, (b) at any time (but no more often than once in each ninety (90) day period), that a Default or an Event of Default is in existence or is reasonably likely to occur and (c) at any time that Agent or any Lender reasonably determines that obtaining such appraisal is necessary in order for it to comply with applicable laws or regulations.

                  2.11.  Payment of Charges.
                         ------------------

                  All amounts chargeable to any Borrower under this Agreement shall be Obligations secured by all of the Collateral, shall be, unless specifically otherwise provided, payable on demand and shall bear interest from the date demand was made or such amount is due, as applicable, until paid in full at the rate applicable to Base Rate Revolving Portions from time to time.

                  2.12.  No Deductions.
                         -------------

                  Any and all payments or reimbursements made hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the income (including gross receipts taxes, income taxes, franchise taxes, branch profits taxes and similar taxes) of Agent or any Lender by the jurisdiction under the laws of which Agent or any Lender is organized or doing business or engaged in business, or any political subdivision thereof and taxes imposed on its income by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, herein "Tax Liabilities"). If any Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after all required deductions are made, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that no Borrower shall be
                           --------
required under this Section 2.12 to increase any sum payable to Agent or any Lender that is organized under the laws of any jurisdiction other than the United States or any state thereof (and shall be allowed to withhold, without gross-up, any Tax Liabilities from or in respect of any sum payable thereunder to Agent or such Lender) to the extent Agent or such Lender fails to establish a complete exemption from United States federal withholding tax on all interest payments hereunder.

                  2.13.  Joint and Several Obligations.
                         -----------------------------

                  Each Borrower acknowledges that it is jointly and severally liable for all of the Obligations and as a result hereby unconditionally guaranties the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all Obligations of every kind and nature of each other Borrower to Agent and Lenders and, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by Agent or any Lender. Each Borrower agrees that if this guaranty, or any Liens securing this guaranty, would, but for the application of this sentence, be unenforceable under applicable law, this guaranty and each such Lien shall be valid and enforceable to the maximum extent that would not cause this guaranty or such Lien to be unenforceable under applicable law, and this guaranty shall automatically be deemed to have been amended accordingly at all relevant times.

                  Each Borrower hereby agrees that its obligations under this guaranty shall be unconditional, irrespective of (a) the validity or enforceability of the obligations or any part thereof, or of any promissory note or other document evidencing all or any part of the Obligations, (b) the absence of any attempt to collect the obligations from any other Borrower or any Guarantor or other action to enforce the same, (c) the waiver or consent by Agent or any Lender with respect to any provision of any agreement, instrument or document evidencing or securing all or any part of the Obligations, or any other agreement, instrument or document now or hereafter executed by any other Borrower and delivered to Agent or any Lender (other than a waiver, forgiveness or consent by Agent and Lenders that reduces the amount of any of the Obligations), (d) the failure by Agent or any lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or Collateral for the Obligations, for its benefit, (e) Agent's or any Lender's election, in any proceeding instituted under the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, of the application of
Section 1111(b)(2) of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, (f) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, (g) the disallowance, under Section 502 of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, of all or any portion of Agent's or any Lender's claim(s) for repayment of the obligations or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

                  Each Borrower hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any other Borrower, protest or notice with respect to the Obligations owed by any other Borrower and all demands whatsoever with respect thereto, and covenants that this guaranty will be discharged, except by complete and irrevocable payment and performance of the Obligations. No notice to any Borrower or any other party shall be required for Agent or any Lender to make demand hereunder. Such demand shall constitute a mature and liquidated claim against the applicable Borrower. During the existence of any Default, Agent and Lenders may, at their election, proceed directly and at once, without notice, against all or any of the Borrowers to collect and recover the full amount or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or any security or collateral for the Obligations.

                  Each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any and all Loans made under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment of any Obligations owed by any other Borrower under this Agreement, notice of any action at any time taken or omitted by Agent or any Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all formalities of every kind in connection with Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or any Lender in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Agent or any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.13, afford grounds for terminating, discharging or releasing such Borrower, in whole or in part, from any of its obligations under this
Section 2.13, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 2.13 shall not be discharged except by performance and then only to the extent of such performance. Each Borrower hereby waives all suretyship and similar defenses to its absolute and unconditional liability on the Obligations. The obligations of each Borrower under this Section 2.13 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, Agent or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower, Agent or any Lender.

                  Notwithstanding anything to the contrary set forth in this
Section 2.13, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the Obligations of the other Borrowers (and any Lien granted by each Borrower to secure such Obligations), not constitute a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit ("Fraudulent Conveyance"). Consequently, each Borrower, Agent and each Lender hereby agree that if a court of competent jurisdiction determines that the incurrence of liability by any Borrower in respect of the Obligations of any other Borrower (or any Liens granted by such Borrower to secure such Obligations) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Loan Documents shall automatically be deemed to have been amended accordingly.

                       Section 3. LOAN ADMINISTRATION.
                                  --------------------

                  3.1.   Manner of Borrowing Revolving Credit Loans/LIBOR
                         ------------------------------------------------
Option.
------

                  Borrowings under the credit facilities established pursuant to subsections 1.1 and 1.2 hereof shall be as follows:

                  3.1.1. Loan Requests. A request for a Revolving Credit
                         -------------
Loan shall be made, or shall be deemed to be made, in the following manner:
(a) a Borrower may give Agent notice of its intention to borrow, in which notice such Borrower shall specify the amount of the proposed borrowing of a Revolving Credit Loan and the proposed borrowing date, which shall be a Business Day, no later than 11:00 a.m. (Chicago, Illinois time) on the proposed borrowing date (or in accordance with subsection 3.1.7, 3.1.8 or 3.1.9, as applicable, in the case of a request for a LIBOR Revolving Portion), provided, however, that no such request may be made at a time when
          --------  -------
there exists a Default or an Event of Default; and (b) the becoming due of any amount required to be paid under this Agreement, or the Notes, whether as interest or for any other obligation, shall be deemed irrevocably to be a request by a Borrower for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation.

                  3.1.2. Disbursement. Each Borrower hereby irrevocably
                         ------------
authorizes Agent to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to subsection 3.1.1 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(a) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Agent from time to time or elsewhere if pursuant to a written direction from Borrowers and (ii) the proceeds of each Revolving Credit Loan deemed requested under subsection 3.1.1(b) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation. If at any time any Loan is funded by Agent or Revolving Credit Lenders in excess of the amount requested or deemed requested by Borrowers, Borrowers jointly and severally agree to repay the excess to Agent immediately upon the earlier to occur of (a) Borrowers' discovery of the error and (b) notice thereof to Borrowers from Agent or any Revolving Credit Lender.

                  3.1.3. Payment by Revolving Credit Lenders. Agent shall
                         -----------------------------------
give to each Revolving Credit Lender prompt written notice by facsimile, telex or cable of the receipt by Agent from Borrowers of any request for a Revolving Credit Loan. Each such notice shall specify the requested date and amount of such Revolving Credit Loan, whether such Revolving Credit Loan shall be subject to the LIBOR Option, and the amount of each Revolving Credit Lender's advance thereunder (in accordance with its applicable Revolving Loan Percentage). Each Revolving Credit Lender shall, not later than 12:00 p.m. (Chicago time) on such requested date, wire to a bank designated by Agent the amount of that Revolving Credit Lender's Revolving Loan Percentage of the requested Revolving Credit Loan. The failure of any Revolving Credit Lender to make the Revolving Credit Loans to be made by it shall not release any other Revolving Credit Lender of its obligations hereunder to make its Revolving Credit Loan. Neither Agent nor any other Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make the Revolving Credit Loan to be made by such other Revolving Credit Lender. The foregoing notwithstanding, Agent, in its sole discretion, may from its own funds make a Revolving Credit Loan on behalf of any Revolving Credit Lender. In such event, the Revolving Credit

Lender on behalf of whom Agent made the Revolving Credit Loan shall reimburse Agent for the amount of such Revolving Credit Loan made on its behalf, on a weekly (or more frequent, as determined by Agent in its sole discretion) basis. On each such settlement date, Agent will pay to each Revolving Credit Lender the net amount owing to such Revolving Credit Lender in connection with such settlement, including without limitation amounts relating to Loans, fees, interest and other amounts payable hereunder. The entire amount of interest attributable to such Revolving Credit Loan for the period from the date on which such Revolving Credit Loan was made by Agent on such Revolving Credit Lender's behalf until Agent is reimbursed by such Revolving Credit Lender, shall be paid to Agent for its own account.

                  3.1.4. Authorization. Each Borrower hereby irrevocably
                         -------------
authorizes Agent, in Agent's sole discretion, to advance to Falcon or another Borrower, and to charge to the applicable Borrower's Loan Account hereunder as a Revolving Credit Loan (which shall be a Base Rate Portion), a sum sufficient to pay all interest accrued on the obligations during the immediately preceding month, to pay all principal due and payable at any time and to pay all fees, costs and expenses and other Obligations at any time owed by Borrowers to Agent or any Lender hereunder.

                  3.1.5. Letter of Credit and LC Guaranty Requests. A
                         -----------------------------------------
request for a Letter of Credit or LC Guaranty shall be made in the following manner: a Borrower may give Agent and Bank a written notice of its request for the issuance of a Letter of Credit or LC Guaranty, not later than 11:00 a.m. (Chicago time), one Business Day before the proposed issuance date thereof, in which notice Borrowers shall specify the proposed issuer, issuance date and format and wording for the Letter of Credit or LC Guaranty being requested (which shall be satisfactory to Agent and the Person being asked to issue such Letter of Credit or LC Guaranty); provided, that no such
                                                      --------
request may be made at a time when there exists a Default or Event of Default. Such request shall be accompanied by an executed application and reimbursement agreement in form and substance reasonably satisfactory to Agent and the Person being asked to issue the Letter of Credit or LC Guaranty, as well as any required corporate resolutions or other documents reasonably requested by Agent. In the event of any inconsistency or conflict between any such application and reimbursement agreement between a Borrower and Bank, and this Agreement, the terms and provisions of this Agreement shall govern and control.

                  3.1.6. Method of Making Requests. As an accommodation to
                         -------------------------
Borrowers, unless a Default or an Event of Default is then in existence, (i) Agent shall permit telephonic or electronic requests for Revolving Credit Loans to Agent, (ii) Agent and Bank may, in their discretion, permit electronic transmittal of requests for Letters of Credit and LC Guaranties to them, and (iii) Agent may, in Agent's discretion, permit electronic transmittal of instructions, authorizations, agreements or reports to Agent. Unless a Borrower specifically directs Agent or Bank in writing not to accept or act upon telephonic or electronic communications from such Borrower, neither Agent nor Bank shall have any liability to any Borrower for any loss or damage suffered by any Borrower as a result of Agent's or Bank's honoring, in good faith, of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Bank by any Borrower, and neither Agent nor Bank shall have any duty to verify the origin of any such communication or the authority of the Person sending it. Each telephonic request for a Letter of Credit or LC Guaranty accepted by Agent and Bank hereunder shall be promptly followed by a written confirmation of such request from the applicable Borrower to Agent and Bank.

                  3.1.7. LIBOR Portions. Provided that as of both the date
                         --------------
of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, in the event a Borrower desires to obtain a LIBOR Portion, such Borrower shall give Agent a LIBOR Request no later than 11:00 a.m. (Chicago time) on the third Business Day prior to the requested borrowing date. Each LIBOR Request shall be irrevocable and binding on Borrowers. In no event shall Borrowers be permitted to have outstanding at any one time LIBOR Portions with more than six (6) different Interest Periods.

                  3.1.8. Conversion of Base Rate Portions. Provided that as
                         --------------------------------
of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, a Borrower may, on any Business Day, convert any Base Rate Portion into a LIBOR Portion. If a Borrower desires to convert a Base Rate Portion, a Borrower shall give Agent a LIBOR Request no later then 11:00 a.m. (Chicago time) on the third Business Day prior to the requested conversion date. After giving effect to any conversion of Base Rate Portions to LIBOR Portions, Borrowers shall not be permitted to have outstanding at any one time LIBOR Portions with more than six (6) different Interest Periods.

                  3.1.9. Continuation of LIBOR Portions. Provided that as of
                         ------------------------------
both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, a Borrower may, on any Business Day, continue any LIBOR Portions into a subsequent Interest Period of the same or a different permitted duration. If a Borrower desires to continue a LIBOR Portion, such Borrower shall give Agent a LIBOR Request no later than 11:00 a.m. (Chicago time) on the second Business Day prior to the requested continuation date. After giving effect to any continuation of LIBOR Portions, Borrowers shall not be permitted to have outstanding at any one time LIBOR Portions with more than six (6) different Interest Periods. If a Borrower shall fail to give timely notice of its election to continue any LIBOR Portion or portion thereof as provided above, or if such continuation shall not be permitted, such LIBOR Portion or portion thereof, unless such LIBOR Portion shall be repaid, shall automatically be converted into a Base Rate Portion at the end of the Interest Period then in effect with respect to such LIBOR Portion.

                  3.1.10. Inability to Make LIBOR Portions. Notwithstanding
                          --------------------------------
any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Revolving Credit Lender (for purposes of this subsection 3.1.10, the term "Revolving Credit Lender") shall include the office or branch where such Revolving Credit Lender or any corporation or bank then controlling such Revolving Credit Lender makes or maintains any LIBOR Portions) to make or maintain its LIBOR Portions, or if with respect to any Interest Period,

Agent is unable to determine the LIBOR relating thereto, or adverse or unusual conditions in, or changes in, applicable law relating to, the London interbank market make it, in the reasonable judgment of Agent, impractical to fund therein any of the LIBOR Portions, or make the projected LIBOR unreflective of the actual costs of funds therefor to any Revolving Credit Lender, the obligation of Agent and Revolving Credit Lenders to make or continue LIBOR Portions or convert Base Rate Portions to LIBOR Portions hereunder shall forthwith be suspended during the pendency of such circumstances and the applicable Borrower shall, if any affected LIBOR Portions are then outstanding, promptly upon request from Agent, convert such affected LIBOR Portions into Base Rate Portions. Agent shall promptly notify Borrowers in writing if and when the circumstances giving rise to such suspension no longer apply.

                  3.2.   Payments.
                         --------

                  The Obligations shall be payable as follows:

                  3.2.1. Principal.
                         ---------

                       (a) Revolving Credit Loans. Principal on account of
                           ----------------------
         Revolving Credit Loans shall be jointly and severally payable by Borrowers to Agent for the ratable benefit of Revolving Credit Lenders immediately upon the earliest of (i) the receipt by Agent or any Borrower of any proceeds of any of the Collateral (except as otherwise provided herein), including without limitation pursuant to subsections 3.3.1, 3.3.2, 3.3.3, 3.4.2 and 6.2.4, to the extent of said proceeds, subject to Borrowers' rights to reborrow such amounts in compliance with subsection 1.1.1 hereof; (ii) the occurrence of an Event of Default in consequence of which Agent, Majority Revolving Credit Lenders or Majority Term Loan Lenders (to the extent permitted under Section 10.2), elect to accelerate the maturity and payment of the Obligations, or (iii) the expiration of the Term or termination of this Agreement pursuant to Section 4 hereof; provided, however, that, if an Overadvance shall exist at
                 --------
         any time, Borrowers shall, on demand, jointly and severally repay the Overadvance. Each payment (including principal prepayment) by a Borrower on account of principal of the Revolving Credit Loans shall be applied first to Base Rate Revolving Portions and then to LIBOR Revolving Portions.

                       (b) The Term Loan. Principal on account of the Term
                           -------------
         Loan shall be payable by Borrowers as follows: (i) as required pursuant to subsections 3.3.1, 3.3.2 and 3.3.3, and (ii) in the amount of the remaining principal balance of the Term Loan on October 1, 2007. Notwithstanding the foregoing, the entire unpaid principal balance of the Term Loan shall be due and payable upon the occurrence of an Event of Default in consequence of which Agent, Majority Revolving Credit Lenders or Majority Term Loan Lenders (to the extent permitted under Section 10.2) elect to accelerate the maturity and payment of the Obligations or the termination of this Agreement.

                  3.2.2. Interest.
                         --------

                       (a) Revolving Credit Loans. Interest accrued on
                           ----------------------
         Revolving Credit Loans shall be due and payable as follows:

                           (i)  Base Rate Portions. Interest accrued on Base
                                ------------------
                  Rate Portions shall be due and payable on the earliest of
                  (1) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of such month, (2) the occurrence of an Event of Default in consequence of which Agent, Majority Revolving Credit Lenders or Majority Term Loan Lenders (to the extent permitted under Section 10.2) elect to accelerate the maturity and payment of the obligations, or which causes an automatic acceleration, (3) the date of any required prepayment of the Revolving Credit Loans (or any portion thereof) following the occurrence of a Change of Control pursuant to subsection 3.3.8; provided that
                                                           -------- ----
                  only the interest accrued on the portion of the Revolving Credit Loans required to be so prepaid shall be due and payable at such time, or (4) termination of this Agreement pursuant to Section 4 hereof.

                           (ii) LIBOR Revolving Portion. Interest accrued on
                                -----------------------
                  each LIBOR Revolving Portion shall be due and payable on each applicable LIBOR Interest Payment Date and on the earlier of (1) the occurrence of an Event of Default in consequence of which Agent, Majority Revolving Credit Lenders or Majority Term Loan Lenders (to the extent permitted under Section 10.2) elect to accelerate the maturity and payment of the obligations, or which causes an automatic acceleration, (2) the expiration of the Term or the date of any required prepayment of the Revolving Credit Loans (or any portion thereof) following the occurrence of a Change of Control pursuant to subsection 3.3.8; provided that only the interest accrued on the
                         -------- ----
                  portion of the Revolving Credit Loans required to be so prepaid shall be due and payable at such time, or (3) the expiration of the Term or termination of this Agreement pursuant to Section 4 hereof.

                       (b) The Term Loan. Interest accrued on the Term Loan
                           -------------
         shall be due and payable on the first calendar day of each month (for the immediately preceding month) and on the earlier of (1) the occurrence of an Event of Default in consequence of which Agent, Majority Revolving Credit Lenders or Majority Term Loan Lenders (to the extent permitted under Section 10.2) elect to accelerate the maturity and payment of the Obligations, (2) the date of any required prepayment of the Term Loan (or any portion thereof) following the occurrence of a Change of Control pursuant to subsection 3.3.8; provided that only the interest accrued on the
                           --------
         portion of the Term Loan required to be so prepaid shall be due and payable at such time, or (3) the expiration of the Term or termination of this Agreement pursuant to Section 4 hereof.

                  3.2.3. Costs, Fees and Charges. Costs, fees and charges
                         -----------------------
payable pursuant to this Agreement shall be jointly and severally payable by Borrowers to Agent, as and when provided in Section 2 or Section 3 hereof, as applicable, for payment to Agent or a Lender, as applicable, or to any other Person designated by Agent or such Lender in writing.

                  3.2.4. Other Obligations. The balance of the obligations
                         -----------------
requiring the payment of money, if any, shall be jointly and severally payable by Borrowers to Agent for distribution to Lenders, as appropriate and pursuant to the application provisions set forth herein, as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

                  3.2.5. Prepayment of/Failure to Borrow LIBOR Portions.
                         ----------------------------------------------
Borrowers may prepay a LIBOR Portion only upon at least three (3) Business Days prior written notice to Agent (which notice shall be irrevocable). Borrowers shall jointly and severally pay to each Revolving Credit Lender, as applicable, upon request of such Revolving Credit Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of such Revolving Credit Lender) to compensate such Revolving Credit Lender for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Portion on a date other than the last day of the Interest Period for such LIBOR Portion; (ii) any failure by Borrowers to borrow a LIBOR Revolver Portion on the date specified by Borrowers' LIBOR Request; or (iii) any failure by Borrowers to pay a LIBOR Portion on the date for payment specified in Borrowers' written notice. Without limiting the foregoing, Borrowers shall jointly and severally pay to each Revolving Credit Lender, as applicable, a "yield maintenance fee" in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Interest Period of the LIBOR Portion as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period of the LIBOR Portion as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Portion as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the applicable Revolving Credit Lender upon the prepayment of a LIBOR Portion. If by reason of an Event of Default, Agent, Majority Revolving Credit Lenders or Majority Term Loan Lenders (to the extent permitted under Section 10.2) elect to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Portion shall become due and payable in the same manner as though Borrowers had exercised such right of prepayment.

                  3.3.   Mandatory and Optional Prepayments.
                         ----------------------------------

                  3.3.1. Proceeds of Sale, Loss, Destruction or Condemnation
                         ---------------------------------------------------
of Collateral. Except for dispositions of assets permitted by subsections
-------------
8.2.9(ii) and 8.2.9(iii) and except as provided in subsection 8.2.9(v), if any Borrower or any of its Domestic Subsidiaries sells any of its Property or if any of its Property is lost or destroyed or taken by condemnation, the applicable Borrower or Domestic Subsidiary shall, unless otherwise agreed by Majority Lenders, pay to Agent for the benefit of Lenders as and when received by such Borrower or such Domestic Subsidiary and as a mandatory prepayment of the Loans, as herein provided and subject to the Intercreditor Agreement, a sum equal to the proceeds (including insurance payments but net of costs and taxes incurred in connection with such sale or event) received by such Borrower or such Domestic Subsidiary from such sale, loss, destruction or condemnation. To the extent that the Property sold, lost, destroyed or condemned consists of Equipment, real Property, or other Property other than Accounts or Inventory, the applicable prepayment shall be applied, subject to Section 3.11 and the Intercreditor Agreement, first,
                                                                     -----
to Agent's costs and expenses relating to the relevant transaction, second,
                                                                    ------
to the principal due under the Term Notes, third, to repay outstanding
                                           -----
principal of Revolving Credit Loans (but without permanently reducing the Revolving Loan Commitments) and with a corresponding imposition of a Special Reserve against the Borrowing Base, unless otherwise agreed by the Majority Lenders, and fourth, to repay any other Obligations then due and payable and
             ------
to cash collateralize any LC Obligations (in the amount of 105% of the LC Amount); provided, that notwithstanding the foregoing, if Availability
         --------
immediately after making any such prepayment would be less than $10,000,000, unless the Majority Lenders otherwise agree, such prepayment shall be applied to the Obligations, first, to Agent's costs and expenses relating to
                            -----
the relevant transaction, second, to reduce the outstanding principal
                          ------
balance of the Revolving Credit Loans (with a corresponding imposition of a Special Reserve against the Borrowing Base, unless otherwise agreed by the Majority Lenders) until Availability is not less than $10,000,000, third, to
                                                                   -----
the principal of the Term Notes, fourth, to reduce any remaining outstanding
                                 ------
principal balance of the Revolving Credit Loans (but not to permanently reduce the Revolving Loan Commitments) and fifth, to repay other Obligations
                                           -----
then due and payable and to cash collateralize any LC Obligations (in the amount of 105% of the LC Amount).

To the extent that the Property sold, lost, destroyed or condemned consists of Accounts or Inventory, the applicable prepayment shall be applied, subject to Section 3.11, to reduce the outstanding principal balance of the Revolving Credit Loans, but shall not permanently reduce the Revolving Loan Commitments. Notwithstanding the foregoing and subject in each case to the Intercreditor Agreement:

                       (a) If the proceeds of insurance (net of costs and taxes incurred) with respect to any loss or destruction of Equipment or real Property of any Borrower or any Domestic Subsidiary (i) are less than $250,000, unless an Event of Default is then in existence, Agent shall apply such amounts to reduce the outstanding principal balance of the Revolving Credit Loans (without permanently reducing the Revolving Loan Commitments), (ii) are greater than or equal to $250,000 and less than

         $1,000,000, unless an Event of Default is then in existence, such amounts shall be provisionally applied to reduce the outstanding principal balance of the Revolving Credit Loans (and a Rebuild Reserve shall be created in the amount of such proceeds), until the earlier of (1) Borrowers' decision not to repair or replace the damaged Property (in which case such amount shall be applied to the Obligations in the manner specified in the second sentence of this subsection 3.3.1 until payment thereof in full) or (2) the expiration of one hundred eighty (180) days from the receipt of such amount, or (iii) are equal to or greater than $1,000,000, and upon Borrowers request, Agent and the Majority Lenders agree to permit the applicable Borrower or such Domestic Subsidiary to repair or replace the damaged Property, such amounts shall be provisionally applied to reduce the outstanding principal balance of the Revolving Credit Loans (and a Rebuild Reserve shall be created in the amount of such proceeds), until the earliest of (1) Agent's and the Majority Lenders' decision with respect thereto,
         (2) the expiration of one hundred twenty (120) days from the date of such request, unless the applicable Borrower or Domestic Subsidiary has commenced action to replace or rebuild the damaged Property, or (3) the expiration of one hundred eighty (180) days from such request. If Borrowers decide to repair or replace the applicable Property under clause (ii) above or if Agent and the Majority Lenders agree, in their reasonable judgment, to permit any such repair or replacement under clause (iii) above, the applicable amount shall, unless an Event of Default is in existence, be released from the Rebuild Reserve to the applicable Borrower or Domestic Subsidiary as needed for use in replacing or repairing the damaged Property during such one hundred eighty (180) day period, with any remaining amount at the end of such one hundred eighty
         (180) day period applied to the Obligations in the manner specified in the second sentence of this subsection 3.3.1 until payment thereof in full; and in the case of clause (iii) above, if Agent declines to permit any such repair or replacement or fails to respond to Borrowers within such one hundred eighty (180) day period, such amount shall be released from the Rebuild Reserve and applied to the obligations in the manner specified in the second sentence of this subsection 3.3.1 until payment thereof in full.

                       (b) If any proceeds of insurance with respect to any loss or destruction of Equipment or real Property of any Foreign Subsidiary are repatriated to the United States, such amounts (net of any costs or taxes incurred with respect thereto) shall be applied to the Obligations as set forth in the second sentence of subsection 3.3.1. If the proceeds of any sale or other disposition of Property of any Foreign Subsidiary are repatriated to the United States, such amounts (net any costs or taxes incurred with respect thereto) shall be applied to the Obligations in the manner set forth for Property of such type in the second or third sentence of this subsection 3.3.1, as applicable.

                       (c) If any sale of Collateral involves both Fixed Assets and Other Assets or if such sale involves a sale of all or substantially all of the capital stock or Properties of any Borrower or any Subsidiary, or of any business line of such Borrower or such Subsidiary, then the proceeds thereof will be allocated as follows for the purposes of this subsection 3.3.1: (i) first, to Accounts and Inventory, to the extent of the book value thereof, (ii) second, to Equipment and real Property, to the extent of the greater of the book value or fair market appraised value thereof (if an appraisal reasonably acceptable to Agent exists) and (iii) third, to goodwill. Subject to Section 3.11, amounts so allocated to Accounts and Inventory shall be applied to the Obligations as set forth in the third sentence of subsection 3.3.1. Subject to
         Section 3.11, amounts so allocated to Equipment and real Property shall be applied to the obligations as set forth in the second sentence of subsection 3.3.1. Subject to Section 3.11, amounts so allocated to goodwill shall be applied to the Obligations as set forth in the second sentence of subsection 3.3.1.

                  3.3.2. Excess Cash Flow Recapture. Borrowers shall make an
                         --------------------------
offer to prepay the Term Loans in amounts equal to 25% of Borrowers' Excess Cash Flow for each fiscal year of Borrowers during the Term hereof commencing with the fiscal year ending on or about November 1, 2005, each such prepayment to be based upon, and made within five (5) Business Days following the due date for delivery by Borrowers to Agent of, the applicable annual financial statements required by subsection 8.1.3(i) hereof; provided, that notwithstanding the foregoing, such prepayments shall only be made by Borrowers and received by Term Loan Lenders if and to the extent that (i) Availability immediately after making such prepayment is at least $10,000,000, (ii) the aggregate outstanding balance of the Revolving Credit Loans plus the LC Amount immediately after making such prepayment is at least $10,000,000 and (iii) no Default or Event of Default is in existence at the time of such prepayment or would be caused by the making of such prepayment. Each such prepayment shall be without premium or penalty and shall be applied to the principal outstanding under the Term Notes ratably until paid in full. Notwithstanding the foregoing, each Term Loan Lender shall have the right to decline the receipt of a prepayment pursuant to this subsection 3.3.2, in which event such declined amount shall, at Borrowers' election, be retained by Borrowers or applied ratably to the principal amount of the Term Loans held by the Term Loan Lenders that have accepted the prepayment offered by Borrowers pursuant to this subsection 3.3.2.

                  3.3.3. Other Mandatory Prepayments. If any Borrower or any
                         ---------------------------
Subsidiary receives any proceeds from any tax refunds, indemnity payments, pension plan reversions, business interruption insurance, or the Tranche A Keyman Insurance, Borrowers shall jointly and severally pay to Agent for the benefit of Lenders, when and as received by such Borrower or such Subsidiary, and as a mandatory prepayment of the Obligations, a sum equal to 100% of such proceeds of such tax refund, indemnity payment, pension plan reversions, business interruption insurance or the Tranche A Keyman Insurance. Any such prepayment shall be applied, subject to the Intercreditor Agreement, to the Obligations in the manner specified in the second sentence of subsection 3.3.1 until payment thereof in full.

                  3.3.4. LIBOR Portions. If the application of any payment
                         --------------
made in accordance with the provisions of this Section 3.3 at a time when no Event of Default has occurred and is continuing would result in termination of a LIBOR Portion prior to the last day of the Interest Period for such LIBOR Portion, the amount of such prepayment shall not be applied to such LIBOR Portion, but will, at Borrowers' option, be held by Agent in a non-interest bearing account at a Lender or another bank satisfactory to Agent in its discretion, which account is in the name of Agent and from which account only Agent can make any withdrawal, in each case to be applied as such amount would otherwise have been applied under this Section 3.3 at the earlier to occur of (i) the last day of the relevant Interest Period or (ii) the occurrence of a Default or an Event of Default.

                  3.3.5. Optional Prepayments. Borrowers may, at their
                         --------------------
option from time to time after the First Anniversary Date upon not less than three (3) Business Days' prior written notice to Agent, prepay principal of the Term Notes (on a ratable basis), in each case so long as (i) Availability immediately after making such prepayment is at least $10,000,000, (ii) no Default or Event of Default is in existence at the time of such prepayment or would be caused by the making of such prepayment,
(iii) the amount of any such prepayment is at least $500,000 and in integral multiples of $100,000 above $500,000 and (iv) such prepayments are made ratably with respect to all Term Notes. Except for fees under Section 2.6 applicable to prepayments of the Term Notes, such prepayments shall be without premium or penalty.

                  3.3.6. Optional Reductions of Revolving Loan Commitments.
                         -------------------------------------------------
Borrowers may, at their option from time to time but not more than once in any 12-month period upon not less than three (3) Business Days' prior written notice to Agent, terminate in whole or permanently reduce ratably in part, the unused portion of the Revolving Loan Commitments, provided,
                                                            --------
however, that (i) each such partial reduction shall be in an amount of $2,000,000 or integral multiples of $1,000,000 in excess thereof and (ii) the aggregate of all optional reductions to the Revolving Loan Commitments may not exceed $5,000,000 during any 12-month period or $10,000,000 during the Term. Except for charges under subsection 3.2.5 applicable to prepayments of LIBOR Revolving Portions and except for fees under Section
2.6 applicable to reduction or termination of the Revolving Loan Commitments, such reductions and terminations shall be without premium or penalty.

                  3.3.7. No Term Loan Reborrowing. No amounts repaid or
                         ------------------------
prepaid with respect to the Term Loan may be reborrowed.

                  3.3.8. Change of Control Prepayment.
                         ----------------------------

                       (a) If a Change of Control shall occur at any time, each Revolving Credit Lender may, at its sole election, terminate its Revolving Loan Commitment, in whole or in part, and/or require Borrowers to prepay the Revolving Credit Loans owing to such Revolving Credit Lender, in whole or in part, at any time during the twelve (12) month period following the occurrence of the Change of Control, by paying to such Revolving Credit Lender (in addition to the outstanding principal required to be prepaid, accrued interest through the date of repayment on such principal amount and all other charges then due and owing under the terms of this Agreement and the other Loan Documents and any amounts then due and owing pursuant to subsection 3.2.5), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 0.75% of the aggregate amount of the Revolving Loan Commitment so terminated.

                       (b) If a Change of Control shall occur at any time, each Term Loan Lender may, at its sole election, require the Borrowers to prepay the portion the Term Loan owing to such Term Loan Lender, in whole or in part, at any time during the twelve
         (12) month period following the occurrence of the Change of Control, by paying to such Term Loan Lender (in addition to the outstanding principal required to be prepaid, accrued interest through the date of repayment on such principal amount and all other charges then due and owing under the terms of this Agreement and the other Loan Documents and any amounts then due and owing pursuant to subsection 3.2.5), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 1.0% of the outstanding principal amount of the Term Loan required to be prepaid.

                       (c) The Borrowers shall notify the Agent and each of the Term Loan Lenders in writing, if possible, of any Change of Control at least five (5) days prior to the date that such Change of Control is scheduled to occur. The Borrowers shall also notify the Agent, each of the Revolving Credit Lenders and each of the Term Loan Lenders of the date on which any Change of Control has actually occurred within one (1) Business Day after such date and shall inform the Revolving Credit Lenders and Term Loan Lenders of their right to terminate Commitments and require the prepayment of Loans as provided above in this subsection 3.3.8 and of the date on which such right shall terminate.

                       (d) If any Revolving Credit Lender or any Term Loan Lender elects to terminate Commitments and/or to require the Borrowers to prepay Loans pursuant to this subsection 3.3.8, it shall furnish a written notice to Falcon advising the Borrowers of such election and the outstanding principal to be prepaid. The Borrowers agree to make such prepayment in accordance with this subsection 3.3.8 within three (3) Business Days after their receipt of such written notice, and failure to make any such prepayment shall be an Event of Default under subsection 10.1.1. Following such failure any payments made or to be made to any Lender in respect of such Change of Control shall be applied in accordance with subsection 3.11.1 as if such payments were the proceeds of Collateral.

                  3.4.   Application of Payments and Collections.
                         ---------------------------------------

                  3.4.1. Collections. All items of payment received by Agent
                         -----------
by 12:00 noon, Chicago time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Chicago time, on any Business Day shall be deemed received on the following Business Day. If as the result of collections of Accounts as authorized by subsection
6.2.4 hereof or otherwise, a credit balance exists in any Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be disbursed to a Borrower or otherwise at a Borrower's direction in the manner set forth in subsection 3.1.2, upon a Borrower's request at any time, so long as no Default or Event of Default then exists. Agent may at its option, offset such credit balance against any of the Obligations upon and during the continuance of an Event of Default.

                  3.4.2. Apportionment, Application and Reversal of
                         ------------------------------------------
Payments. Principal and interest payments shall be apportioned ratably among
--------
Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender). All payments hereunder shall be remitted to Agent. All proceeds of equity obtained by any Borrower or any Subsidiary, all payments in respect of Guaranty Agreements and all other cash obtained by any Borrower or any Domestic Subsidiary shall be immediately deposited into a Dominion Account. Except as provided in Section 3.11, all proceeds of Collateral not relating to principal or interest of specific Loans, or not constituting payment of specific fees, all proceeds of Accounts, or, except as provided in Section 3.3.1, other Collateral received by Agent, including without limitation all amounts deposited in a Dominion Account, shall be applied, ratably, subject to the provisions of this Agreement and the Intercreditor Agreement, first, to pay any fees,
                                                -----
indemnities, or expense reimbursements (other than amounts related to Product Obligations) then due to Agent or Lenders from Borrowers; second, to
                                                                  ------
pay interest due from Borrowers in respect of all Loans, including Agent Loans; third, to pay or prepay principal of Agent Loans; fourth, to pay or
       -----                                             ------
prepay principal of the Revolving Credit Loans (other than Agent Loans) and unpaid reimbursement in respect of Letter of Credit Obligations; fifth, if
                                                                 -----
an Event of Default is in existence, to pay an amount to Agent equal to all outstanding Letter of Credit Obligations to be held as cash Collateral for such Obligations (in the amount of 105% of the LC Amount); sixth, to pay any
                                                           -----
amounts due with respect to Product Obligations; seventh, to the payment of
                                                 -------
principal then due in respect of the Term Loan; and eighth, to the payment
                                                    ------
of any other obligation (other than amounts related to Product Obligations) due to Agent or any Lender by any Borrower. After the occurrence and during the continuance of an Event of Default, Agent shall have the continuing exclusive right to apply and reapply (without requiring any turnover) any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, as set forth in
Section 3.11, notwithstanding any entry by Agent or any Lender upon any of its books and records.

                  3.5.   All Loans to Constitute One Obligation.
                         --------------------------------------

                  The Loans, the LC Amount and the other Obligations shall constitute one general joint and several obligation of Borrowers, and shall be secured by Agent's Lien upon all of the Collateral. All of the Obligations are and shall be deemed to be pari passu with each other and none of the Revolving Credit Loans, the Term Loan or any of the other Obligations are or shall be deemed to be subordinate or junior in right of payment to any other of such facilities or Obligations. All of the Obligations and the Tranche B Loans are and shall be deemed to be pari passu with each other and none of the Revolving Credit Loans, the Term Loans, any of the other Obligations and the Tranche B Loans are or shall be deemed to be subordinate or junior in right of payment to any other of the foregoing.

                  3.6.   Loan Account.
                         ------------

                  Agent shall enter all Loans as debits to one or more loan accounts (each, a "Loan Account") and shall also record in the appropriate Loan Account all payments made by each Borrower on any obligations and all proceeds of Collateral which are finally paid to Agent, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to each Borrower.

                  3.7.   Statements of Account.
                         ---------------------

                  Agent will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement during the immediately preceding month, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrowers absent demonstrable error unless Agent is notified by Borrowers in writing to the contrary within thirty (30) days of the date each accounting is received by Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

                  3.8.   Increased Costs.
                         ---------------

                  If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted or implemented after the date of this Agreement and having general applicability to all banks or finance companies within the jurisdiction in which any Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of such Lender therewith, shall:

         (1) subject such Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee); impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or impose on such Lender or the London interbank market any other condition with respect to any Loan Document; and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining Loans hereunder or the result of any of the foregoing is to reduce the rate of return on such Lender's capital as a consequence of its obligations hereunder, or the result of any of the foregoing is to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans, then, in any such case, Borrowers shall jointly and severally pay such Lender, not later than sixty (60) days following its receipt of notice of the imposition of such increased costs and the certification set forth below, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, to the extent such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate or the LIBOR. An officer of the applicable Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrowers, which certification shall include a written explanation of such additional cost or reduction to Borrowers. Such certification shall be conclusive absent demonstrable error. If a Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrowers if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  3.9.   Basis for Determining Interest Rate Inadequate.
                         ----------------------------------------------

                  In the event that Agent or any Revolving Credit Lender shall have determined that:

                           (i)  reasonable means do not exist for
                  ascertaining the LIBOR for any Interest Period; or

                           (ii) Dollar deposits in the relevant amount, and
                  for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Portion, or a proposed conversion of a Base Rate Portion into a LIBOR Portion; then

Agent or such Revolving Credit Lender shall give Borrowers prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given, (i) any such requested LIBOR Portion shall be made as a Base Rate Portion, unless Borrowers shall notify Agent no later than 10:00 a.m. (Chicago time) one (1) Business Day prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Portion, and (ii) any Base Rate Portion which was to have been converted to an affected type of LIBOR Portion shall be continued as or converted into a Base Rate Portion, or, if Borrowers shall notify Agent, no later than 10:00 a.m. (Chicago, Illinois time) one (1) Business Day prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Portion. Agent shall give Borrowers prompt notice if and when any such determination is no longer in effect.

                  3.10.  Sharing of Payments, Etc.
                         ------------------------

                  Subject to Section 3.11 and the other provisions of this Agreement relating to the application of funds received by Agent and the Lenders, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligations owing to it in excess of its ratable share of payments on account of Obligations owing to all Lenders (including prepayment fees to the extent then due and owing), such Lender shall forthwith purchase from each other Lender such participation in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender; provided, that if all or
                                                   --------
any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lenders the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 3.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this Section 3.10 shall be made through Agent. Each Lender agrees with each other Lender that if an amount to be set off by such Lender or an Affiliate of such Lender as described herein (other than any amount held by such Lender or such Affiliate specifically as collateral security for Indebtedness (other than the obligations) of a Borrower or a Subsidiary to such Lender) is to be applied by such Lender to Indebtedness (other than the Obligations) of any Borrower or any Subsidiary to such Lender, such amount shall be applied ratably to such other Indebtedness and to the portion of the obligations held by such Lender, and, as to the portion of such amount applied to the Obligations, shall be subject to the provisions of this section 3.10 regarding purchases of participations.

                  3.11.   Post Event of Default Allocation.
                          --------------------------------

                  3.11.1. Allocation. After the occurrence and during the
                          ----------
continuance of an Event of Default under this Agreement (and until all such Events of Default are cured or waived in accordance with the provisions hereof), Agent shall apply all proceeds of the Collateral, including all amounts held in any Dominion Account, and all other amounts received by Agent under this Agreement, subject to the provisions of this Agreement and the Intercreditor Agreement, and all payments under subsection 3.3.3 hereof,
(i) first, ratably to pay any fees, expense reimbursements, indemnities and other amounts then due to Agent (other than in respect of Product Obligations) until paid in full; (ii) second, ratably to pay any fees, expense reimbursements and indemnities then due to Revolving Credit Lenders (other than prepayment fees payable under subsection 2.6(a)) until paid in full; (iii) third, ratably to pay interest due in respect of the Revolving Credit Loans (other than Excess Advances) until paid in full; (iv) fourth, ratably to pay the principal of the Revolving Credit Loans (other than Excess Advances) and unpaid reimbursements in respect of Letter of Credit Obligations (other than Excess Advances) until paid in full, with a corresponding permanent reduction in the Revolving Loan Commitments and the imposition of a corresponding Special Reserve against the Borrowing Base);
(v) fifth, ratably to pay any amounts then due with respect to Product Obligations; (vi) sixth, to the extent not funded by a Revolving Credit Loan, to pay any amounts Borrowers are required to deposit with Agent pursuant to subsection 10.3.5 hereof (other than Excess Advances), with a corresponding permanent reduction in the Revolving Loan Commitments; (vii) seventh, ratably to pay any fees, expense reimbursements and indemnities then due to Term Loan Lenders (other than prepayment fees payable under subsection 2.6(b)) until paid in full; (viii) eighth, ratably to pay interest due in respect of the Term Loan until paid in full; (ix) ninth, ratably to pay the principal of the Term Loan until paid in full; (x) tenth, ratably to pay prepayment fees owing to Revolving Credit Lenders under subsection 2.6(a); (xi) eleventh, ratably to pay prepayment fees owing to Term Loan Lenders under subsection 2.6(b); and (xii) twelfth, to the ratable payment of all other Obligations then due and payable.

                  3.11.2. Rights of Holders of Obligations. One or more of
                          --------------------------------
the holders of Revolving Credit Obligations and/or the Term Loan Obligations may at any time freely hold or from time to time acquire other Loans or commitments to make other Loans hereunder and related rights and benefits arising under this Agreement, including voting power as a Lender entitled to be counted for purposes of determining whether an action has been taken or approved by Majority Revolving Credit Lenders, Majority Term Loan Lenders or Majority Lenders, as applicable, and as such shall be in all respects entitled to fully participate in, enjoy and enforce all of the rights, privileges and benefits accorded to the holders of such Loans and commitments to make Loans to the extent of its interests in such Loans or commitments, including the right to exercise such voting power and otherwise act as it may see fit to protect and enhance its own interests (including any potentially conflicting interest as a holder of Revolving Credit Obligations and/or the Term Loan Obligations) on any basis elected by it, without any limitation or restriction whatsoever.

                  3.11.3. Conflict of Terms. In the event of a direct
                          -----------------
conflict between the application provisions of this Section 3.11 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that all such application provisions shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 3.11 shall control and govern.

                       Section 4. TERM AND TERMINATION
                                  --------------------

                  4.1.    Term of Agreement.
                          -----------------

                  Subject to Agent's and Revolving Credit Lenders' right to cease making Loans to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect for the period from the date hereof, through and including October 1, 2007 (the "Term"), unless terminated as provided in Section 4.2 hereof.

                  4.2.    Termination.
                          -----------

                  4.2.1.  Termination by Lenders. Agent may, and at the
                          ----------------------
direction of Majority Revolving Credit Lenders or Majority Term Loan Lenders (to the extent permitted under Section 10.2) shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.

                  4.2.2.  Termination by Borrowers. Upon at least thirty
                          ------------------------
(30) days' prior written notice to Agent and Lenders, Borrowers may, at their option, terminate this Agreement; provided, however, no such termination
                                  --------
shall be effective until Borrowers have paid or collateralized to Agent's reasonable satisfaction all of the Obligations in immediately available funds, all Letters of Credit and LC Guaranties have expired, terminated or have been cash collateralized to Agent's reasonable satisfaction and Borrowers have complied with Section 2.6 and subsection 3.2.5. Any notice of termination given by Borrowers shall be irrevocable unless all Lenders otherwise agree in writing and no Revolving Credit Lender shall have any obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

                  4.2.3.  Effect of Termination. All of the Obligations shall
                          ---------------------
be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Loan Documents notwithstanding such termination until all Obligations have been discharged or paid, in full, in immediately available funds, including, without limitation, all Obligations under Section 2.6 and subsection 3.2.5 resulting from such termination. Notwithstanding the foregoing or the payment in full of the obligations, Agent shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Agent may incur as a result of dishonored checks or other items of payment received by Agent from any Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a written agreement reasonably satisfactory to Agent, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the obligations, indemnifying Agent and each Lender from any such loss or damage or (ii) have retained cash Collateral or other Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent and each Lender from any such loss or damage.

                       Section 5. SECURITY INTERESTS
                                  ------------------

                  5.1.   Security Interest in Collateral.
                         -------------------------------

                  To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby grants to Agent, for the benefit of itself and each Lender in accordance with the priorities set forth herein, a continuing Lien upon all of such Borrower's assets, including all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, but excluding any Excluded Property of such
Borrower:

                           (i)     Accounts;

                           (ii)    Certificated Securities;

                           (iii)   Chattel Paper;

                           (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

                           (v)     Contract Rights;

                           (vi)    Deposit Accounts;

                           (vii)   Documents;

                           (viii)  Equipment;

                           (ix)    Financial Assets;

                           (x)     Fixtures;

                           (xi) General Intangibles, including Payment Intangibles and Software;

                           (xii) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

                           (xiii)  Instruments;

                           (xiv)   Intellectual Property;

                           (xv)    Inventory;

                           (xvi)   Investment Property; money (of every
                  jurisdiction whatsoever);

                           (xvii)  Letter of Credit Rights;

                           (xviii) Payment Intangibles;

                           (xix)   Security Entitlements;

                           (xx)    Software;

                           (xxi)   Supporting Obligations;

                           (xxii) Uncertificated Securities; and to the extent not included in the foregoing, all other personal property of any kind or description; together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

                  5.2.   Other Collateral.
                         ----------------

                  5.2.1. Commercial Tort Claims. The applicable Borrower
                         ----------------------
shall promptly notify Agent in writing upon incurring or otherwise obtaining after the Closing Date a Commercial Tort Claim against any third party with a value in excess of $100,000 or upon a Responsible Officer obtaining knowledge of any other Commercial Tort Claim against any third party and, upon request of Agent, promptly enter into an amendment to this Agreement and do such other acts or things reasonably deemed appropriate by Agent to give Agent a security interest in any such Commercial Tort Claim. Each Borrower represents and warrants that as of the date of this Agreement, to its knowledge, it does not possess any Commercial Tort Claims.

                  5.2.2. Other Collateral. The applicable Borrower shall
                         ----------------
promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Letter-of-Credit Rights or Electronic Chattel Paper with a value in excess of $100,000 or upon a Responsible officer obtaining knowledge of any other such Collateral, and, upon the request of Agent, promptly execute such other documents, and do such other acts or things reasonably deemed appropriate by Agent to deliver to Agent control with respect to such Collateral; promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts or Investment Property with a value in excess of $100,000 or upon a Responsible Officer obtaining knowledge of any other such Collateral and promptly execute such other documents, and do such other acts or things reasonably deemed appropriate by Agent to deliver to Agent control with respect to such Collateral; promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments with a value in excess of $100,000 or upon a Responsible Officer obtaining knowledge of any other such Collateral and, upon the request of Agent, will promptly execute such other documents, and do such other acts or things reasonably deemed appropriate by Agent to deliver to Agent possession of such Documents which are negotiable and Instruments, and, with respect to non-negotiable Documents, to have such non-negotiable Documents issued in the name of Agent; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document, upon Agent's request, use its best efforts to obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Agent.

                  5.3.   Lien Perfection; Further Assurances.
                         -----------------------------------

                  Each Borrower shall, upon the request of Agent, execute such instruments, assignments or documents as are necessary to perfect Agent's Lien upon any of the collateral, and take such other action as may be required to perfect or to continue the perfection of Agent's Lien upon the Collateral. Unless prohibited by applicable law, each Borrower hereby authorizes Agent to execute and file any such financing statement, including, without limitation, financing statements that indicate the Collateral (i) as all assets of such Borrower or words of similar effect, or
(ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 5.1, on such Borrower's behalf. Each Borrower also hereby ratifies its authorization for Agent to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, each Borrower shall also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements reasonably deemed necessary by Agent, to give effect to or carry out the terms or intent of the Loan Documents.

                  5.4.   Lien on Realty.
                         --------------

                  The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by Mortgages upon all real Property of each Borrower or Domestic Subsidiary now or hereafter owned, including without limitation any real Property purchased pursuant to a purchase option, and upon Falcon's leased real Property located in Belmont, Mississippi. Each mortgage shall be executed by the applicable Borrower or a Domestic Subsidiary in favor of Agent. Each Mortgage shall be duly recorded, at Borrowers' joint and several expense, in each office where such recording is required to constitute a fully perfected first Lien on the real Property covered thereby. Except to the extent Agent may not require the following for any particular property, the applicable Borrower or a Subsidiary shall deliver to Agent, at Borrowers' joint and several expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Agent, which policies shall be in form and substance satisfactory to Agent and shall insure a valid first Lien in favor of Agent, for the benefit of itself and the Lenders, on the Property covered by each Mortgage, subject only to those exceptions reasonably acceptable to Agent and its counsel. The applicable Borrower or a Subsidiary shall deliver to Agent such other documents, including, without limitation, as-built survey prints of the real Property, as Agent and its counsel may reasonably request relating to the real Property subject to the Mortgages.

                  5.5.   Pledge of Securities.
                         --------------------

                  Each Borrower agrees to, or cause its applicable Domestic Subsidiary to, execute a Pledge Agreement and such other agreements, instruments and documents as Agent determines are reasonably necessary, by which it pledges to Agent and grants to Agent a Lien on (i) 100% of the Securities of each Domestic Subsidiary owned by such Borrower or such Domestic Subsidiary, as the case may be (which, in the case of Epic, constitute 80% of the Securities of Epic), and (ii) 65% of the Securities of each Foreign Subsidiary owned by such Borrower or such Domestic Subsidiary, as applicable, designated by Agent from time to time. On the Closing Date, Agent agrees not to so designate any Foreign Subsidiary that has immaterial assets and operations.

                    Section 6. COLLATERAL ADMINISTRATION
                               -------------------------

                  6.1.   General.
                         -------

                  6.1.1. Location of Collateral. All Collateral, other than
                         ----------------------
Inventory in transit and motor vehicles, will at all times be kept by a Borrower or one of its Subsidiaries at one or more of the business locations set forth in Exhibit 6.1.1 hereto, as updated by Borrowers providing prior
             -------------
written notice to Agent of any new location.

                  6.1.2. Insurance of Collateral. Borrowers shall maintain
                         -----------------------
and pay for insurance upon all Collateral wherever located and with respect to the business of each Borrower and each of its Subsidiaries, covering casualty, hazard, fire and extended coverage, product liability and recall, property damage, public liability, general liability, workers' compensation, flood insurance, earthquake loss insurance (if required by Agent), environmental liability insurance, business interruption and such other risks in such amounts and with such insurance companies as are reasonably customary for similarly situated companies and are reasonably satisfactory to Agent. Borrowers shall deliver certified copies of such policies to Agent as promptly as practicable, with satisfactory lender's loss payable endorsements, naming Agent as a loss payee, assignee or additional insured, as appropriate, as its interest may appear, showing only such other loss payees, assignees and additional insureds as are satisfactory to Agent and with respect to business interruption insurance, an executed collateral assignment thereof. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than ten (10) days' prior written notice to Agent in the event of cancellation of the policy for nonpayment of premium and not less than thirty (30) days' prior written notice to Agent in the event of cancellation of the policy for any other reason whatsoever and a clause specifying that the interest of Agent shall not be impaired, or invalidated by any act or neglect of any Borrower, any of its Subsidiaries or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Borrowers agree to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. All proceeds of business interruption insurance (if any) of a Borrower and its Subsidiaries shall be remitted to Agent for application to the outstanding balance of the Revolving Credit Loans.

                  Unless Borrowers provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrowers' joint and several expense to protect Agent's interests in the Properties of each Borrower and its Subsidiaries. This insurance may, but need not, protect the interests of each Borrower and its Subsidiaries. The coverage that Agent purchases may not pay any claim that a Borrower or any Subsidiary of such Borrower makes or any claim that is made against a Borrower or any such Subsidiary in connection with said Property. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrowers and their Subsidiaries have obtained insurance as required by this Agreement. If Agent purchases insurance, Borrowers will be jointly and severally responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Borrowers and the Subsidiaries may be able to obtain on their own.

                  6.1.3. Protection of Collateral. None of Agent and Lenders
                         ------------------------
shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

                  6.2.   Administration of Accounts.
                         --------------------------

                  6.2.1. Records, Schedules and Assignments of Accounts.
                         ----------------------------------------------
Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form acceptable to Agent. Concurrently with the delivery of each Borrowing Base Certificate described in subsection 8.1.4, or more frequently as reasonably requested by Agent, from and after the date hereof, Borrowers shall deliver to Agent a detailed aged trial balance of all of each Borrower's Accounts, specifying the names, addresses, face values, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request.

                  6.2.2. Discounts, Allowances, Disputes. If a Borrower
                         -------------------------------
grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, such Borrower shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts.

                  6.2.3. Account Verification. Any of Agent's officers,
                         --------------------
employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or a Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Each Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

                  6.2.4. Maintenance of Dominion Account. Each Borrower
                         -------------------------------
shall maintain a Dominion Account or Accounts pursuant to lockbox and blocked account arrangements acceptable to Agent with such banks as may be selected by such Borrower and be reasonably acceptable to Agent. Each Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox and blocked accounts to the Dominion Account for application on account of the Obligations as provided in subsection 3.2.1. All funds deposited in any Dominion Account shall immediately become the property of Agent, for the ratable benefit of Lenders as provided in this Agreement, and each Borrower shall obtain the agreement by the applicable banks in favor of Agent to waive any recoupment, setoff rights, and any security interest in, or against, the funds so deposited. Agent assumes no responsibility for such lockbox and blocked account arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                  6.2.5. Collection of Accounts, Proceeds of Collateral.
                         ----------------------------------------------
Each Borrower agrees that all invoices rendered and other requests made by such Borrower for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a lockbox established pursuant to subsection 6.2.4. To expedite collection, each Borrower shall endeavor in the first instance to make collection of its Accounts for Agent. All remittances received by each Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property, for its benefit and the benefit of Lenders as provided in this Agreement, by such Borrower as trustee of an express trust for Agent's benefit and such Borrower shall immediately deposit same in kind in the Dominion Account. Agent retains the right at all times after the occurrence and during the continuance of an Event of Default to notify Account Debtors that each Borrower's Accounts have been assigned to Agent and to collect each Borrower's Accounts directly in its own name, or in the name of Agent's agent, and to charge the collection costs and expenses, including attorneys' fees, jointly and severally to Borrowers.

                  6.2.6. Taxes. If an Account includes a charge for any tax
                         -----
payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower and to charge any Borrower therefor, except for taxes that (i) are being actively contested in good faith and by appropriate proceedings and with respect to which the applicable Borrower maintains reasonable reserves on its books therefor and
(ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. In no event shall Agent or any Lender be liable for any taxes to any governmental taxing authority that may be due by any Borrower.

                  6.3.   Administration of Inventory.
                         ---------------------------

                  Each Borrower shall keep records of its Inventory which records shall be complete and accurate in all material respects. Each Borrower shall furnish to Agent monthly Inventory reports on the tenth Business Day of each fiscal month, for the preceding fiscal month, or more frequently as reasonably requested by Agent, which reports will be in such other format and detail as Agent shall reasonably request and shall include a current list of all locations of such Borrower's Inventory. Each Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Agent shall reasonably request.

                  6.4.   Records and Schedules of Equipment.
                         ----------------------------------

                  Each Borrower shall keep records of its Equipment which shall be complete and accurate in all material respects itemizing and describing the kind, type, quality, quantity and book value of its Equipment and all dispositions made in accordance with subsection 8.2.9 hereof, and each Borrower shall, and shall cause each of its Domestic Subsidiaries to, furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often (but, unless Default or an Event of Default has occurred and is continuing or is reasonably likely to occur, not more frequently than once per calendar quarter) if reasonably requested by Agent. Promptly after the request therefor by Agent, each Borrower shall deliver to Agent any and all evidence of ownership, if any, of any of its Equipment.

                  6.5.   Payment of Charges.
                         ------------------

                  All amounts chargeable to Borrowers under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Base Rate Revolving Portions from time to time.

                 Section 7. REPRESENTATIONS AND WARRANTIES
                            ------------------------------

                  7.1.   General Representations and Warranties.
                         --------------------------------------

                  To induce Agent and each Lender to enter into this Agreement and to make advances hereunder, each Borrower warrants, represents and covenants to Agent and each Lender, on a joint and several basis, that:

                  7.1.1. Qualification. Each Borrower and each of its
                         -------------
Subsidiaries is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as applicable, in (a) as of the date hereof, each state or jurisdiction listed on Exhibit 7.1.1 hereto and (b) all states
                                     -------------
and jurisdictions in which the failure of such Borrower or any of its Subsidiaries to be so qualified could reasonably be expected to have a Material Adverse Effect.

                  7.1.2. Power and Authority. Each Borrower and each of its
                         -------------------
Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate or other relevant action and do not and will not (i) require any consent or approval of the shareholders of such Borrower or any of the shareholders, partners or members, as the case may be, of any Subsidiary of such Borrower (other than any such consents or approvals which have been obtained); (ii) contravene such Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation, partnership agreement, certificate of formation, by-laws, limited liability agreement, operating agreement or other organizational documents (as the case may be);
(iii) violate, or cause such Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected, including without limitation any Subordinated Note Document and the Convertible Subordinated Debentures, the breach of or default under which could reasonably be expected to have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by such Borrower or any of its Subsidiaries.

                  7.1.3. Legally Enforceable Agreement. This Agreement is,
                         -----------------------------
and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of its Subsidiaries party thereto, enforceable against it in accordance with its respective terms.

                  7.1.4. Capital Structure.
                         -----------------

                       (a) Exhibit 7.1.4 hereto states, as of the date
                           -------------
         hereof, (i) the correct name of each of the Subsidiaries of each Borrower, its jurisdiction of incorporation or organization and the percentage of its Voting Stock owned by such Borrower, (ii) the name of each Borrower's and each of its Subsidiaries' corporate or joint venture Affiliates and the nature of the relationship, (iii) the number, nature and holder of all outstanding Securities of each Borrower and of each Subsidiary of such Borrower, (iv) the number of authorized, issued and treasury Securities of each Borrower and
         (v) the number of shares of Voting Stock of each Borrower reserved for issuance upon exercise of warrants, options or other rights to acquire Voting Stock. Each Borrower has good title to all of the Securities it purports to own of each of such Subsidiaries, free and clear in each case of any Lien (including any restrictions on the right to vote, sell or otherwise dispose of such Securities) other than Permitted Liens of any preemptive or other similar rights to subscribe for or to purchase any such Securities except as set forth on Exhibit 7.1.4. All such Securities have been duly
                         -------------
         issued and are fully paid and non-assessable.

                       (b) Exhibit 7.1.4 hereto states all outstanding
                           -------------
         options to purchase, all equity appreciation and phantom equity rights or plans, all rights and warrants to subscribe for, all commitments and agreements to issue or sell any Securities or obligations convertible into, and any powers of attorney relating to any Securities of any Borrower or any Subsidiary, including the holder, the number of shares covered, the exercise price and the expiration date.

                       (c) Except as set forth on Exhibit 7.1.4, there are
                                                  -------------
         no outstanding agreements or instruments binding upon any of any Borrower's or any of its Subsidiaries' partners, members or shareholders, as the case may be, relating to the ownership of its Securities.

                       (d) Except as set forth on Exhibit 7.1.4, none of the
                                                  -------------
         Borrowers or any of their Subsidiaries will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its shares of capital stock, or other securities.

                       (e) Except as set forth on Exhibit 7.1.4, there are
                                                  -------------
         no statutory or contractual preemptive rights or rights of first offer or refusal or "drag-along," "tag-along" or similar rights with respect to the issuance or transfer of the Warrant or the Voting Stock issuable upon exercise of the Warrant, or with respect to any other issuance or transfer of capital stock (including, without limitation, the Tranche B Lender Shares), or other equity securities, of any Borrower or any of its Subsidiaries.

                       (f) None of the Borrowers or any of their Subsidiaries has violated any applicable securities laws in connection with the offer, sale or issuance of any of its shares of capital stock (including, without limitation, the Tranche B Lender Shares); the offer, sale and issuance of the Warrant and the Voting Stock issuable upon exercise of the Warrant do not and will not require registration under any applicable securities laws.

                       (g) Except as set forth on Exhibit 7.1.4, no
                                                  -------------
         additional shares of capital stock of any Borrower or any of its Subsidiaries will become issuable to any Person pursuant to any "anti-dilution" provisions of any issued and outstanding capital stock of such Borrower or such Subsidiary on account of the issuance of the Tranche B Lender Shares, the Warrant, the exercise of the Warrant or the application of the "anti-dilution" provisions contained in the Warrant or the Equity Documents.

                       (h) There are no agreements among any of the
         stockholders of Falcon with respect to the voting or transfer of Falcon's Voting Stock or with respect to any other aspect of Falcon's affairs, except as set forth on Exhibit 7.1.4.
                                                  -------------

                       (i) Except as set forth on Exhibit 7.1.4, there are
                                                  -------------
         no contractual restrictions or limitations which prohibit the issuance and sale by Falcon of the Tranche B Lender Shares as contemplated hereunder.

                  7.1.5. Names; Organization. As of the date hereof, neither
                         -------------------
any Borrower nor any of its Subsidiaries has been known as or has used any legal, fictitious or trade names except those listed on Exhibit 7.1.5
                                                        -------------
hereto. Except as set forth on Exhibit 7.1.5, as of the date hereof, during
                               -------------
the ten-year period preceding the date hereof, neither any Borrower nor any of its Subsidiaries has been the surviving entity of a merger or consolidation or has acquired all or substantially all of the assets of any Person. As of the date hereof, each Borrower's and each of its Subsidiaries' state(s) or jurisdiction(s) of incorporation or organization, Type of Organization and Organizational I.D. Number is set forth on Exhibit 7.1.5.
                                                            -------------
As of the date hereof, the exact legal name of each Borrower and each of its Subsidiaries is set forth on Exhibit 7.1.5.
                             -------------

                  7.1.6. Business Locations; Agent for Process. Each
                         -------------------------------------
Borrower's and each of its Subsidiary's chief executive office, location of books and records and other places of business are as listed on Exhibit 6.1.1
                                                                -------------
hereto, as updated from time to time by Borrowers in accordance with the provisions of subsection 6.1.1. During the one-year period preceding the date hereof, neither any Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process, other than as listed on Exhibit 6.1.1. All tangible Collateral is and will at all times be
          -------------
kept by a Borrower and its Subsidiaries in accordance with subsection 6.1.1. Except as shown on Exhibit 6.1.1, as of the date hereof, no Inventory is
                   -------------
stored with a bailee, processor, distributor, warehouseman or similar party, nor is any Inventory consigned to any Person. At no time is Inventory of Borrowers and the Subsidiaries with an aggregate value in excess of $750,000 located with third party processors.

                  7.1.7. Title to Properties; Priority of Liens. Each
                         --------------------------------------
Borrower and each of its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each Borrower and each of its Subsidiaries has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of such Borrower's or such Subsidiary's Properties that is not a Permitted Lien, except for claims being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, unless Agent has determined that such claims could reasonably be expected to materially and adversely effect the Collateral or the value thereof. The Liens granted to Agent under
Section 5 hereof are first priority Liens, subject only to Permitted Liens.

                  7.1.8. Accounts. Agent may rely, in determining which
                         --------
Accounts are Eligible Accounts, on all statements and representations made by each Borrower with respect to any Account or Accounts. With respect to each of each Borrower's Accounts arising in the ordinary course of business from the sale of goods or the rendition of services, whether or not such Account is an Eligible Account, unless otherwise disclosed to Agent in writing:

                           (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                           (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by such Borrower, in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower and the Account Debtor;

                           (iii) It is for a liquidated amount maturing as
                  stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

                           (iv) To the best of such Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Agent with respect thereto; and

                           (v) To the best of such Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and to the best of such Borrower's knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

                  7.1.9.  Equipment. The Equipment of each Borrower and its
                          ---------
Subsidiaries is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted. Neither any Borrower nor any of its Domestic Subsidiaries will permit any Equipment to become affixed to any real Property leased to any Borrower or any of its Domestic Subsidiaries so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Agent, and no Borrower will permit any of the Equipment of any Borrower or any of its Domestic Subsidiaries to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Agent.

                  7.1.10. Financial Statements; Fiscal Year.
                          ---------------------------------

                       (a) The Consolidated and consolidating (showing all Borrowers and Domestic Subsidiaries as a Consolidated entity and the Foreign Subsidiaries on a consolidating basis) balance sheets of Falcon and its Subsidiaries (including the accounts of all Subsidiaries of Falcon and their respective Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of November 1, 2003, and the related statements of income, changes in shareholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly in all material respects the financial positions of Falcon and such Persons, taken as a whole, at such dates and the results of Falcon's and such Person's operations, taken as a whole, for such periods. As of the date hereof except as disclosed on Exhibit 7.1.10, since November 1,
                                       --------------
         2003, there has been no material adverse change in the financial position of Falcon and such other Persons, taken as a whole, as reflected in the Consolidated balance sheet as of such date. As of the date hereof, the fiscal year of Falcon and each of its Subsidiaries ends on the Saturday closest to October 31st of each year.

                       (b) The Borrowers have furnished to the Agent and each Lender, a Consolidated balance sheet of the Borrowers and the Domestic Subsidiaries as of the Closing Date, as adjusted to give pro forma effect to the consummation of the transactions contemplated by this Agreement and the Tranche B Loan Documents as if such transactions had occurred on such date (the "Pro Forma
                                                              ---------
         Closing Balance Sheet"). Exhibit 7.1.10 sets forth a true, correct
         ---------------------    --------------
         and complete copy of the Pro Forma Closing Balance Sheet, together with footnotes describing the pro forma adjustments and the assumptions underlying the Pro Forma Closing Balance Sheet. The Pro Forma Closing Balance Sheet fairly presents in all material respects the pro forma consolidated financial position of Borrowers and the Domestic Subsidiaries as of the Closing Date, and properly gives effect to the application of the pro forma adjustments described therein and contemplated herein. All assumptions underlying the Pro Forma Closing Balance Sheet were made in good faith and are reasonable under the circumstances and no Borrower is aware of any facts or information that would lead it to believe that such pro forma adjustments are incorrect or misleading in any respect.

                  7.1.11. Full Disclosure. After due inquiry of the
                          ---------------
directors, officers and employees of Borrowers having knowledge of the matters represented, warranted or stated herein, neither this Agreement nor any other Loan Document, nor any certificate, report, questionnaire (including, without limitation any management questionnaire), statement (including the financial statements referred to in subsection 7.1.10) or document furnished by or on behalf of any Borrower or Subsidiary (including, without limitation, all statements and materials prepared or furnished to Agent or any Lender in connection with its due diligence inquiries, including all materials delivered in response to any due diligence request), nor any representation or warranty contained in any of the foregoing, whether included in any materials provided to the Agent or any Lender prior to the date hereof or included in this Agreement or any other Loan Document or in any other document or instrument delivered at any time on or prior to the Closing Date, is, or will be, untrue with respect to any material fact or omits, or will omit, to state a material fact necessary in order to make the statement made herein or therein, in light of the circumstances in which such statement was made, not misleading; provided that no statement or
                                         --------
document delivered prior to the date of this Agreement shall be the basis for any claim or breach under this subsection 7.1.11 if such statement or document was clearly updated by the representations and warranties contained in this Agreement. There are not facts or circumstances existing which would reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate.

                  7.1.12. Solvent Financial Condition. Each Borrower and
                          ---------------------------
each of its Subsidiaries is, as of the date hereof, and, after giving effect to the initial Loans to be made and the initial Letters of Credit and LC Guaranties to be issued hereunder and all related transactions (including the making of the Tranche B Loans), will be, Solvent.

                  7.1.13. Surety Obligations. Except as set forth on Exhibit
                          ------------------                         -------
7.1.13, as of the date hereof, neither any Borrower nor any of its
------
Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  7.1.14. Taxes. As of the date hereof, the federal tax
                          -----
identification number of each Borrower and Domestic Subsidiary of each Borrower is shown on Exhibit 7.1.14 hereto. Each Borrower and each of its
                     --------------
Subsidiaries has filed all federal or other national, state and local tax returns and other reports relating to taxes it is required by law to file, other than returns and reports with respect to taxes in an aggregate amount not in excess of $100,000 at any time, and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and each Borrower and each of its Subsidiaries maintains reasonable reserves on its books therefor, other than taxes in an aggregate amount not in excess of $100,000 at any time. The provision for taxes on the books of each Borrower and its Subsidiaries is adequate for all years not closed by applicable statutes, and for the current fiscal year.

                  7.1.15. Brokers. Except as shown on Exhibit 7.1.15 hereto,
                          -------                     --------------
there are no claims for brokerage commissions, finder's fees or investment banking fees payable by Borrowers in connection with the transactions contemplated by this Agreement, the Existing Loan Agreement or any prior transaction whether consummated or not.

                  7.1.16. Patents, Trademarks, Copyrights and Licenses. Each
                          --------------------------------------------
Borrower and each of its Subsidiaries owns, possesses or licenses or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses and other Intellectual Property necessary for the present and planned future conduct of its business without any known conflict with the rights of others, except for such conflicts as could not reasonably be expected to have a Material Adverse Effect. All such patents, trademarks, service marks, tradenames, copyrights, licenses, and other similar rights as of the date hereof are listed on Exhibit 7.1.16 hereto. As
                                                   --------------
of the date hereof, no claim has been asserted to any Borrower or any of its Subsidiaries which is currently pending that their use of their Intellectual Property or the conduct of their business does or may infringe upon the Intellectual Property rights of any third party. To the knowledge of each Borrower and except as set forth on Exhibit 7.1.16 hereto, as of the date
                                    --------------
hereof, no Person is engaging in any activity that infringes in any material respect upon any Borrower's or any of its Subsidiaries material Intellectual Property. Except as set forth on Exhibit 7.1.16, each Borrower's and each of
                                 --------------
its Subsidiary's (i) material United States trademarks, service marks, and copyrights are registered with the U.S. Patent and Trademark office or in the U.S. Copyright Office, as applicable and (ii) material license agreements and similar arrangements relating to its Inventory (1) permits, and does not restrict, the assignment by any Borrower or any of its Domestic Subsidiaries to Agent, or any other Person designated by Agent, of all of such Borrower's or such Domestic Subsidiary's, as applicable, rights, title and interest pertaining to such license agreement or such similar arrangement and (2) would permit the continued use by such Borrower or such Domestic Subsidiary, or Agent or its assignee, of such license agreement or such similar arrangement and the right to sell Inventory subject to such license agreement for a period of no less than six (6) months after a default or breach of such agreement or arrangement. The consummation and performance of the transactions and actions contemplated by this Agreement and the other Loan Document, including without limitation, the exercise by Agent of any of its rights or remedies under Section 10, will not result in the termination or impairment of Borrower's or any Subsidiary's ownership or rights relating to its Intellectual Property, except for such Intellectual Property rights the loss or impairment of which could not reasonably be expected to have a Material Adverse Effect. Except as listed on Exhibit
                                                                -------
7.1.16 and except as could not reasonably be expected to have a material
------
Adverse Effect, (i) neither any Borrower nor any of its Subsidiaries is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property and (ii) to the knowledge of each Borrower, no other party to such license or sublicense is in breach thereof or default thereunder, and such license is valid and enforceable.

                  7.1.17. Governmental and Third Party Consents. Each
                          -------------------------------------
Borrower and each of its Subsidiaries has, and is in good standing with respect to, all governmental and (as applicable) third party Consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or so maintain such rights could not reasonably be expected to have a Material Adverse Effect. Except for the Consents that have already been obtained or made, no Borrower or Subsidiary is required to obtain any material consent from, or is required to make any declaration or filing with, any governmental authority or any other Person in connection with the execution, delivery and performance of this Agreement or any other Loan Document, or for the purpose of maintaining in full force and effect any operating licenses. Each of the Consents which have been obtained or made in connection with the execution, delivery and performance of this Agreement, any other Loan Document is in full force and effect. The time within which any administrative or judicial appeal, reconsideration, rehearing or other review of any such Consent may be taken or instituted has lapsed, and no such appeal, reconsideration or rehearing or other review has been taken or instituted.

                  7.1.18. Compliance with Laws; Operating Licenses. Each
                          ----------------------------------------
Borrower and each of its Subsidiaries has duly complied, and its Properties, business operations and leaseholds are in compliance with, the provisions of all federal, state and local laws, rules and regulations applicable to such Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect, and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Borrower and each of its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all federal, state and local rules, laws and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section 201 et seq.), as amended. Exhibit 7.1.18 sets forth a true, correct and complete list of
            --------------
all material Operating Licenses held by the Borrowers and their Subsidiaries in connection with the ownership of its or their assets or the conduct of its or their businesses (which Exhibit 7.1.18 shall set forth, with respect
                               --------------
to each material Operating License, its name, the issuing Person, the date it was issued and the date of expiration), and such Operating Licenses constitute all of the material Operating Licenses required under applicable laws to own their respective assets or conduct their respective businesses as now conducted and as proposed to be conducted. All of the material Operating Licenses obtained by the Borrowers and their Subsidiaries are validly issued and in full force and effect, and the Borrowers and their Subsidiaries have fulfilled and performed in all material respects their obligations with respect thereto and have full power and authority to operate thereunder. Except as set forth on Exhibit 7.1.18, no Borrower or
                                           --------------
Subsidiary is aware of any law, rule,
regulation, decree, order or position issued, enacted or published by any governmental authority to the effect that the business of the Borrowers and their Subsidiaries or any aspect thereof is unlawful or is being or will be challenged.

                  7.1.19. Restrictions. Neither any Borrower nor any of its
                          ------------
Subsidiaries is a party to or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 7.1.19 hereto, none of which prohibit the execution of or
         --------------
compliance with this Agreement or the other Loan Documents by any Borrower or any of its Subsidiaries, as applicable.

                  7.1.20. Litigation. Except as set forth on Exhibit 7.1.20
                          ----------                         --------------
hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of each Borrower, threatened, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  7.1.21. No Defaults. No event has occurred and no
                          -----------
condition exists which would, upon or after the execution and delivery of this Agreement or any Borrower's performance hereunder, constitute a Default or an Event of Default under this Agreement, or a default or event of default under and as described in any of the Subordinated Note Documents or Convertible Subordinated Debentures. Except as described on Exhibit 7.1.21,
                                                            --------------
neither any Borrower nor any of its Subsidiaries is in default in (and no event has occurred and no condition exists which constitutes, or which the passage of time or the giving of notice or both would constitute, a default
in) the payment of any Indebtedness to any Person for Money Borrowed, including without limitation any Indebtedness under the Subordinated Note Documents and the Convertible Subordinated Debentures.

                  7.1.22. Personal Property Leases. Exhibit 7.1.22 hereto is
                          ------------------------  --------------
a complete listing of all capitalized and operating personal property leases of each Borrower and its Subsidiaries as of the date hereof. Each Borrower and each of its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  7.1.23. Pension Plans. For purposes of this subsection
                          -------------
7.1.23, the term "Company" shall include all Borrowers, Domestic Subsidiaries and any Person that is aggregated with the Borrowers and the Domestic Subsidiaries under Section 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, as amended, or any successor statute, and the treasury regulations promulgated thereunder (the "Code"). However, this subsection
7.1.23 will not apply to a "Multiemployer Plan" (as defined in Section 4001(a)(3) of ERISA), except as expressly referred to herein.

                       (a) Exhibit 7.1.23 sets forth a true, correct and
                           --------------
         complete list of:

                           (i) Each termination or severance agreement involving (A) any Company, on the one hand, and any of its respective employees whose annual compensation is at a base rate equal to or exceeding $50,000, on the other hand or (B) total payments in excess of $50,000;

                           (ii) All employee benefit plans, as defined in ERISA Section 3(3); and

                           (iii) All other profit-sharing, bonus, stock
                  option, stock purchase, stock bonus, restricted stock, stock appreciation right, phantom stock, vacation pay, holiday pay, tuition reimbursement, scholarship, severance, deferred compensation, dependent care assistance, excess benefit, incentive compensation, salary continuation, supplemental retirement, employee loan or loan guarantee program, split dollar, cafeteria plan, group or individual health, dental, medical, life insurance, survivor benefit or similar plan, policy or arrangement, whether formal or informal, written or oral;

in each case maintained or contributed to by any Company for the benefit of its current or former directors, employees or other service providers and/or their beneficiaries. All of these types of arrangements shall be collectively referred to as "Plans". An arrangement will not fail to be a Plan simply because it only covers one individual, or because the obligations of a Company under the plan arise by reason of its being a "successor employer" under applicable laws. Furthermore, a Voluntary Employees' Beneficiary Association under Section 501(c)(9) of the Code will be considered a Plan for this purpose.

                       (b) The Borrowers have delivered to the Agent a true and complete copy of the following documents, to the extent that they are applicable:

                           (i) Each Plan and any related funding agreements (e.g., trust agreements, custodial agreements or insurance
                   ----
                  contracts), including all amendments (and Exhibit 7.1.23
                                                            --------------
                  includes a description of any such amendment that is not in writing);

                           (ii) The current summary plan description and all subsequent summaries of material modifications of each Plan;

                           (iii) The most recent Internal Revenue Service
                  determination letter or opinion letter for each Plan that is intended to qualify for favorable income tax treatment under Section 401(a) or 501(c)(9) of the Code, which letter reflects all amendments that have been made to the plan (except as set forth in Exhibit 7.1.23) and any
                                               --------------
                                    -48-


                  other governmental advisory opinions, rulings, compliance statements, closing agreements or similar materials specific to each Plan; and

                           (iv) The annual reports (including all applicable Schedules and the opinions of the independent accountants), actuarial reports or disclosure materials submitted to any governmental agency in the current or any of the two preceding plan years; and

                           (v)   any services agreement.

                       (c) All costs of administering and contributions required to be made to each Plan under the terms of that Plan, ERISA, the Code, or any other applicable law have been timely made, and are fully deductible in the year for which they were paid, except as set forth on Exhibit 7.1.23. All other amounts that
                                --------------
         should be accrued to date as liabilities of the Company under or with respect to each Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the Plan have been recorded on the books of the Company. There will be no liability of the Company (i) with respect to any Plan that has previously been terminated, or (ii) under any insurance policy or similar arrangement procured in connection with any Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability arising wholly or partially out of events occurring before the Closing Date.

                       (d) Each Plan has been operated at all times in accordance with its terms, and complies currently in all material respects, and has complied in the past in all material respects, both in form and in operation, with all applicable laws, including ERISA and the Code, except as set forth on Exhibit 7.1.23. Except
                                                    --------------
         as set forth on Exhibit 7.1.23, the Internal Revenue Service has
                         --------------
         issued a favorable determination letter or opinion letter with respect to each Plan that is intended to qualify under Section 401(a) or 501(c)(9) of the Code, and nothing has occurred (either before or after the date of the letter) which has resulted or is likely to result in the revocation of such qualification or which requires or could require action under the compliance resolution programs of the Internal Revenue Service to preserve such qualification.

                       (e) The Company does not maintain any Plan that provides (or will provide) medical or death benefits following termination of employment, other than benefits that are required to be provided under COBRA or any state law continuation coverage or conversion rights. The Company has complied in all material respects with the continuation coverage requirements of COBRA.

                       (f) There are no investigations, proceedings, lawsuits or claims pending (other than claims pending in the ordinary course of the administration of a Plan) or, to the best knowledge of the Company, threatened relating to any Plan and to the best knowledge of the Company there is no basis for any such investigation, proceeding, lawsuit or claim, except as set forth on
         Exhibit 7.1.23.
         --------------

                       (g) No Company has any intention or commitment, whether legally binding or not, to create any additional Plan, or to modify any existing Plan so as to increase benefits to participants or the cost of maintaining the Plan. The benefits under all Plans are as represented, and have not been, and will not be increased subsequent to the date documents are provided to the Agent except in the ordinary course of business and consistent with competitive business standards. No statement, either oral or written, has been made by a Company (or any agent of a Company) to any Person regarding any Plan that did not accurately reflect the terms and operations of such Plan. Company has not undertaken to maintain any Plan for any period of time and each such Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable law.

                       (h) None of the persons performing services for a Company is improperly classified as being independent contractors, leased employees, or as being exempt from the payment of wages for overtime.

                       (i) None of the Plans provide any benefits that (i) become payable or become vested solely as a result of the consummation of the transactions contemplated by this Agreement or
         (ii) would result in excess parachute payments (within the meaning of Section 280G of the Code), either (A) solely as a result of the consummation of the transactions contemplated by this Agreement or
         (B) as a result of the consummation of the transactions contemplated by this Agreement and any actions taken by the Lenders after the Closing Date. Furthermore, the consummation of the transactions contemplated by this Agreement will not require the funding (whether formal or informal) of the benefits under any Plan (e.g., contributions to a "rabbi trust").
          ----

                       (j) None of the assets of any Plan that is a "pension plan" within the meaning of Section 3(2) of ERISA are invested in a group annuity contract or other insurance contract that is subject to any surrender charge, interest rate adjustment, or other similar expense upon its premature termination.

                       (k) No Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation, or similar proceeding.

                       (l) No Plan is a Multiemployer Plan.

                       (m) In the case of each Plan that is subject to Code
         Section 412, there is no accumulated funding deficiency (within the meaning of Code Section 4971), whether or not such deficiency has been waived, except as set forth on Exhibit 7.1.23.
                                             --------------

                       (n) No liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation or any Multiemployer Plan has been incurred by Company or any Affiliate thereof (other than insurance premiums satisfied in due course).

                       (o) No Termination Event has occurred nor has any other event occurred that may result in such a Termination Event. For purposes of the foregoing, "Termination Event" means (1) any Reportable Event with respect to any Plan; (2) any event that could cause Company to incur liability under Sections 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 of the Internal Revenue Code; (3) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under
         Section 4041 of ERISA; (4) the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; or (5) any other event or condition which could constitute grounds under
         Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                       (p) Neither any Plan nor any party in interest with respect thereof, has engaged in a prohibited transaction which could subject Company directly or indirectly to liability under
         Section 409 or 502(i) of ERISA or Section 4975 of the Code.

                       (q) Neither any Borrower nor any of its Subsidiaries is a "party in interest" within the meaning of Section 3(14) of ERISA, as amended, with respect to either the General Motors Welfare Benefit Trust or any employee benefit plan having an interest therein.

                  7.1.24. Trade Relations. There exists no actual or, to
                          ---------------
each Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower and its Subsidiaries, or with any material supplier, except in each case, where the same could not reasonably be expected to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would prevent any Borrower or any of its Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                  7.1.25. Labor Relations. Except as described on Exhibit
                          ---------------                         -------
7.1.25 hereto, as of the date hereof, neither any Borrower nor any of its
------
Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that could not reasonably be expected to have a Material Adverse Effect.

                  7.1.26. Common Enterprise. Borrowers are engaged in the
                          -----------------
businesses of the manufacturing of furniture for the commercial market, as well as in certain other businesses. These operations require financing on a basis such that the credit supplied can be made available from time to time to Borrowers, as required for the continued successful operation of Borrowers taken as a whole. Borrowers have requested the Lenders to make credit available hereunder for the purposes set forth herein and generally for the purposes of financing the operations of Borrowers. Each Borrower and each Subsidiary of each Borrower expects to derive benefit (and the Board of Directors of each Borrower and each Subsidiary of each Borrower has determined that such Borrower or Subsidiary may reasonably be expected to derive benefit), directly or indirectly, from a portion of the credit extended by Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of each Borrower and each Subsidiary of each Borrower is dependent on the continued successful performance of the functions of the group as a whole. Each Borrower acknowledges that, but for the agreement of each of the other Borrowers to execute and deliver the Loan Documents to which it is a party, Agent and Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

                  7.1.27. Disclosures re: Subordinated Note Indenture. As of
                          -------------------------------------------
the Closing Date, (a) all Restricted Subsidiaries and all Unrestricted Subsidiaries are listed on Exhibit 7.1.27 hereto, (b) all Subordinated Note
                           --------------
Guarantors are listed on Exhibit 7.1.27, (c) the aggregate amount applied by
                         --------------
Borrowers and their Subsidiaries during the period commencing on June 17, 1999 and ending on the Closing Date to permanently repay Indebtedness for Money Borrowed (and, if any such Indebtedness was revolving credit Indebtedness, to reduce commitments with respect thereto) under a Credit Facility as a result of asset dispositions is $150,500, and such reductions are described on Exhibit 7.1.27 and (d) the aggregate amount of investments
                 --------------
made in Foreign Subsidiaries during the period commencing on June 17, 1999 and ending on the Closing Date is 100 Hong Kong Dollars, together with such Investments as are described on Exhibit 7.1.27, (i) other than the loan
                                --------------
facilities evidenced by this Agreement and the Tranche B Loan Documents, there are no Credit Facilities in existence, (ii) other than the Obligations and the obligations under the Tranche B Loan Documents, there is no Designated Senior Debt in existence and (iii) this Agreement and the Tranche B Loan Documents are included in the terms "Credit Agreement" and "Credit Facility" for purposes of, and as each term is defined in, the Subordinated
Note Indenture and the Obligations constitute "Permitted Indebtedness", a "Credit Facility", "Senior Debt" and "Designated Senior Debt" for purposes of, and as each such term is defined in, the Subordinated Note Indenture and "Specified Senior Debt" and "Senior Debt" for purposes of, and as each such term is defined in the Convertible Subordinated Debentures. Before giving effect to the loans and transactions contemplated hereunder and under the Tranche B Loan Agreement, there is at least $2,500,000 of unused availability under subclause (ix) of the definition of "Permitted Indebtedness" set forth in the Subordinated Note Indenture.

                  7.1.28. Non-Operating Subsidiaries. As of the date hereof,
                          --------------------------
none of Shelby FSC Corp., Madison Furniture Industries, Inc., Thonet International (UK) Limited, Fundiciones Tecnicas, S.A., Falcon de Baja California, S.A. de C.V., The Falcon Companies International, Inc., The Falcon Companies HK Limited, or Falcon Holdings, Inc., each a Subsidiary of Falcon, has any material assets, operations, business, liabilities or contingent liabilities.

                  7.1.29. Existing Indebtedness; Existing Liens;
                          --------------------------------------
Investments; Etc.
----------------

                       (a) Exhibit 7.1.29(a) sets forth a true, correct and
                           -----------------
         complete list, and describes, as of the date or dates indicated therein, as applicable:

                           (i) all Indebtedness of each of the Borrowers and their Subsidiaries immediately prior to the Closing Date (other than trade payables), showing, as to each Indebtedness, the payee thereof, the total amount outstanding (by principal, interest and other amounts, if applicable) and the maturity date;

                           (ii) all Liens immediately prior to the Closing Date (other than Permitted Liens) in respect of any property or assets of any Borrower or Subsidiary, showing, as to each Lien, the name of the grantor and secured party, the Indebtedness secured thereby, the name of the debtor (if different from the grantor) and the assets or other property covered by such Lien;

                           (iii) all Permitted Liens;

                           (iv) all Investments of the Borrowers and their Subsidiaries outstanding immediately prior to the Closing Date;

                           (v) all UCC financing statements existing as of October 5, 2004, naming any Borrower or Subsidiary as a debtor, showing, as to each financing statement, the basis for the filing; and

                           (vi)  the trade payables aging schedule (the
                  "Payables Aging Schedule") for each of the Borrowers and their Subsidiaries identifying, among other things, all Past Due Payables as of September 30, 2004.

                       (b) No Borrower or Subsidiary has on the Closing Date, any Contingent Obligations, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected in the Pro Forma Closing Balance Sheet.

                       (c) Exhibit 7.1.29(c) sets forth a true, correct and
                           -----------------
         complete list of all Subordinated Debt of any of the Borrowers of their Subsidiaries.

                  7.1.30. Absence of Certain Changes. Except as set forth on
                          --------------------------
Exhibit 7.1.30(a), and as contemplated as part of the transactions evidenced
-----------------
by this Agreement and the Tranche B Loan Documents, since November 1, 2003, there has not been, and there is no agreement, commitment or obligation to do, any of the following:

                       (a) Any transaction involving any Borrower or Subsidiary not in the ordinary course of business, including, without limitation, any sale of any assets or properties (other than inventory in the ordinary course of business);

                       (b) Any declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to the capital stock of Falcon, or any redemption, purchase or other acquisition of securities of any Borrower or Subsidiary, or any payment to any equity holder of Falcon not in his, her or its capacity as an equity holder;

                       (c) Any damage, destruction or loss over $50,000 in value, whether or not covered by insurance, to any material assets or properties of any Borrower or any Subsidiary;

                       (d) Any Material Adverse Effect;

                       (e) Any loan or advance made by any Borrower or Subsidiary to any Person, except normal travel advances or other reasonable business expense advances made in the ordinary course of business to its own employees;

                       (f) Any Indebtedness for Money Borrowed incurred by any Borrower or Subsidiary or any commitment to incur Indebtedness for Money Borrowed entered into by any Company Party (other than as contemplated by this Agreement or the Tranche B Loan Documents);

                       (g) Any Capital Expenditures or commitments to make Capital Expenditures in excess of the amount reflected in the Initial Financial Projections;

                       (h) Any indemnity or other claims made by or against any Borrower or Subsidiary with respect to or in connection with any acquisition or sale or other disposition, whether direct or indirect, of the capital stock or assets of any other Person;

                       (i) Any amendment or other modification to the organizational documents of any Borrower or any Subsidiary;

                       (j) The formation or creation of any direct or indirect Subsidiary of any Borrower or Subsidiary, or the disposition of the capital stock or assets of any Borrower or Subsidiary;

                       (k) Any waiver by any Borrower or Subsidiary of a valuable right or of Indebtedness owed to it in excess of $50,000;

                       (l) Any payment, satisfaction, discharge or cancellation of any debts or claims of any Borrower or Subsidiary in excess of $50,000 other than in the ordinary course of business consistent with past practices;

                       (m) Any material amendment or modification or any termination of (i) any material contract or any material agreement to which any Borrower or Subsidiary is a party or by which any such Person or any of its assets or properties may be bound or subject or (ii) any employment or consulting agreement;

                       (n) Any change in the Contingent Obligations of any Borrower or Subsidiary, by way of guarantee or otherwise;

                       (o) Any mortgage, pledge or Lien (other than Permitted Liens) encumbering any of the assets or properties of any Borrower or Subsidiary, or any assumption of, or taking any assets or properties subject to, any liability;

                       (p) Any resignation by, or termination of the employment of, any director or officer of any Borrower or Subsidiary;

                       (q) Any Investment by any Borrower or Subsidiary in the capital stock of any Person;

                       (r) Any payment of management, consulting or similar fees by any Borrower or Subsidiary to any of its Affiliates;

                       (s) Any offer, issuance or sale of any shares of capital stock of any Borrower or Subsidiary;

                       (t) Any alteration or change in any Borrower's or Subsidiary's credit guidelines and policies, charge-off policies or accounting methods, quality control procedures or policies or manner of preparing its financial statements or maintaining its books of account;

                       (u) Any increase in, or commitment to increase, the salaries, wages, bonuses or other compensation payable or to become payable to any officer or other employee of any Borrower or Subsidiary, other than increases in salaries and wages in the ordinary course of business consistent with past practices;

                       (v) Any adoption by any Borrower or Subsidiary of any new benefit or incentive plan or amendment to any existing benefit or incentive plan to provide any new or additional plans, programs, contracts, benefits or arrangements involving direct or indirect compensation to any officer, director, employee, former employee, or their dependents or beneficiaries, of any Borrower or Subsidiary;

                       (w) Any settlement of any litigation, entry of a consent decree or entry of any judgment against any Borrower or Subsidiary with a value of $50,000 or more;

                       (x) Any revaluation by any Borrower or Subsidiary of any of its assets, including without limitation, any write-offs, increases in any reserves except in the ordinary course of business consistent with past practice or any write-up or write-down of the value of inventory, property, plant, equipment or any other asset;

                       (y) The occurrence of any other event or the development of any other condition which has had or would reasonably be expected to have a Material Adverse Effect.

                  7.1.31. Material Contracts.
                          ------------------

                       (a) Exhibit 7.1.31(a) sets forth a true, correct and
                           -----------------
         complete list of all contracts, commitments, licenses, agreements, obligations or binding arrangements, whether oral or written, to which any Borrower or Subsidiary is a party (or intends to become a party) or to which any of its assets or properties is bound:

                           (i) under which any Borrower or Subsidiary is indemnified for or against any liability in excess of $50,000 or under which any Borrower or Subsidiary is or could be obligated to indemnify any Person in excess of $50,000;

                           (ii) under which any Borrower or Subsidiary leases personal property from or to third parties under capital leases which involve rental payments of at least $25,000 per annum or under operating leases which involve rental payments of at least $25,000 per annum;

                           (iii) for the purchase or sale of products or other personal property or for the furnishing or receipt of services (A) which calls for performance over a period of more than one (1) year and which involves payments of more than the $50,000 per year in the aggregate or (B) in which any Borrower or Subsidiary has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from any Person;

                           (iv) (A) granting representation, marketing or distribution rights or (B) relating to Intellectual Property (including, without limitation, license, franchise, development or similar agreements other than those listed in response to item (xiv) below);

                           (v) under which any Borrower or Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness in excess of $25,000;

                           (vi) establishing or maintaining any partnership, joint venture or strategic alliance;

                           (vii) under which there is or may be imposed a security interest or other Lien on any of its assets, whether tangible or intangible, the net book value or fair market value of which is in excess of $50,000 (other than the security interests or Liens granted in favor of the Agent);

                           (viii) concerning any confidentiality or
                  non-solicitation obligations entered into outside the ordinary course of business;

                           (ix) under which any Borrower or Subsidiary is restricted from carrying on its business or any part thereof, or from competing in any line of business or with any Person;

                           (x)    with officers, directors, employees,
                  consultants or independent contractors of any Borrower or Subsidiary;

                           (xi) involving any Affiliates of any Borrower or Subsidiary;

                           (xii) under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect;

                           (xiii) under which any Borrower or Subsidiary
                  will (A) receive aggregate payments from customers, (B) make aggregate payments to vendors or other suppliers or
                  (C) make or receive aggregate payments to or from any other Persons, in each case in excess of $50,000 per annum;

                           (xiv)  which are franchise agreements or
                  development agreements; and

                           (xv) not entered into in the ordinary course of business and not otherwise disclosed on Exhibit 7.1.31(b)
                                                          -----------------
                  in response to any of the foregoing clauses.

         All of the contracts, commitments, licenses, agreements, obligations or arrangements described in clauses (i) through (xv) above, together with the Loan Documents, the Tranche B Loan Documents, the Subordinated Debt Documents and the Convertible Subordinated Debentures, the real property leases, subleases, licenses and other interests described in subclause 7.1.35, whether entered into prior to, on or after the Closing Date, and the Agreements with officers, are collectively referred to herein as the "Material Contracts". The Borrowers have delivered or made
              ------------------
         available to the Agent true and complete copies of each Material Contract in existence as of the date hereof.

                       (b) Except as disclosed on Exhibit 7.1.31(b), each
                                                  -----------------
         Material Contract existing as of the date hereof is a legal, valid and binding obligation of the applicable Borrowers and Subsidiaries that are party thereto, on the one hand, and the other parties thereto, on the other hand, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, and is in full force and effect. The Borrowers and Subsidiaries, and to their knowledge, each other party to each Material Contract existing as of the date hereof are in substantial compliance with the terms thereof, and no default or event of default by any Borrower or Subsidiary or, to their best knowledge, any other party thereto exists thereunder.

                  7.1.32. Transactions with Affiliates.
                          ----------------------------

                       (a) Except as set forth on Exhibit 7.1.29(a), there
                                                  -----------------
         is no Indebtedness owing by any Borrower or Subsidiary or any of their Affiliates to any other Borrower or Subsidiary or any of their respective Affiliates.

                       (b) Except as set forth on Exhibit 7.1.32,
                                                  --------------
         immediately following the Closing Date:

                           (i) no Borrower or Subsidiary will be indebted, directly or indirectly, to any of its own officers, directors, managers, members, partners, shareholders or employees, or the officers, directors, managers, members, partners, shareholders or employees of its Affiliates, or to any members of the immediate families of such officers, directors, managers, members, partners, shareholders or employees except for, in the case of employees, compensation payable in the ordinary course of business and reasonable travel advances accrued in the ordinary course of business consistent with past practices;

                           (ii)  no officer, director, manager, member,
                  partner, shareholder or employee of any Borrower or Subsidiary, and no members of their immediate families, will (A) be indebted to any Borrower or Subsidiary in any amount whatsoever or (B) have any direct or indirect ownership interests in any Person which competes, directly or indirectly, with any Borrower or Subsidiary, other than the ownership of less than two percent of any class of publicly-traded securities; and

                           (iii) there are no voting or similar agreements
                  between or among the partners or members of any Borrower or Subsidiary.

                       (c) Except for the matters set forth on Exhibit
                                                               -------
         7.1.32 or Exhibit 7.1.39 and the entry by Falcon into the Tranche B
         ------    --------------
         Loan Documents and the performance of its obligations thereunder, no officer, director, manager, member, partner, shareholder or employee of any Borrower or Subsidiary, and no member, or Affiliate of a member, or the immediate families of any of the foregoing, has any direct or indirect interest in any contract (including, without limitation, franchise agreements, development agreements and supply agreements (whether oral or written)), commitment, license, agreement, obligation or arrangement to which any Borrower or Subsidiary is a party.

                       (d) No Borrower or Subsidiary is a party to any agreement relating to the voting or disposition of the capital stock of any other Borrower or any Subsidiary.

                       (e) Since November 1, 2003, except as disclosed on
         Exhibit 7.1.23 or Exhibit 7.1.32, no shareholder, employee,
         --------------    --------------
         officer, director, member, manager, partner or Affiliate of any Borrower or Subsidiary, and no member, or Affiliate of a member, of the immediate family of any such Person, has engaged in any transaction or relationship with any Borrower or Subsidiary (other than with respect to compensation payable to its employees and reasonable travel advances accrued in the ordinary course of business).

                       (f) No Borrower or Subsidiary has any outstanding loan or advance of funds to any of its or their Affiliates' officers, directors, employees, members, managers, partners or shareholders, or to any member of the immediate families of any of the foregoing.

                  7.1.33. Investment Company Act. No Borrower or Subsidiary
                          ----------------------
is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  7.1.34. Governmental Regulation. No Borrower or Subsidiary
                          -----------------------
is (i) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) subject to regulations under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

                  7.1.35. Real Property.
                          -------------

                       (a) Exhibit 7.1.35 sets forth a true, correct and
                           --------------
         complete list of all real Property in which any Borrower or Domestic Subsidiary owns or holds a fee interest, which list includes, as to each parcel of such real Property, the legal owner, its common name, a legal description and the name of any mortgagee or trustee thereof.

                       (b) Exhibit 7.1.35 sets forth a true, correct and
                           --------------
         complete list of all real Property leases, subleases or licenses pursuant to which any Borrower or Domestic Subsidiary is a lessor, lessee, sublessor, sublessee, licensor or licensee, in each case as amended through the date hereof, which list includes the street address, the identity of the lessors, lessees, sublessors, sublessees, licensors or licensees, or with respect to which a Borrower or Domestic Subsidiary has guarantied the obligations of any other Person, the term thereof (referencing applicable extension or renewal periods, the rent payment terms, maximum potential exposure and the current use). The Borrowers and Domestic Subsidiaries have delivered to the Agent true, correct and complete copies of each such lease, sublease or license. The real Property interests described or listed on Exhibit 7.1.35 constitute all of
                                          --------------
         the interests in real Property owned, leased or otherwise held for use by any Borrower or Domestic Subsidiary. With respect to each such lease, sublease and license, except as set forth on Exhibit
                                                                  -------
         7.1.35:
         ------

                          (i) there are no disputes, oral agreements or forbearance programs in effect as to any such lease, sublease or license; and

                          (ii) no Borrower or Domestic Subsidiary has
                  assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest therein.

                       (c) No consent of any party to any lease, sublease, license or mortgage is required in connection with the consummation of the transactions contemplated by this Agreement or the other Loan Documents, and no such event shall be prohibited by, or shall constitute a default under, any such lease, sublease, license or mortgage.

                  7.1.36. Environmental Matters. Except as set forth in
                          ---------------------
Exhibit 7.1.36:
--------------

                       (a) Each Borrower and Domestic Subsidiary and each Site is in compliance with all, and no Borrower or Domestic Subsidiary has any liability under, any Environmental Laws, and no Hazardous Materials are being used by any Borrower or Domestic Subsidiary on any real Property in violation of Environmental Laws.

                       (b) There are no present or past material
         Environmental Conditions in any way relating to any Borrower or Domestic Subsidiary, any Site or the business or operations of any Borrower or Domestic Subsidiary.

                       (c) Exhibit 7.1.36 sets forth a true, correct and
                           --------------
         complete list of all environmental site assessments, audits, studies or reports relating to any Environmental Condition or relating to the property, business, condition or operations of all Borrowers and Domestic Subsidiaries. The Borrowers have delivered to the

         Agent true, correct and complete copies of all such environmental site assessments, audits, studies or reports.

                       (d) No Borrower or Subsidiary has received notice of any alleged, actual or potential responsibility, inquiry, investigation or administrative or judicial proceeding regarding
         (i) any Release directly or indirectly by any Borrower or Subsidiary at any Site or other location or (ii) any violation of or non-compliance by any Borrower or Subsidiary with the conditions of any license or permit required under any Environmental Laws or the provisions of any Environmental Laws. No Borrower or Subsidiary has received notice of any other claim, demand or action by any Person alleging any actual or threatened material injury or damage to any Person, property, natural resources or the environment arising from or relating to any release of any Hazardous Materials.

                       (e) Each Borrower and Subsidiary has furnished all notices and warnings, made all reports and has kept and maintained all records required by, and in compliance with, all Environmental Laws.

                  7.1.37. Insurance. There is in full force and effect one
                          ---------
or more policies of insurance issued by insurers of recognized national standing insuring the properties and business of each Borrower and its Subsidiaries, and the directors and officers of each Borrower and its Subsidiaries, against such losses and risks and in such amounts as are usual and customary in the industry in which any Borrower and its Subsidiaries operates or conducts business, as required pursuant to subclauses 6.1.2 and
8.1.11. Exhibit 7.1.37 identifies the policies of insurance currently
        --------------
maintained by, or on behalf of, each Borrower and its Subsidiaries, its business and properties (including flood, workers' compensation insurance, director's and officer's liability insurance, employment practice liability insurance and such other types of coverage, in each case, to the extent required to be maintained pursuant to the terms of this Agreement), setting forth the name of the insurer, the holder of each such policy, the nature of coverage, the amount of such coverage, the expiration dates thereof and other material information. None of the Borrowers or their Subsidiaries nor any other insured named on Exhibit 7.1.37 is in default with respect to its
                           --------------
obligations under any of such outstanding insurance policies and all premiums with respect thereto are current. None of the Borrowers or their Subsidiaries nor any other name insured has failed to give any notice or to present any material claim under any such policy in a due and timely fashion. Such policies are in full force and effect on the date hereof and will continue to be kept in full force and effect on substantially equivalent terms, except to the extent policies expire and are replaced in the ordinary course of business with policies on substantially equivalent terms. All premiums due under the policies identified on Exhibit 7.1.37 have
                                                         --------------
been paid and none of the Borrowers or their Subsidiaries nor any such insured has been issued or has received any notice of cancellation, material modification or termination in respect of any such policy or is in default thereunder, except as disclosed on Exhibit 7.1.37. None of the Borrowers or
                                   --------------
their Subsidiaries nor any such insured has been issued or has received notice that any insurer under any policy referred to on Exhibit 7.1.37 is
                                                        --------------
denying liability with respect to a claim in excess of $25,000 thereunder or defending under a reservation of rights clause. The insurance policies listed on Exhibit
                                                               -------
7.1.37 constitute insurance protection against all liability, claims and
------
risks occurring in the ordinary course of business customarily included within comprehensive liability coverage and at amounts and levels customarily maintained for a business of this type. Exhibit 7.1.37 also sets
                                                    --------------
forth all claims made by the Borrowers and their Subsidiaries under such policies during the past three (3) years.

                  7.1.38. Suppliers. Exhibit 7.1.38 lists the ten (10)
                          ---------  --------------
largest suppliers of any products or services to the Borrowers and their Subsidiaries during each of their three last fiscal years and the six-month period ended May 30, 2004, and the amount of purchases made by the Borrowers and their Subsidiaries from each during each such period. No material purchase order or commitment of the Borrowers and their Subsidiaries is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. Except as set forth on Exhibit 7.1.38, all such contracts can be
                                   --------------
terminated upon ninety (90) days notice without payment of more than $50,000.

                  7.1.39. Employment Agreements. Exhibit 7.1.39 sets forth a
                          ---------------------  --------------
true, correct and complete list of all employment contracts or agreements (including, without limitation, any confidentiality and non-competition agreements), agency, independent contractor and sales representative agreements involving annual compensation at a base rate equal to or exceeding $50,000, golden parachute agreements, change of control agreements and employee-related non-competition and non-solicitation agreements, in each case to which any Borrower or Subsidiary is a party. The Borrowers have previously delivered to the Agent and the Tranche B Agent true, correct and complete copies of all such agreements, including all amendments thereto. Each such agreement is in writing, is a valid and binding agreement enforceable against the respective parties thereto in accordance with its terms, and no Borrower or Subsidiary nor any other Person that is a party to any such agreement is in breach of, or in default with respect to, any of its material obligations thereunder, nor is any Borrower or Subsidiary aware of any facts or circumstances which might give rise to any breach or default thereunder which would reasonably be expected to have a Material Adverse Effect.

                  7.1.40. Use of Proceeds; Margin Stock. The proceeds to be
                          -----------------------------
received by the Borrowers from the Loans as contemplated hereunder shall be used solely for the purposes set forth in subsections 1.1.3 and 1.3 of this Agreement and applied in accordance with the uses described therein. No Borrower or Subsidiary is engaged in extending credit for the purposes of purchasing or carrying margin stock. No Borrower or Subsidiary has any margin stock, as determined in accordance with the margin regulations. None of the proceeds of the Loans will be used to buy or carry any margin stock.

                  7.1.41. Depository and Other Accounts. Exhibit 7.1.41 sets
                          -----------------------------  --------------
forth a true and complete list of all banks and other financial institutions and depositories at which any Borrower or Subsidiary maintains (or has caused to be maintained) deposit accounts, spread accounts, yield supplement reserve accounts, operating accounts, trust accounts, trust receivable accounts or other accounts of any kind or nature into which funds of any Borrower or Subsidiary is deposited from time to time. Such Exhibit
                                                                   -------
7.1.41 correctly identifies the name and address of each depository, the
------
name in which each account is held, the purpose of the account, the account number, the contact person at such depository and his or her telephone number.

                  7.1.42. Epic Capital Contributions. The obligations of
                          --------------------------
Falcon to make capital contributions of not less than $3,000,000 to Epic pursuant to the Stockholders Agreement, dated June 7, 2000, among Epic, Falcon, Leonard J. Backer, Robert L. Price and R. Craig Watts, have been fully satisfied.

                  7.1.43. Ranking. The Obligations rank, and at all times
                          -------
after the Closing Date will rank, (a) senior to the obligations of the Borrowers and their Subsidiaries under the Subordinated Note Documents, the Convertible Subordinated Debenture and all other documents or agreements in respect of Subordinated Debt, and (b) at least pari passu with all other outstanding unsubordinated obligations of the Borrowers and their Subsidiaries.

                  7.1.44. Books and Records. The minute books and other
                          -----------------
similar records of Borrowers contain true and complete records of all actions taken at any meeting of each Borrower's stockholders, directors, or any committees thereof, as the case may be, and of all written consents executed in lieu of the holding of any such meeting. Except as disclosed in
Exhibit 7.1.10, the books and records of Borrowers accurately reflect in all
--------------
material respects the assets, liabilities, business, financial condition and results of operations of Borrowers, as the case may be, and have been maintained in accordance with GAAP (to the extent applicable) and good business, accounting and bookkeeping practices.

                  7.2.    Continuous Nature of Representations and Warranties.
                          ---------------------------------------------------

                  Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading in all material respects at all times during the term of this Agreement, except for changes in the nature of a Borrower's or one of such Borrower's Subsidiary's business or operations that would render the information in any exhibit attached hereto or to any other Loan Document either inaccurate, incomplete or misleading, so long as Majority Lenders or Majority Lenders, as applicable pursuant to subsection 11.10, have consented to such changes or such changes are expressly permitted by this Agreement and except to the extent that such representations and warranties relate solely to an earlier date. Without limiting the generality of the foregoing, each Loan request made or deemed made pursuant to subsection 3.1.1 hereof shall constitute each Borrower's reaffirmation, as of the date of each such Loan request, of each representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of any Borrower, any Subsidiary of such Borrower, or any Guarantor in this Agreement, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto, except to the extent that such representations and warranties relate solely to an earlier date.

                  7.3.   Survival of Representations and Warranties.
                         ------------------------------------------

                  All representations and warranties of each Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent and each Lender and the parties thereto, the making of Loans and the issuance of any Letter of Credit or LC Guaranties and the closing of the transactions described therein or related thereto.

               Section 8. COVENANTS AND CONTINUING AGREEMENTS
                          -----------------------------------

                  8.1.   Affirmative Covenants.
                         ---------------------

                  During the Term, and thereafter for so long as there are any obligations outstanding, Borrowers jointly and severally covenant that they shall:

                  8.1.1. Visits and Inspections; Lender Meeting. Permit (i)
                         --------------------------------------
representatives of Agent and any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, each Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations and (ii) appraisers engaged pursuant to Section 2.10 (whether or not personnel of Agent or any Lender), from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Borrower and each of its Subsidiaries, for the purpose of completing appraisals pursuant to Section 2.10. Agent or such Lender, if no Default or Event of Default then exists or is reasonably likely to occur, shall give the applicable Borrower reasonable prior notice of any such inspection or audit. Without limiting the foregoing, Borrowers will participate and will cause their key management personnel to participate in meetings with Agent and Lenders periodically during each year, which meeting(s) shall be held at such times and such places as may be reasonably requested by Agent.

                  8.1.2. Notices. Promptly notify Agent and each Lender in
                         -------
writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect as of the date made or remade. In addition, each Borrower agrees to provide Agent and each Lender with prompt written notice of (a) any change in the information disclosed in any Exhibit hereto, in each case after giving effect to the materiality limits and Material Adverse Effect qualifications contained therein and (b) any amendments, waivers or other modifications of the Tranche B Loan Documents, together with copies thereof, and the terms and amounts of any fees paid or payable in connection therewith.

                  8.1.3. Financial Statements. Keep, and cause each
                         --------------------
Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions; and cause to be prepared and furnished to Agent and each Lender, the following, all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein and such change is disclosed to Agent and Lenders and is consistent with GAAP:

                           (i) not later than ninety (90) days after the close of each fiscal year of Borrowers, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of Borrowers and the Subsidiaries as of the end of such year, on a Consolidated basis, certified by Rubin, Brown, Gornstein & Co. LLP, or another firm of independent certified public accountants of recognized national standing selected by Borrowers but reasonably acceptable to Agent and, within a reasonable time thereafter a copy of any management letter issued in connection therewith;

                           (ii) not later than thirty (30) days after the end of each fiscal month hereafter, including the last fiscal month of each fiscal year of Borrowers, unaudited interim financial statements of Borrowers and the Subsidiaries as of the end of such fiscal month and of the portion of the fiscal year then elapsed, on a Consolidated and consolidating basis (showing all Borrowers and Domestic Subsidiaries as a Consolidated entity and the Foreign Subsidiaries on a consolidating basis), certified by the chief financial officer of Falcon as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of Borrowers and the Subsidiaries for such fiscal month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                           (iii) together with each delivery of financial statements pursuant to clauses (i) and (ii) of this subsection 8.1.3, a management report (1) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to subsection
                  8.1.6 and (2) identifying the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Falcon to the effect that such information fairly presents in all material respects the results of operation and financial condition of Borrowers and the Subsidiaries as at the dates and for the periods indicated;

                           (iv)   promptly after the sending or filing
                  thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Borrower or any Subsidiary has made available to its

                  Securities holders and copies of any regular, periodic and special reports or registration statements which any Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                           (v) upon request of Agent, copies of any annual report to be filed with the Pension Benefit Guaranty Corporation or the Internal Revenue Service in connection with each Plan; and such other data and information (financial and otherwise) as Agent or any Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower's or any Subsidiary's financial condition or results of operations;

                           (vi) not later than thirty (30) days after the Closing Date, a trade payables payment plan in form and substance acceptable to the Majority Lenders;

                           (vii)  concurrently with the delivery of the
                  financial statements described in clause (i) of this subsection 8.1.3, Borrowers shall forward to Agent and each Lender a copy of the accountants' letter to any Borrowers' management that is prepared in connection with such financial statements; and

                           (viii) concurrently with the delivery of the
                  financial statements described in paragraph (i) and (ii) of this subsection 8.1.3 (subject to the proviso set forth below), Borrowers shall cause to be prepared and furnished to Agent and each Lender a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the chief
                          -------------
                  financial officer of Falcon (a "Compliance Certificate");
                                                  ----------------------
                  provided, however, that with respect to the fiscal year
                  --------  -------
                  ending October 30, 2005, Borrowers shall deliver to Agent and each Lender a Compliance Certificate (a) not later than December 1, 2005, which Borrowers shall use their best efforts to cause their accountants to have reviewed prior to such delivery and (b) concurrently with the delivery of audited financial statements for such fiscal year end.

                  8.1.4. Borrowing Base Certificates. On or before the
                         ---------------------------
second Business Day of each week from and after the date hereof, Borrowers shall deliver to Agent, in form acceptable to Agent, a Borrowing Base Certificate as of the last day of the immediately preceding week, accompanied by weekly backlog reports and such supporting materials as Agent shall reasonably request from time to time. If Borrowers deem it advisable, or if Agent shall request, Borrowers shall execute and deliver to Agent Borrowing Base Certificates more frequently than weekly.

                  8.1.5. Landlord, Processor and Storage Agreements. Provide
                         ------------------------------------------
Agent with copies of all agreements between any Borrower or any Domestic Subsidiary and any landlord, processor, distributor, warehouseman or consignee which owns any premises at which any Collateral may, from time to time, be kept. In respect of any lease or warehousing arrangement existing on or entered into by a Borrower or a Domestic Subsidiary after the Closing Date (other than leases for showrooms or sales offices), Borrowers shall provide Agent with landlord waivers or bailee letters with respect to such leased premises (otherwise, any Inventory located at such leased premises shall be excluded from Eligible Inventory in Agent's discretion). Such landlord waivers or bailee letters shall be in a form supplied by Agent to Borrowers with such reasonable revisions as are customarily accepted by Agent or by similar financial institutions in similar financing transactions.

                  8.1.6. Projections. No later than the last day of each
                         -----------
fiscal year of Borrowers, deliver to Agent Projections of Borrowers and the Subsidiaries for the forthcoming fiscal year, month by month, which shall be prepared on a Consolidated basis and consistent with Borrowers' year-end financial statements, and which shall include, without limitation, a balance sheet, income statement and statement of cash flow.

                  8.1.7. Domestic Subsidiaries. Cause each Domestic
                         ---------------------
Subsidiary, whether now or hereafter in existence, promptly upon Agent's request therefor, and, in any event, contemporaneously with the formation or acquisition of any such Domestic Subsidiary formed or acquired after the date hereof, to execute and deliver to Agent a Guaranty Agreement and a security agreement, in each case satisfactory in form and substance to the Agent, pursuant to which such Domestic Subsidiary guaranties the payment of all obligations and grants to Agent a first priority Lien (subject only to Permitted Liens) on all of its Properties of the types described in Section
5. Additionally, the applicable Person shall execute and deliver to Agent a Pledge Agreement, satisfactory in form and substance to the Agent, pursuant to which such Person grants to Agent a first priority Lien (subject only to Permitted Liens) with respect to all of the issued and outstanding Securities of each such Domestic Subsidiary owned by such Person.

                  8.1.8. Deposit and Brokerage Accounts. For each deposit
                         ------------------------------
account or brokerage account that any Borrower at any time opens or maintains, such Borrower shall, at Agent's request and option, contemporaneously with the opening of such account, pursuant to an agreement in form and substance reasonably satisfactory to Agent, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Agent to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of such Borrower.

                  8.1.9. Updated Information. Promptly notify Agent in
                         -------------------
writing of (a) each state or jurisdiction in which any Borrower or any Subsidiary qualifies to do business after the date hereof, (b) the use by any Borrower or any Subsidiary of a legal, fictitious or trade name not listed on Exhibit 7.1.5 hereto, (c) any change after the date hereof in the
          -------------
tax identification number of any Borrower or any Domestic Subsidiary, (d) the ownership by any

Borrower or any Subsidiary of any patent, trademark, service mark, tradename, copyright, license or other similar rights not listed on Exhibit
                                                                    -------
7.1.16, (e) the assertion by any Person of a claim against any Borrower or
------
any Subsidiary that its use of its Intellectual Property or the conduct of its business does or may infringe upon the Intellectual Property rights of any third party, (f) any change after the date hereof in the list of capitalized and operating personal property leases and real property leases of any Borrower or any Subsidiary listed on Exhibit 7.1.22 hereto, (g) any
                                            --------------
change after the date hereof in the list of Plans listed on Exhibit 7.1.23
                                                            --------------
hereto and (h) any change after the date hereof in the representation contained in subsection 7.1.28; provided, that Borrowers shall only be
                                --------
required to provide the foregoing information regarding the Foreign Subsidiaries at such time as such information becomes known to a Responsible Officer.

                  8.1.10. Financial Advisor. Borrowers shall cause any third
                          -----------------
party consultants retained by Borrowers to provide to the Lenders a comprehensive review of Borrowers' cash flows and pro-forma financial statements, review and assist in Borrowers' cash and working capital management (liquidity management), review Borrowers' general operating procedures, make recommendations as necessary, assist Borrowers' management in preparing and developing reports to the Agent and the Lenders and to perform such other advisory functions as are reasonably requested by the Agent. Borrowers shall provide the Agent and the Lenders with access to such consultant and shall cause such consultant to provide the Agent and the Lenders with such reports as shall be reasonably requested by the Agent. Notwithstanding the foregoing, Borrowers shall retain the ultimate decision as to the supervision of such consultant and shall have the power to terminate the services of such consultant at any time. The Borrowers acknowledge and agree that the management of their businesses is within their sole control, and nothing in this Agreement shall obligate Borrowers to follow the recommendations of any consultant described in this subsection 8.1.10.

                  8.1.11. Certain Insurance. In addition to the insurance
                          -----------------
required to be maintained pursuant to subsections 6.1.2 and 8.1.17, within sixty (60) days of the Closing Date, Borrowers shall obtain and at all times thereafter maintain in full force and effect (i) directors and officers liability insurance, employment practice liability insurance and flood insurance in such coverage amounts and with such insurers as are reasonably acceptable to the Agent and deliver to Agent and Lenders the certificates evidencing the existence of such coverage including such loss payable endorsements as are acceptable to Agent, (ii) key man life and disability insurance on the lives of each of Franklin A. Jacobs and Stephen E. Cohen in a minimum aggregate coverage amount of $10,000,000, which policies may be second-to-die policies if so approved by the Majority Lenders (the "Tranche A Keyman Insurance") and, subject to the Intercreditor Agreement, providing that the full amount of any proceeds thereof shall be payable to the Agent, who shall be loss payee and certificate holder in respect thereof, and (iii) a pollution legal liability select policy from AIG, or a comparable environmental liability insurance policy reasonably acceptable to Agent, with a term of five (5) or more years and limits of $5,000,000, naming Agent as a loss payee, assignee or additional insured, as appropriate, providing coverage for pre-existing and new environmental liabilities and conditions at the Real Property located at 86 Route 4 East,

Englewood, New Jersey, or shall have furnished to Agent and Lenders evidence of an environmental indemnification made by the owner(s) of such Real Property in favor of the applicable Borrower or Subsidiary which shall be acceptable to Agent.

                  8.1.12. Payment of Notes and Other Obligations. Fully and
                          --------------------------------------
timely pay, and ensure that each of their Subsidiaries fully and timely pays, all Obligations owing pursuant to the terms of this Agreement, the Notes (including, without limitation, all principal thereof, premium, if any, and interest thereon), and the other Loan Documents to which they are parties, in each case on the dates and in the manner provided for herein and therein.

                  8.1.13. Compliance with Laws; Consents. Comply, and ensure
                          ------------------------------
that each of their Subsidiaries complies, at all times with all applicable laws (including, without limitation, Environmental Laws, ERISA and the Code) in respect of the conduct of its or their businesses and the ownership of its or their Properties in the states or other jurisdictions in which it or they conduct their respective businesses, except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. The Borrowers shall obtain and maintain and shall ensure that each of their respective Subsidiaries obtains and maintains all Consents necessary in connection with the execution, delivery and performance of this Agreement, the other Loan Documents and the Equity Documents, the consummation of the transactions herein and therein contemplated and all material Consents necessary in connection with the conduct of their business and the ownership of their properties.

                  8.1.14. Legal Existence. At all times do or cause to be
                          ---------------
done all things necessary to (a) maintain and preserve its and its Subsidiaries legal existence organizational and tax structure and its and their material rights and privileges, (b) become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or its Subsidiaries or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect and (c) preserve, renew and keep in full force and effect all of its and its Subsidiaries Operating Licenses, except where the failure to maintain such Operating Licenses would not reasonably be expected to have a Material Adverse Effect.

                  8.1.15. Maintenance of Properties. Maintain and preserve
                          -------------------------
all of its or their and their respective Subsidiaries' Properties which are necessary or materially useful in the conduct of their respective businesses in good working order and condition, ordinary wear and tear excepted, and comply in all material respects at all times with the provisions of all material personal Property leases to which each of them is a party as lessee or under which each of them occupies Property, so as to prevent any loss or forfeiture thereof or thereunder. The Borrowers shall, and shall cause their respective Subsidiaries to, make all payments and otherwise perform all of their obligations under all leases of real Property, and all leases of material personal Property, to which any such Person is a party, keep such leases in full force and effect and not permit such leases to lapse or be terminated (or any rights to renew such leases to be forfeited or canceled), notify the Agent of any material default by any party thereto and cooperate with the Agent in all respects to cure any such default. Notwithstanding anything to the contrary contained in this subsection 8.1.16, the Borrowers may determine in good faith that any of their or their respective Subsidiaries' assets or Properties, whether owned or leased, is obsolete or has been damaged and the cost of repair makes it inadvisable to repair such asset or Property. The Borrowers shall, and shall cause their respective Subsidiaries to, pay and discharge each lawful claim which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon their Property.

                  8.1.16. Communication with Accountants. The Borrowers
                          ------------------------------
hereby authorize the Agent and each Lender to communicate directly with the Borrowers' independent certified public accountants, and authorize such accountants to disclose to Agent and each Lender any and all financial statements and other supporting financial documents, workpapers and schedules as Agent and/or any Lender may request, without any restrictions being placed on such communications.

                  8.1.17. Environmental Matters.
                          ---------------------

                       (a) The Borrowers shall, and shall use commercially reasonable efforts to cause all tenants and other Persons who may come upon any real Property to comply in all material respects, with all Environmental Laws, including those requiring disclosures to prospective and actual buyers or tenants of all or any portion of the real Property. The Borrowers will not, and will not permit their Subsidiaries to, install or allow to be installed any underground storage tanks on any real Property.

                       (b) The Borrowers shall each promptly (and in any event within five (5) Business Days) notify the Agent in writing
         (i) if it knows, suspects or believes there may be any Hazardous Materials in violation of applicable Environmental Laws in or around any part of the real Property, any improvements constructed on the real Property, or the soil, groundwater or soil vapor on or under the real Property, or knows that any Borrower or Subsidiary or the real Property is subject to any threatened or pending investigation by any governmental authority under any applicable laws pertaining to any Hazardous Materials, and (ii) of any claim made or threatened by any Person arising out of or resulting from any Hazardous Materials being present or released in, on or around any part of the real Property, any improvements constructed on the real Property or the soil, groundwater or soil vapor on or under the real Property in which the amount involved is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought (any of the matters described in clauses (i) and
         (ii) above being referred to as a "Hazardous Materials Claim").
                                            -------------------------

                       (c) The Borrowers shall promptly undertake any and all remedial work in response to Hazardous Materials Claims ("Remedial Work") to the extent required by any governmental
           -------------
         authority involved or as recommended by prudent business practices, if such standard requires a higher degree of remediation, and in all events to minimize any impairment to the real Property. All Remedial Work must be conducted in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer following receipt of any required permits, licenses or approvals. The selection of the Remedial Work contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work and the written plan for the Remedial Work (and any changes thereto) at the Agent's option, are subject to prior written notice being given to the Agent.

                  8.1.18. Further Assurances. Promptly after request by the
                          ------------------
Agent, from time to time after the date hereof, the Borrowers shall, shall cause their Subsidiaries to, and shall use reasonable commercial efforts to cause any other Persons who are required to give their Consent to, execute and deliver such instruments, certificates and documents, and will take all such actions, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents. Upon exercise by the Agent or any Lender (as applicable) of any power, right, privilege or remedy pursuant to this Agreement or any other Loan Document which requires any Consent, the Borrowers shall, shall cause their Subsidiaries to, and will use reasonable commercial efforts to cause any other Persons to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required to be obtained for such Consent. Promptly upon ten (10) Business Days' request by the Agent, the Borrowers shall correct any material defect or error that may exist or be discovered in this Agreement or any other Loan Document or in the execution, acknowledgment, filing or recordation thereof. Promptly upon request by the Agent, the Borrowers shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, notices of assignment, transfers, certificates, assurances and other instruments as the Agent may require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject each Borrowers' and their Subsidiaries' properties, assets, rights or interest to the Liens now or hereafter intended to be covered by any of the Security Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the rights granted or now or hereafter intended to be granted to the Agent under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Borrower or any Subsidiary is to be a party. Each Borrower hereby appoints the Agent the attorney-in-fact of such Borrower solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

                  8.1.19. Delivery of Phase I Reports and Other Matters.
                          ---------------------------------------------
Within thirty (30) days of the Closing Date Borrowers shall deliver to Agent copies of Phase I reports, together with ALTA surveys certified to Agent with respect to each of the Properties subject to a Mortgage, in each case in form and substance satisfactory to Majority Lenders. As soon as practicable after the Closing Date, Borrowers shall instruct the title company to deliver original signed title insurance policies for each of the Properties subject to a Mortgage.

                  8.1.20. Ranking. Borrowers shall ensure that the
                          -------
Obligations rank, and at all times after the Closing Date will rank (a) senior in right of payment to the obligations of Falcon and its Subsidiaries under the Subordinated Note Documents, the Convertible Subordinated Debenture and all other documents or agreements in respect of Subordinated Debt, (b) pari passu in right of payment with the obligations evidenced by the Tranche B Loan Documents, and (c) at least pari passu in right of payment with all other outstanding unsubordinated obligations of Falcon and its Subsidiaries.

                  8.1.21. Compliance with Trade Payables Plan. Borrowers
                          -----------------------------------
shall use their best efforts to comply with the trade payables payment plan furnished to Agent and Lenders pursuant to subsection 8.1.3(vi).

                  8.2.    Negative Covenants.
                          ------------------

                  During the Term, and thereafter for so long as there are any obligations outstanding, Borrowers jointly and severally covenant that it shall not:

                  8.2.1.  Mergers; Consolidations; Acquisitions; Structural
                          -------------------------------------------------
Changes. Merge or consolidate, or permit any Subsidiary to merge or
-------
consolidate, with any Person; nor, without giving Agent at least ten (10) days prior written notice thereof, change its or any Subsidiary's state of incorporation or organization, Type of organization or Organizational I.D. Number; nor, without giving Agent at least ten (10) days prior written notice thereof, change its or any Subsidiary's legal name; nor acquire, nor permit any Subsidiary to acquire, all or any substantial part of the Properties of any Person; nor make any change in its or its Subsidiaries' business objectives, purposes, structure on operations, except for:

                           (i) mergers or consolidations of any Borrower (other than Falcon) or any Domestic Subsidiary of a Borrower into a Borrower or a wholly-owned Domestic Subsidiary of a Borrower;

                           (ii) mergers or consolidations of any Foreign Subsidiary of a Borrower into any other Foreign Subsidiary of a Borrower; and

                           (iii) acquisitions of assets consisting of fixed
                  assets or real property that constitute Capital
                  Expenditures permitted under subsection 8.2.8.

                  8.2.2.  Loans. Make, or permit any Subsidiary to make, any
                          -----
loans or other advances of money to any Person, including any Foreign Subsidiary, except:

                           (i) travel advances, advances against commissions and other similar advances to employees in the ordinary course of business;

                           (ii) extensions of trade credit in the ordinary course of business;

                           (iii) deposits with financial institutions
                  permitted under this Agreement;

                           (iv) prepaid expenses and deposits with vendors made in the ordinary course of business;

                           (v) loans by a Borrower or a Domestic Subsidiary of a Borrower to a Borrower or to a Domestic Subsidiary of a Borrower that is a Guarantor;

                           (vi) so long as no Default or Event of Default is then in existence or is reasonably likely to occur, loans made after the Closing Date by a Borrower or a Domestic Subsidiary of a Borrower to a Foreign Subsidiary of a Borrower the Securities of which are subject to a Pledge Agreement, in an aggregate amount at any time outstanding for all such Foreign Subsidiaries, together with all equity investments permitted under clause (ii) of the definition of the term Restricted Investments, made by a Borrower or a Domestic Subsidiary of a Borrower after the Closing Date in such Foreign Subsidiaries, not in excess of $1,000,000 in any fiscal year; provided, that any
                                                    --------
                  unused portion of such amount may be carried over to the next fiscal year; and

                           (vii) loans by a Foreign Subsidiary of a Borrower
                  to another Foreign Subsidiary of Borrower the Securities of which are subject to a Pledge Agreement, in each case so long as such loans are evidenced by a written agreement and subordinated to the prior repayment in full of the Obligators on terms satisfactory to the Majority Lenders.

                  8.2.3. Total Indebtedness. Create, incur, assume, issue,
                         ------------------
or suffer to exist, or permit any Subsidiary to create, incur, assume, issue, or suffer to exist, any Indebtedness or Disqualified Stock unless the Fixed Charge Coverage Ratio for Falcon's most recently ended period of four full fiscal quarters for which financial statements have been delivered in accordance with subsection 8.1.3 preceding the date on which such additional Indebtedness is incurred or Disqualified Stock is issued would have been at least 2.5 to 1.0 determined on a pro forma basis (including a pro forma
                                 --- -----                    --- -----
application of the net proceeds therefrom) as if the additional Indebtedness had been incurred or Disqualified Stock had been issued at the beginning of such four-quarter period. Notwithstanding the foregoing, the Borrowers may create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, or suffer to exist (without duplication):

                           (i) Obligations owing to Agent or any Lender under this Agreement or any of the other Loan Documents;

                           (ii)   Indebtedness under the Tranche B Loan
                  Documents;

                           (iii) Indebtedness existing on the date of this Agreement and listed on Exhibit 8.2.3 and any renewals,
                                          -------------
                  extensions, refinancings or replacements thereof, but only if (a) the principal amount of such new Indebtedness does not exceed the principal amount of the existing Indebtedness at the time of such transaction, and (b) such new Indebtedness does not contain terms materially more restrictive to Borrowers and their Subsidiaries than those contained in the existing Indebtedness;

                           (iv)   the Subordinated Note Debt and the
                  Convertible Subordinated Debt;

                           (v)    Subordinated Debt (other than the
                  Subordinated Note Debt and the Convertible Subordinated
                  Debt) so long as the aggregate principal amount of such Subordinated Debt does not exceed $5,000,000 at any time;

                           (vi) Permitted Purchase Money Indebtedness and Permitted Capital Lease Obligations, in an aggregate principal amount not in excess of $3,000,000;

                           (vii)  intentionally omitted;

                           (viii) contingent liabilities arising out of
                  endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                           (ix) guaranties of any Indebtedness permitted under this subsection 8.2.3; provided that in the case of
                                               -------- ----
                  any Subordinated Debt such guaranties are subordinated to the Obligations (including any guaranty thereof) on terms satisfactory to the Majority Lenders;

                           (x) Indebtedness in respect of intercompany loans permitted under subsections 8.2.2(v), (vi) and (vii);

                           (xi) obligations to pay Rentals permitted by subsection 8.2.19;

                           (xii) Past Due Payables existing on the Closing Date as set forth on the Payables Aging Schedule, the aggregate amount of which shall not exceed $7,000,000 as at July 31, 2005, or $5,000,000 as at the last day of the fiscal year ending on or about October 31, 2005;

                           (xiii) trade payables, accruals and accounts
                  payable, in each case, in each case incurred after the Closing Date in the ordinary course of business and not for Money Borrowed) to the extent such payables are not past the due date set forth on the original invoices therefor, unless being contested in good faith by appropriate proceedings being diligently conducted and for which adequate reserves have been provided in accordance with GAAP; provided, that Borrowers and their Subsidiaries
                             --------
                  may permit to exist payables that would not otherwise qualify as Indebtedness permitted under this clause (xiii) in an aggregate amount not to exceed $100,000 at any time; and

                           (xiv) Indebtedness (other than trade payables, accruals and accounts payable permitted under clauses
                  (xii) and (xiii)) of any Foreign Subsidiary in an aggregate amount for all of the Foreign Subsidiaries not to exceed $7,500,000 at any time outstanding.

                  8.2.4. Affiliate Transactions. Enter into, or be a party
                         ----------------------
to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate of any Borrower or any holder of more than 5% of the Securities of any Borrower or any Subsidiary (other than, subject to the limitations contained in subsections 8.2.2 and 8.2.12, any Borrower or any Subsidiary), including without limitation any management, consulting or similar fees, except (i) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are (1) approved in writing in advance by a majority of the disinterested directors of the Board of Directors of such or such Subsidiary (2) fully disclosed to Agent and (3) are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate or Security holder of such Borrower, (ii) other Affiliate transactions that are specifically permitted under other provisions of this Agreement, (iii) the sale of Inventory by a Borrower or a Borrower's Subsidiary to a Borrower or a Borrower's Subsidiary, in a manner, at pricing and with payment terms no more disadvantageous to such Borrower than those currently in effect, (iv) the entry by a Borrower and its Subsidiaries into the Tranche B Loan Documents and the performance of their respective obligations thereunder, and (v) as described on Exhibit 8.2.4 hereto.
                        -------------

                  8.2.5. Limitation on Liens. Create or suffer to exist, or
                         -------------------
permit any Subsidiary to create or suffer to exist, any Lien upon its Property, income or profits, whether now owned or hereafter acquired, except:

                           (i) Liens at any time granted in favor of Agent for the benefit of Lenders, pursuant to the priorities provided for herein;

                           (ii) Liens securing the Tranche B Loans and arising under the Tranche B Loan Documents, so long as such Liens remain subject at all times to the provisions of the Intercreditor Agreement;

                           (iii)  Liens for taxes, assessments or
                  governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Agent's reasonable judgment such Lien would not reasonably be expected to adversely effect Agent's rights or the priority of Agent's lien on any Collateral;

                           (iv) Liens arising in the ordinary course of the business of such Borrower or any Subsidiary by operation of law or regulation (such as statutory and common law Liens of landlords, carriers, warehousemen, mechanics, materialmen and suppliers), but only if payment in respect of any such Lien is not at the time required (or is being contested in good faith by appropriate proceedings being diligently conducted, so long as the aggregate amount of such payments being so contested does not exceed $100,000) and such Liens do not, in the aggregate, materially detract from the value of the Property of such Borrower or any Subsidiary or materially impair the use thereof in the operation of the business of such Borrower or any Subsidiary;

                           (v) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                           (vi) Liens securing Permitted Capital Lease Obligations;

                           (vii) such other Liens outstanding on the Closing Date and described on Exhibit 8.2.5 hereto;
                                        -------------

                           (viii) Liens incurred or deposits made in the
                  ordinary course of business in connection with (1) worker's compensation, social security, unemployment insurance and other like laws or (2) sales contracts, leases, statutory obligations, work in progress advances, bids, licenses, surety bonds, performance bonds and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

                           (ix) reservations, covenants, zoning and other land use regulations, title exceptions or encumbrances granted in the ordinary course of business, affecting real Property owned or leased by a

                  Borrower or a Subsidiary; provided, that such exceptions
                                            --------
                  do not in the aggregate materially interfere with the use of such Property in the ordinary course of such Borrower's or such Subsidiary's business;

                           (x) judgment Liens on Properties (other than Property subject to a Mortgage) in respect of judgments or awards in place for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the applicable Borrower or Subsidiary shall at the time in good faith be prosecuting an appeal and in respect of which a stay of execution shall have been obtained pending such appeal;

                           (xi) Liens on the assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries permitted under subsection 8.2.3(xi);

                           (xii) any interest of title of a lessor under, and Liens arising from financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

                           (xiii) Liens of a collection bank arising under
                  the Uniform Commercial Code (or similar provisions of applicable law) on items in the course of collection;

                           (xiv) normal and customary rights of setoff upon cash deposits in favor of banks and other depository institutions (subject to limitations on such rights contained in any applicable control agreement or Dominion Account agreement);

                           (xv) matters appearing on lender's mortgagee title insurance policies delivered to and accepted by Agent; and

                           (xvi) such other Liens as Majority Lenders may hereafter approve in writing.

                  8.2.6. Payments and Amendments of Certain Debt.
                         ---------------------------------------

                           (i) make or permit any Subsidiary to make any payment of any part or all of the Subordinated Note Debt or take any other action or omit to take any other action in respect of the Subordinated Note Debt, except in accordance with the subordination provisions thereof; provided, that at no time shall any Borrower or any
                  --------
                  Subsidiary (a) make any interest payment in respect of the Subordinated Notes, except on any "Interest Payment Date" (as defined in the Subordinated Note Indenture, as in existence on the Closing

                  Date), and then only to the extent permitted under Articles 8 and 11 of the Subordinated Note Indenture (as in existence on the Closing Date), and in any event not make any such payment in the event an Event of Default under subsection 10.1.1 has occurred and is continuing,
                  (b) make any redemption or offer of redemption, or defeasance payment in respect of the Subordinated Notes under Article 3 of the Subordinated Note Indenture (as in existence on the Closing Date) or otherwise, (c) permit to exist conditions that would require any Borrower or any Subsidiary to make any "Change of Control Offer" (as defined in the Subordinated Note Indenture, as in existence on the Closing Date) pursuant to Section 4.14 of the Subordinated Note Indenture (as in existence on the Closing Date) or (d) permit to exist conditions that would require any Borrower or any Subsidiary to make any "Net Proceeds Offer" (as defined in the Subordinated Note Indenture as in existence on the Closing Date), pursuant to Section 4.05 of the Subordinated Note Indenture (as in existence on the Closing Date);

                           (ii) make or permit any Subsidiary to make any payment of any part or all of the Convertible Subordinated Debt or take any other action or omit to take any action in respect of the Convertible Subordinated Debt, except in accordance with the subordination terms thereof; provided,
                                                                   --------
                  that at no time shall any Borrower or any Subsidiary (a) make any interest payment in respect of the Convertible Subordinated Debentures, except on or after any "Interest Payment Date" (as defined in the Convertible Subordinated Debentures, as in existence on the Closing Date), and then only to the extent permitted under the subordination terms of the Convertible Subordinated Debentures (as in existence on the Closing Date), and in any event not make any such payment in the event an Event of Default under subsection 10.1.1 has occurred and is continuing, or (b) make any redemption or offer of redemption or defeasance payment in respect of the Convertible Subordinated Debentures, except by means of conversion to common stock Securities of Falcon, or consent to any assignment, pledge, disposal or other transfer of all or any portion of the Convertible Subordinated Debt without the prior written consent of Agent except for assignments and transfers to family members, trusts or other entities for estate planning purposes;

                           (iii) make or permit any Subsidiary to make (1)
                  any voluntary prepayment or redemption of any portion of the principal amount of the Tranche B Loans, (2) any voluntary payments in cash of any interest on the Tranche B Loans that is payable in kind pursuant to the terms of the Tranche B Loan Documents, or (3) at any time that the Term Loans have been paid in full, any mandatory prepayments in respect of Excess Cash Flow required by the terms of the Tranche B Loan Agreement (as in effect on the date hereof);

                           (iv) amend or modify any of the Tranche B Loan Documents, except in compliance with the provisions of the Intercreditor Agreement; notwithstanding the foregoing and any other provision of this Agreement, if any such amendment or modification to any Tranche B Loan Document is effected, a conforming amendment or modification to the counterpart provision in this Agreement shall be deemed to have been made automatically without any further action necessary on the part of any Lender or any Borrower, unless the Majority Lenders expressly agree in writing and notify Falcon otherwise;

                           (v) make or permit any Subsidiary to make any payment of any part or all of the Subordinated Debt (other than Subordinated Note Debt and the Convertible Subordinated Debt) or take any other action or omit to take any other action in respect of the Subordinated Debt (other than Subordinated Note Debt and the Convertible Subordinated Debt), except in accordance with the subordination provisions thereof; or

                           (vi) amend or modify any agreement, instrument or document evidencing or relating to any Subordinated Debt, except for the issuance of supplemental indentures from time to time in order to add a Subsidiary as a Subordinated Note Guarantor.

                  8.2.7. Distributions. Declare or make, or permit any
                         -------------
Subsidiary to declare or make, any Distributions, except for:

                           (i) Distributions by any Borrower (other than Falcon) or any Subsidiary of a Borrower to Falcon or a Subsidiary of Falcon;

                           (ii) Distributions paid solely in Securities of a Borrower or any Subsidiary provided that no Default or
                                             -------- ----
                  Event of Default has occurred and is continuing or is reasonable likely to occur; and

                           (iii) Distributions by Epic to repurchase, and/or
                  Distributions by Falcon to purchase, Epic's Securities from Epic shareholders to the extent required by the Stockholders Agreement of Epic dated June 7, 2000, as in existence on the Closing Date; provided, that no default
                                                 --------
                  or event of default has occurred or would be caused by the making of such Distributions under the terms of the Subordinated Note Indenture.

                  8.2.8. Capital Expenditures. Make Capital Expenditures
                         --------------------
(including, without limitation, by way of capitalized leases) which, in the aggregate, as to all Borrowers and all of the Subsidiaries, exceed (i) $2,000,000 for the fiscal year ending on or about October 31, 2005, (ii) $2,500,000 for the fiscal year ending on or about October 31, 2006, and
(iii) $3,000,000 for the fiscal year ending on or about October 31, 2007, except that 50% of the unused portion of the Capital Expenditure allowance for any fiscal year may be carried over to the immediately succeeding fiscal year only, to be used in such succeeding fiscal year after all of the Capital Expenditure allowance for that year has been used.

                  8.2.9. Disposition of Assets. Sell, lease or otherwise
                         ---------------------
dispose of any of, or permit any Subsidiary to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except for:

                           (i) sales of Inventory in the ordinary course of business;

                           (ii) transfers of Property by a Borrower or a Subsidiary to a Borrower or a Domestic Subsidiary that is also a Guarantor;

                           (iii)  transfers of Property by a Foreign
                  Subsidiary to another Foreign Subsidiary whose Securities are subject to a Pledge Agreement;

                           (iv) dispositions of investments described in paragraphs (v), (vi), (vii) and (viii) of the definition of the term "Restricted Investments";

                           (v) sales, leases or other dispositions of Equipment or other fixed assets with a fair market value of up to $750,000 in the aggregate in any one calendar year, that are substantially worn, damaged or obsolete and that are replaced with Equipment or other fixed assets of like kind, function and value; provided, that (a) no
                                                 --------
                  Default or Event of Default is then in existence or is reasonably likely to occur or would result from such transaction, (b) until so replaced, the proceeds of each such disposition shall be applied against the Revolving Credit Loans (but shall not permanently reduce the Revolving Loan Commitments), (c) a Rebuild Reserve shall be established in the amount thereof, until such time as such amounts are to be used by Borrowers to replace the Property sold, (d) the replacement Property shall be acquired within one hundred eighty (180) days after the disposition of the Property to be replaced and (e) the replacement Property shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens; and provided further, that, subject to the terms of
                             -------- -------
                  the Intercreditor Agreement, any
                  such amount that it is not timely used to purchase replacement Property as provided herein shall be applied to the Obligations as provided in the second sentence of subsection 3.3.1;

                           (vi) sales, leases and other dispositions of Property not included within clause (v) above, with a fair market value of up to $750,000 in the aggregate in any one calendar year, so long as (a) no Default or Event of Default is then in existence or is reasonably likely to occur or would result from such transaction and (b) subject to the terms of the Intercreditor Agreement, the proceeds thereof are applied to the Obligations in accordance with subsection 3.3.1;

                           (vii) sales, leases and other dispositions of Property with a fair market value in excess of $750,000 and not in excess of $3,000,000 in the aggregate in any one calendar year, so long as (a) no Default or Event of Default is then in existence or is reasonably likely to occur or would result from such transaction, (b) subject to the terms of the Intercreditor Agreement, the proceeds thereof are applied to the obligations in accordance with subsection 3.3.1 and (c) the Majority Lenders have consented in writing to such transaction; and

                           (viii) sales, leases and other dispositions of
                  Property with a fair market value in excess of $3,000,000 in the aggregate in any one calendar year, so long as (a) no Default or Event of Default is then in existence or is reasonably likely to occur or would result from such transaction, (b) subject to the terms of the Intercreditor Agreement, the proceeds thereof are applied to the obligations in accordance with subsection 3.3.1 and (c) each Lender has consented in writing to such transaction.

                  8.2.10. Securities of Subsidiaries. Permit any of its
                          --------------------------
Domestic Subsidiaries to issue any additional Securities except to a Borrower or a Domestic Subsidiary and except for director's qualifying Securities; or permit any of its Foreign Subsidiaries to issue any additional Securities except to a Borrower or a Subsidiary and except for director's qualifying Securities.

                  8.2.11. Bill-and-Hold Sales, Etc. Make, or permit any
                          ------------------------
Subsidiary to make, a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, repurchase or return or consignment basis, except for consignment sales of Inventory that does not constitute Eligible Inventory with an aggregate value not in excess of $250,000 at any time outstanding.

                  8.2.12. Restricted Investment. Make or have, or permit any
                          ---------------------
Subsidiary of such Borrower to make or have, any Restricted Investment.

                  8.2.13. Subsidiaries and Joint Ventures. Create, acquire
                          -------------------------------
or otherwise suffer to exist, or permit any Subsidiary of such Borrower to create, acquire or otherwise suffer to exist, any Subsidiary or joint venture arrangement or limited partnership or limited liability company not in existence on the Closing Date and described in Exhibit 8.2.13, or become
                                                  --------------
a general partner of any such Person.

                  8.2.14. Tax Consolidation. File or consent to the filing
                          -----------------
of any consolidated income tax return with any Person other than the other Borrowers and the Subsidiaries of Borrowers.

                  8.2.15. Organizational Documents. Agree to, or suffer to
                          ------------------------
occur, any amendment, supplement or addition to its or any Subsidiary's charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability agreement, operating agreement or other organizational documents (as the case may be), that could reasonably be expected to have a Material Adverse Effect.

                  8.2.16. Fiscal Year End. Change, or permit any Subsidiary
                          ---------------
to change, its fiscal year end.

                  8.2.17. Negative Pledges. After the date hereof, enter
                          ----------------
into any agreement (other than (x) limitations on Foreign Subsidiaries contained in any agreement or agreements evidencing Indebtedness of Foreign Subsidiaries permitted under subsection 8.2.3(xi) and (y) limitations sent forth in the Tranche B Loan Documents), limiting the ability of such Borrower or any Subsidiary to (i) voluntarily create Liens upon any of its Property (other than limitations on junior Liens on Property subject to Liens permitted by subsections 8.2.5(iv) and (v)); (ii) pay dividends or make any other Distributions on its Securities; (iii) make loans or advances to any Borrower or any Subsidiary; or (iv) transfer any of its Property to any Borrower or any Subsidiary.

                  8.2.18. Covenants re: Subordinated Note Indenture. Take
                          -----------------------------------------
any of the following actions, or permit any Subsidiary to take any of the following actions: (i) designate any Indebtedness (other than the Obligations and the obligations under the Tranche B Loan Documents) as Designated Senior Debt, (ii) enter into any Credit Facility (other than the facility evidenced by this Agreement and the Tranche B Loan Documents),
(iii) permit any Subsidiary to be newly designated or redesignated as a Restricted Subsidiary or an Unrestricted Subsidiary under the terms of the Subordinated Note Indenture without having provided at least ten (10) days prior written notice thereof to Agent or (iv) permit any Domestic Subsidiary to not be a "Subordinated Debt Guarantor" for purposes of the Subordinated Note Debt.

                  8.2.19. Leases. Become, or permit any Subsidiary to
                          ------
become, a lessee under any operating lease (other than a lease under which a Borrower or any Subsidiary is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrowers or any Subsidiary is then lessee would exceed $4,500,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

                  8.3.   Specific Financial Covenants.
                         ----------------------------

                  During the Term, and thereafter for so long as there are any Obligations outstanding, Borrowers covenant jointly and severally that, unless otherwise consented to by Majority Lenders in writing, they shall comply with all of the financial covenants set forth in Exhibit 8.3 hereto.
                                                        -----------
If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Borrowers or the Majority Lenders shall so request, Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Borrowers and the Majority Lenders); provided, that until so amended, (i) such ratio or requirement shall
--------
continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrowers shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                      Section 9. CONDITIONS PRECEDENT
                                 --------------------

                  Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent or any Lender under the other sections of this Agreement, no Lender shall be required to make any Loan, nor shall Agent be required to or issue or procure any Letter of Credit or LC Guaranty unless and until each of the following conditions has been and continues to be satisfied:

                  9.1.   Loan Documentation.
                         ------------------

                  Agent shall have received, in form and substance satisfactory to the Lenders and their respective counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments, opinions and certificates as each Lender and their respective counsel shall reasonably require in connection therewith from time to time.

                  9.2.   Other Documents, Certificates, etc.
                         ----------------------------------

                  Agent shall have received, in form and substance satisfactory to Lenders and their respective counsel, without duplication, each of the documents, instruments, opinions and certificates set forth on the closing agenda attached as Exhibit 9.2 hereto, each in form and
                               -----------
substance satisfactory to them.

                  9.3.   Representations True; No Default.
                         --------------------------------

                  Each of the representations and warranties made by the Borrowers in this Agreement shall be true and correct in all respects as of the date made, and shall be true and correct in all respects as of the Closing Date, with the same effect as if made on and as of the Closing Date; each of the covenants, agreements and obligations of the Borrowers under this Agreement to be performed or satisfied by it or them on or prior to the Closing Date shall have been performed or satisfied by it or them on or before the Closing Date; and no Default or Event of Default shall exist or result from the transactions contemplated by this Agreement, the other Loan Documents or the Tranche B Loan Documents.

                  9.4.   Other Conditions.
                         ----------------

                  Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

                  9.5.   Availability.
                         ------------

                  Agent shall have determined that immediately after Lenders have made the initial Loans and after Agent has issued or procured the initial Letters of Credit and LC Guaranties contemplated hereby, and Borrowers have paid (or, if accrued, treated as paid), all closing costs incurred in connection with the transactions contemplated hereby, Availability shall not be less than $10,000,000.

                  9.6.   No Litigation.
                         -------------

                  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

                  9.7.   Fees.
                         ----

                  Borrowers shall have paid the respective closing fees provided for in the Revolving Credit Fee Letter and the Term Loan Fee Letter and the fees of special counsel to the Agent and the Term Loan Lenders.

                  9.8.   Tranche B Loan Documents; Intercreditor Agreement.
                         -------------------------------------------------

                  The Tranche B Loan Documents and the Intercreditor Agreement shall have been finalized, executed and delivered, in each case in form and substance satisfactory to Agent and each Lender. The Tranche B Loans shall have been funded in accordance with the terms of the Tranche B Loan Documents.

                  9.9.   No Material Adverse Change.
                         --------------------------

                  No Material Adverse Effect shall have occurred since November 1, 2003, except as disclosed on Exhibit 7.1.10.

                  9.10.  Delivery of Financial Statements and Projections.
                         ------------------------------------------------

                  The Borrowers shall have finalized and delivered to the Agent prior to the Closing Date, and the Agent shall have approved, the financial projections of Borrowers and their Subsidiaries for the period of three (3) fiscal years ending on or about November 1, 2007 (the "Initial Financial Projections"). The Initial Financial Projections shall specify the assumptions on which they are based and shall be made in good faith. The Initial Financial Projections shall be accompanied by an officer's certificate, in form and substance satisfactory to the Agent, duly executed on behalf of the Borrowers and their Subsidiaries by the Chief Financial Officer of Falcon, specifying, among other things, the assumptions on which the Initial Financial Projections are based. The Borrowers shall have delivered to the Agent prior to the Closing Date the financial statements described in subsection 7.1.10 of this Agreement.

                  9.11.  Third-Party Consents.
                         --------------------

                  The Borrowers and their Subsidiaries shall have obtained all other Consents required to be obtained from all governmental authorities and other Persons in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Equity Documents, and the Agent shall have approved the terms and conditions thereof, and all applicable waiting periods shall have expired.

                  9.12.  Actions Relating to the Collateral.
                         ----------------------------------

                  Agent shall have received the following in form and substance satisfactory to the Lenders:

                       (a) the Securities subject to the Pledge Agreements, together with stock powers duly executed by the appropriate Borrower or Subsidiary in blank;

                       (b) Evidence that all filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, which shall be necessary to create, in favor of the Agent, a perfected first priority Lien on the Collateral (subject only to Permitted Liens);

                       (c) Evidence that the Liens on the Collateral are subject only to the Permitted Liens, such evidence including, without limitation, the results of searches conducted in the UCC filing records in each of the governmental offices in which UCC financing statements have been, or shall be, filed;

                       (d) Landlord waivers, in form and substance satisfactory to the Agent, duly executed by a Borrower or Subsidiary, as applicable, and the respective landlord/lessees (otherwise Inventory at such location shall be excluded from Eligible Inventory in Agent's discretion); and

                       (e) Such other documents relating to the Collateral as the Agent may request.

        Section 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT
                    -------------------------------------------------

                  10.1.   Events of Default.
                          -----------------

                  The occurrence of one or more of the following events shall constitute an "Event of Default":

                  10.1.1. Payment of Obligations. Borrowers shall fail to
                          ----------------------
pay any of the Obligations hereunder or under any Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

                  10.1.2. Misrepresentations. Any representation, warranty
                          ------------------
or other statement made or furnished to Agent or any Lender by or on behalf of any Borrower, any Subsidiary or any Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made, furnished or reaffirmed pursuant to Section 7.2 hereof.

                  10.1.3. Breach of Specific Covenants. Any Borrower shall
                          ----------------------------
fail or neglect to perform, keep or observe any covenant contained in Section or subsection 5, 6, 8.1 (except 8.1.3 and 8.1.6), 8.2 or 8.3 hereof on the date that such Borrower is required to perform, keep or observe such covenant or shall fail or neglect to perform, keep or observe any covenant contained in Section 8.1.3 or 8.1.6 hereof within five (5) days following the date on which Borrowers are required to perform, keep or observe such covenant.

                  10.1.4. Breach of Other Covenants. Any Borrower shall fail
                          -------------------------
or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Agent's satisfaction within ten (10) Business Days after the sooner to occur of Borrowers' receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any officer of any Borrower.

                  10.1.5. Default Under Security Documents or Other
                          -----------------------------------------
Agreements. Any event of default shall occur under, or any Borrower, any
----------
Subsidiary or any Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents, or the Other Agreements and such default shall continue beyond any applicable grace or cure period.

                  10.1.6. Other Defaults. (a) There shall occur any default
                          --------------
or event of default on the part of any Borrower, any Subsidiary or any Guarantor under any agreement, document or instrument to which such Borrower, such Subsidiary or such Guarantor is a party or by which such Borrower, such Subsidiary or such Guarantor or any of its Property is bound, evidencing or relating to any Indebtedness for Money Borrowed (other than the Obligations), including without limitation the Indebtedness evidenced by the Tranche B Loan Documents, or any Indebtedness under any operating lease, in any case with an outstanding principal balance or total remaining amount of payments, as applicable, in excess of $250,000, if the payment or maturity of such Indebtedness for Money Borrowed or operating lease, as applicable, is or could be accelerated in consequence of such event of default or demand for payment of such Indebtedness for Money Borrowed or operating lease, as applicable, is made or could be made in accordance with the terms thereof, unless and until such event is cured or waived, or (b) any default or event of default occurs under the Subordinated Note Documents, the Convertible Subordinated Debentures or any documents or agreements in respect of other Subordinated Debt, unless and until such event is cured or waived.

                  10.1.7. Uninsured Losses. Any material loss, theft, damage
                          ----------------
or destruction of any portion of the Collateral having a fair market value of $500,000, in the aggregate, if not fully covered (subject to such deductibles and self-insurance retentions as Agent shall have permitted) by insurance.

                  10.1.8. Insolvency and Related Proceedings. Any Borrower,
                          ----------------------------------
any Subsidiary or any Guarantor shall cease to be Solvent or shall admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a receiver, trustee, custodian, liquidator or similar fiduciary in respect of itself or any substantial part of its assets, or shall make an assignment for the benefit of creditors, or shall commence any case or other proceeding or any petition for an order for relief shall be filed by or against any such Person under applicable bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect or shall take any action to authorize or in furtherance of any of the foregoing (or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against such Person, such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof); or a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower or any of its Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted.

                  10.1.9. Business Disruption; Condemnation. There shall
                          ---------------------------------
occur a cessation of a substantial part of the business of any Borrower, any Subsidiary or any Guarantor for a period which materially adversely affects such Borrower's, such Subsidiary's or such Guarantor's capacity to continue its business on a profitable basis; or any Borrower, any

Subsidiary or any Guarantor shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by such Borrower, such Subsidiary or such Guarantor which is necessary to the continued or lawful operation of its business; or any Borrower, any Subsidiary or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Borrower, any Subsidiary or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term, except any such lease or agreement the cancellation or termination of which could not reasonably be expected to have a Material Adverse Effect; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

                  10.1.10. ERISA. A Reportable Event shall occur which, in
                           -----
Agent's reasonable determination, constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or any Borrower, any Subsidiary or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan and, in each case, any such event could reasonably be expected to have a Material Adverse Effect.

                  10.1.11. Challenge to Agreement. Any Borrower, any
                           ----------------------
Subsidiary or any Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent.

                  10.1.12. Repudiation of or Default Under Guaranty
                           ----------------------------------------
Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty
---------
Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

                  10.1.13. Criminal Forfeiture. Any Borrower, any Subsidiary
                           -------------------
or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material Property of such Borrower, such Subsidiary or such Guarantor.

                  10.1.14. Judgments. Any money judgments, writ of
                           ---------
attachment or similar processes (collectively, "Judgments") are issued or rendered against any Borrower, any Subsidiary or any Guarantor, or any of their respective Property (i) in the case of money judgments, in an amount of $100,000 or more for any single judgment, attachment or process or $250,000 or more for all such judgments, attachments or processes in the aggregate, in each case in excess of any applicable insurance with respect to which the insurer has admitted liability, and (ii) in the case of non-monetary Judgments, such Judgment or Judgments (in the aggregate) could reasonably be expected to have a material Adverse

Effect, in each case which Judgment is not stayed, released or discharged within thirty (30) days.

                  10.2.   Acceleration of the Obligations and Other Remedies.
                          --------------------------------------------------

                       (a) Upon or at any time after the occurrence and during the continuance of an Event of Default, (i) the Revolving Loan Commitments shall, at the option of Agent, Majority Revolving Credit Lenders or Majority Term Loan Lenders be terminated and/or
         (ii) Agent, Majority Revolving Credit Lenders or Majority Term Loan Lenders may terminate this Agreement and/or declare all or any portion of the Obligations at once due and payable without presentment, demand protest or further notice by Agent or any Lender, and Borrowers shall forthwith pay to Agent, the full amount of such Obligations, provided, that upon the occurrence of an Event
                              --------
         of Default specified in subsection 10.1.8 hereof, the Revolving Loan Commitments shall automatically be terminated and all of the Obligations shall become automatically due and payable, in each case without declaration, notice or demand by Agent or any Lender.

                       (b) Agent shall take such action with respect to any Default or Event of Default as shall be directed by the Majority Term Loan Lenders; provided, that unless and until Agent shall have
                            --------
         received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of Agent and Lenders, including any action (or the failure to act) pursuant to the Loan Documents.

                       (c) Subject to the Intercreditor Agreement, and notwithstanding clauses (a) and (b) of this Section 10.2, upon or at any time after the occurrence and during the continuance of an Event of Default, the Majority Term Loan Lenders shall have the right to direct Agent to issue a blocking notice with respect to any Subordinated Debt, and Agent shall promptly pursue such action as directed by the Majority Term Loan Lenders in good faith and in a commercially reasonable manner.

                  10.3.   Other Remedies.
                          --------------

                  Upon the occurrence and during the continuance of an Event of Default, Agent shall have and may exercise from time to time the following other rights and remedies:

                  10.3.1. All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                  10.3.2. The right to take immediate possession of the Collateral, and to (i) require each Borrower and each of its Subsidiaries to assemble the Collateral, at Borrowers' joint and several expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of any Borrower or any Subsidiary, such Borrower agrees not to charge, or permit any Subsidiary to charge, Agent for storage thereof).

                  10.3.3. Subject to subsection 11.13, the right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Agent may, at Agent's option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Each Borrower agrees that ten (10) days' written notice to such Borrower or any of its Restricted Subsidiaries of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on any Borrower's or any of its Subsidiaries' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent, on behalf of Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two
(2) Business Days for collection, as provided in Section 3.11. If any deficiency shall arise, each Borrower and each Guarantor shall remain jointly and severally liable to Agent and Lenders therefor.

                  10.3.4. To the maximum extent such Borrower has the lawful right to do so, Agent is hereby granted a license or other right to use, without charge, (a) each Borrower's and each Subsidiary's labels, patents, copyrights, licenses, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing, advertising for sale and selling any Collateral and (b) each Borrower's and each Subsidiary's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

                  10.3.5. Agent may, at its option, require Borrowers to deposit with Agent funds equal to 105% of the LC Amount and, if Borrowers fail to promptly make such deposit, Agent may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Each such Revolving Credit Loan shall be secured by all of the Collateral and shall constitute a Base Rate Portion. Any such deposit or advance shall be held by Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amount remaining in such reserve shall be applied against any outstanding Obligations, or, if all obligations have been indefeasibly paid in full, returned to Borrowers.

                  10.4.   Set Off and Sharing of Payments.
                          -------------------------------

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with prior written consent of Agent and with reasonably prompt subsequent notice to such Borrower (any prior or contemporaneous notice to such Borrower being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by such Lender at any of its offices for the account of such Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries), and (ii) other property at any time held or owing by such Lender to or for the credit or for the account of such Borrower or any of its Subsidiaries, against and on account of any of the Obligations. Each Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and upon doing so shall deliver such excess to Agent for the benefit of all Lenders in accordance with the priorities set forth herein. Any such setoff shall be subject to the provisions of Section 3.10.

                  10.5.   Remedies Cumulative; No Waiver.
                          ------------------------------

                  All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of each Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Agent or any Lender or contained in any other agreement between any Lender and such Borrower or between Agent and such Borrower heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of such Borrower herein contained. The failure or delay of Agent or any Lender to require strict performance by any Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and other Obligations owing or to become owing from such Borrower to Agent and each Lender have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and Majority Lenders or all Lenders (in any case, as applicable) and directed to Borrowers.

       Section 11. THE AGENT; CERTAIN PROVISIONS RELATING TO LENDERS
                   -------------------------------------------------

                  11.1.   Authorization and Action.
                          ------------------------

                  Each Lender hereby appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby acknowledges that Agent shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Lender. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, any Borrower. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including without limitation enforcement and collection of the Notes), Agent may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders, whenever such instruction shall be requested by Agent or required hereunder, or a greater or lesser number of Lenders if so required hereunder, and such instructions shall be binding upon all Lenders; provided, that Agent shall be fully justified in failing or refusing to take
--------
any action which exposes Agent to any liability or which is contrary to this Agreement, the other Loan Documents or applicable law, unless Agent is indemnified to its satisfaction by the other Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. If Agent seeks the consent or approval of Majority Lenders, or a greater or lesser number of Lenders as required in this Agreement, with respect to any action hereunder, Agent shall send notice thereof to each Lender and shall notify each Lender at any time that Majority Lenders, or such greater or lesser number of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

                  11.2.   Agent's Reliance, Etc.
                          ---------------------

                  Neither Agent, any Affiliate of Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (i) may treat each Lender party hereto as the holder of Obligations until Agent receives written notice of the assignment or transfer or such lender's portion of the Obligations signed by such Lender and in form reasonably satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iii) makes no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents; (iv) shall not have any duty beyond Agent's customary practices in respect of loans in which Agent is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower, to inspect the property (including the books and records) of any Borrower, to monitor the financial condition of any Borrower or to ascertain the existence or possible existence or continuation of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be liable to any Lender for any action taken, or inaction, by Agent upon the instructions of Majority Lenders or a greater or lesser number of Lenders, as required pursuant to Section 11.1 hereof or refraining to take any action pending such instructions; (vii) shall not be liable for any apportionment or distributions of payments made by it in good faith pursuant to Section 3 hereof; (viii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties; and (ix) may assume that no Event of Default has occurred and is continuing, unless Agent has actual knowledge of the Event of Default, has received notice from a Borrower or a Borrower's independent certified public accounts stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing. In the event any apportionment or distribution described in clause (vii) above is determined to have been made in error, the sole recourse of any Person to whom payment was due but not made shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

                  11.3.   Fleet and Affiliates.
                          --------------------

                  With respect to its commitment hereunder to make Loans, Fleet shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the terms "Lender," "Lenders," "Revolving Credit Lenders," "Term Loan Lenders" (if applicable) and "Majority Lenders" shall, unless otherwise expressly indicated, include Fleet in its individual capacity as a Lender. Fleet and its Affiliates may lend money to, and generally engage in any kind of business with, Borrowers, and any Person who may do business with or own Securities of Borrowers, in each case, to the extent not in violation of this Agreement, all as if Fleet were not Agent and without any duty to account therefor to any other Lender.

                  11.4.   Lender Credit Decision.
                          ----------------------

                  Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Agent shall not have any duty or responsibility, either initially or on an ongoing basis, to provide any Lender with any credit or other similar information regarding Borrowers.

                  11.5.   Indemnification.
                          ---------------

                  Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers), in accordance with their respective Aggregate Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement; provided, that no Lender shall be liable for
                               --------
any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing; each Lender agrees to reimburse Agent promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including attorneys' fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrowers. The obligations of Lenders under this Section 11.5 shall survive the payment in full of all obligations and the termination of this Agreement. If after payment and distribution of any amount by Agent to Lenders, any Lender or any other Person, including Borrowers, any creditor of Borrowers, a liquidator, administrator or trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in accordance with their respective Aggregate Percentages, shall reimburse Agent for all such amounts.

                  11.6.   Rights and Remedies to be Exercised by Agent Only.
                          -------------------------------------------------

                  Each Lender agrees that, except as set forth in Sections
10.2 and 10.4, no Lender shall have any right individually (i) to realize upon the security created by this Agreement or any other Loan Document, (ii) to enforce any provision of this Agreement or any other Loan Document that does not run directly to the benefit of such Lender, or (iii) directly to make demand of Borrowers under this Agreement or any other Loan Document.

                  11.7.   Agency Provisions Relating to Collateral.
                          ----------------------------------------

                  Each Lender authorizes and ratifies Agent's entry into this Agreement and the Security Documents for the benefit of Lenders. Each Lender agrees that any action taken by Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Agent's Liens upon the Collateral, for its benefit and the ratable benefit of Lenders. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Agreement and payment and satisfaction of all obligations; or (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with subsection 8.2.9 hereof, as it may be amended from time to time (and Agent may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property in which no Borrower owned any interest at the time the Lien was granted or at any time thereafter; or (iv) subject to subsection 11.13, in connection with any foreclosure sale or other enforcement action with respect to Collateral or in connection with the other exercise by Agent of remedies hereunder, in each case after the occurrence and during the continuation of an Event of Default or (v) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant hereto. Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by a Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Agent in this Section 11.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, but consistent with the provisions of this Agreement, including given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any Lender, except as otherwise provided herein. Borrowers and each Lender agrees that Agent shall be the joint and several creditor of each and every obligation of Borrowers towards each Lender under the Loan Documents, and that, accordingly, Agent will have its own independent right to demand performance by Borrowers of those obligations.

                  11.8.   Agent's Right to Purchase Commitments.
                          -------------------------------------

                  Agent shall have the right, but shall not be obligated, at any time upon written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender's sole discretion, to purchase for Agent's own account all of such Lender's interests in this Agreement, the other Loan Documents and the obligations, for the face amount of the outstanding obligations owed to such Lender, including without limitation all accrued and unpaid interest and fees.

                  11.9.   Right of Sale, Assignment, Participations.
                          -----------------------------------------

                  Borrowers hereby consent to any Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents to any bank or other institutional lender, or of any portion hereof or thereof, including, without limitation, such Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder subject to the terms and conditions set forth below:

                  11.9.1. Sales, Assignments. Each Revolving Credit Lender
                          ------------------
and Term Loan Lender hereby agrees that, with respect to any sale or assignment by it (i) no such sale or assignment shall be for an amount of less than $1,000,000 or, if less, the aggregate outstanding amount of Revolving Credit Loans or the Term Loan owing to it (except that no such minimum amount shall apply to an assignment by a Revolving Credit Lender or Term Loan Lender to an Affiliate of such Revolving Credit Lender or Term Loan Lender, as the case may be, or a fund or account managed by such Revolving Credit Lender or Term Loan Lender or an Affiliate of such Revolving Credit Lender or Term Loan Lender, as the case may be), (ii) each such sale or assignment shall be made on terms and conditions which are customary in the industry at the time of the transaction, (iii) Agent must consent, such consent not to be unreasonably withheld, to each such assignment of all or any part of the Revolving Loan Commitments or Revolving Credit Loans to a Person that is not an original signatory to this Agreement, (iv) the assigning Revolving Credit Lender or Term Loan Lender, as the case may be, shall pay to Agent a processing and recordation fee of $3,500 (except that no such fee shall be required in connection with an assignment by a Revolving Credit Lender or Term Loan Lender to an Affiliate of such Revolving Credit Lender or Term Loan Lender, as the case may be, or a fund or account managed by such Revolving Credit Lender or Term Loan Lender, as the case may be, or an Affiliate of such Revolving Credit Lender or Term Loan Lender, as the case may be,) and any out-of-pocket attorneys' fees and expenses incurred by Agent in connection with any such sale or assignment and (v) the assigning Revolving Credit Lender or Term Loan Lender, as the case may be, and the assignee Revolving Credit Lender or Term Loan Lender shall each have executed and delivered an Assignment and Acceptance Agreement, pursuant to which, among other things, the assignee Lender shall agree to be bound by the terms of the Intercreditor Agreement. After such sale or assignment has been consummated (x) the assignee Revolving Credit Lender or Term Loan Lender thereupon shall become a "Lender" and a "Revolving Credit Lender" or "Term Loan Lender," as the case may be, for all purposes of this Agreement and (y) the assigning Revolving Credit Lender shall have no further liability for funding the portion of Revolving Loan Commitments assumed by such other Revolving Credit Lender.

                  11.9.2. Participations. Any Lender may grant
                          --------------
participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (i) no such
                                             --------
participation shall be for an amount of less than $1,000,000 (except that no such minimum amount shall apply to a participation by a Lender to an Affiliate of such Lender or to a fund or account managed by such Lender or an Affiliate of such Lender), (ii) no Participant shall thereby acquire any direct rights under this Agreement, (iii) no Participant shall be granted any right to consent to any amendment, except to the extent any of the same pertain to (1) reducing the aggregate principal amount of, or interest rate on, or fees applicable to, any Loan, (2) extending the final stated maturity of any Loan or the stated maturity of any portion of any payment of principal of, or interest or fees applicable to, any of the Loans, (3) any amendment that pursuant to the terms of subsection 11.10 requires the vote of all Lenders or (4) any amendment to subsection 8.2.8 or Section 8.3; provided, that the rights described in this subclause (2) shall not be
--------
deemed to include the right to consent to any amendment with respect to or which has the effect of requiring any mandatory prepayment of any portion of any Loan or any amendment or waiver of any Default or Event of Default, (iv) no sale of a participation in extensions of credit shall in any manner relieve the originating Lender of its obligations hereunder, (v) the originating Lender shall remain solely responsible for the performance of such obligations, (vi) Borrowers and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (vii) all amounts payable by Borrowers hereunder shall be determined as if the originating Lender had not sold any such participation.

                  11.9.3. Certain Agreements of Borrowers. Each Borrower
                          -------------------------------
agrees that (i) it will use its best efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participation in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents and making members of management available at reasonable times to meet with and answer questions of potential assignees and Participants; and (ii) subject to the provisions of Section 12.14 hereof, such Lender may disclose credit information regarding Borrowers to any potential Participant or assignee.

                  11.9.4. Non U.S. Resident Transferees. If, pursuant to
                          -----------------------------
this Section 11.9, any interest in this Agreement or any Loans is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee (other than any Participant), and may cause any Participant, concurrently with and as a condition precedent to the effectiveness of such transfer, to (i) represent to the transferor Lender (for the benefit of the transferor Lender, Agent, and Borrowers) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrowers or the transferor Lender with respect to any payments to be made to such transferee in respect of the interest so transferred, (ii) furnish to the transferor Lender, Agent and Borrowers either United States Internal Revenue Service Form W-8BEN or United States Internal Revenue Service Form W-8ECI (wherein such transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder), and (iii) agree (for the benefit of the transferor Lender, Agent and Borrowers) to provide the transferor Lender, Agent and Borrowers a new Form W-8BEN or Form W-8ECI upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

                  11.10.  Amendment.
                          ---------

                  No amendment or waiver of any provision of this Agreement (including without limitation, any waiver of any Event of Default or Default) or any other Loan Document (including without limitation any Note), nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Majority Lenders and Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall:
--------

                           (i) do any of the following, unless in writing and signed by each Lender: (1) increase any Term Loan Lender's Term Loan Commitment, (2) reduce the number of Revolving Credit Lenders and/or Term Loan Lenders which shall be required for Lenders, any class of Lenders or any Lender to take any action hereunder, (3) amend any provision of this Agreement that requires the consent of all Lenders or consent to or waive any breach thereof, (4) amend the definition of the term "Majority Lenders", (5) amend Section 3.11 or this Section 11.10, (6) share the Lien of the Collateral with any other obligations of Borrowers, (7) release or subordinate Agent's Lien on any Collateral other than releases permitted pursuant to
                  Section 11.7, or (8) except as specifically provided in subsection 11.10(iv) below, amend, modify, waive or consent to any departure from the amortization schedule or any mandatory or required prepayment (whether or not scheduled) of the principal of the Term Loan;

                           (ii) do any of the following, unless in writing and signed by all Revolving Credit Lenders and Term Loan Lenders holding 75% or more of the outstanding Term Loan:
                  (1) increase the aggregate Loan Commitments or any Revolving Credit Lender's Revolving Loan Commitment, (2) increase the amount of Overadvances permitted under subsection 1.1.2 or the amount of Agent Loans permitted under subsection 1.1.4, (3) increase any advance percentage contained in the definition of the term "Borrowing Base" or (4) amend the definitions of the terms "Borrowing Base," "Eligible Account" or "Eligible Inventory" in a manner that increases the amount of Revolving Credit Loans available thereunder;

                           (iii) do any of the following, unless in writing
                  and signed by all Revolving Credit Lenders (it being agreed and understood that no approval from any Term Loan Lender shall be required for the following): (1) decrease any interest rate payable hereunder in respect of the Revolving Credit Loans (including the Default Rate), (2) reduce the principal of, or interest on, any amount payable hereunder in respect of the Revolving Credit Loans, or under any Revolving Note, or reduce the amount of any fee or expense reimbursement payable to Agent or Revolving Credit Lenders, other than those payable only to Fleet in its capacity as Agent, which may be reduced by Fleet unilaterally, or (3) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder in respect of the Revolving Credit Loans or under any Revolving Note, or any date fixed for any payment of any fees or expense reimbursements owing to Agent or Revolving Credit Lenders, other than those payable only to Fleet in its capacity as Agent, which may be postponed by Fleet unilaterally;

                           (iv) so any of the following, unless in writing and signed by all Term Loan Lenders (it being agreed and understood that no approval from any Revolving Credit Lender shall be required for the following): (1) decrease any interest rate payable hereunder in respect of the Term Loan (including the Default Rate), (2) reduce the principal of, or interest on, any amount payable hereunder in respect of the Term Loan, or under any Term Note or reduce the amount of any fee or expense reimbursement payable to Term Loan Lenders, or (3) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder in respect of the Term Loan or under any Term Note, or any date fixed for any payment of any fees or expense reimbursements owing to Term Loan Lenders;

                           (v) affect the rights or duties of Agent under this Agreement, any Note or any other Loan Document unless in writing and signed by Agent in addition to Majority Lenders; and

                           (vi) In addition, no amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document or any consent to any departure by Borrowers therefrom, which requires or includes a voting threshold other than Majority Lenders, shall be effective unless signed by Lenders constituting at least the necessary number or percentage of Lenders required hereby for any such amendment, waiver, departure or consent.

                  If a fee is to be paid by Borrowers in connection with any waiver or amendment hereunder, the agreement evidencing such amendment or waiver may, at the discretion of Agent (but shall not be required to), provide that only Lenders executing such agreement by a specified date may share in such fee (and in such case, such fee shall be divided among the applicable Lenders on a pro rata basis without including the interests of any Lenders who have not timely executed such agreement).

                  11.11.  Resignation of Agent; Appointment of Successor.
                          ----------------------------------------------

                       (a) Subject to the appointment of a successor Agent in the manner set forth below, and the acceptance of such appointment by such successor Agent,

         Agent may resign as Agent by giving not less than thirty (30) days' prior written notice to Lenders and Borrowers. If Agent shall resign under this Agreement, then, (i) subject to the consent of Borrowers (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists), Majority Lenders shall appoint from among Lenders a successor agent for Lenders or (ii) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to Lenders and Borrowers of its resignation, then Agent shall appoint a successor agent who shall serve as Agent until such time as Majority Lenders appoint a successor agent, subject to Borrowers' consent as set forth above.

                       (b) If Agent shall fail or refuse to act or refrain from acting upon and in accordance with instructions given in accordance with the provisions of this Agreement by Majority Term Loan Lenders, and such failure or refusal is not occasioned by the inability or unwillingness of such Majority Term Loan Lenders to provide Agent with satisfactory indemnification to which Agent is entitled pursuant to subsection 11.1, then Majority Term Loan Lenders may, upon notice in writing to Agent, remove Agent (which removal shall be effective as of the date specified such notice) and appoint from among the Term Loan Lenders a successor agent for Lenders. It is agreed and understood that Agent shall not be required to resign its position except pursuant to the terms of this subsection 11.11(b). It is further agreed and understood that in connection with, and at the time of, the removal of Agent pursuant to the terms of this subsection 11.11(b) Designated Term Buyout Lender shall be required to purchase all of the Revolving Loan Commitments held by, and all of the Revolving Credit Loans and other Obligations owing to, Agent in its capacity as a Revolving Credit Lender hereunder in accordance with the provisions of subsection 11.13.

                       (c) Upon its appointment, any such successor agent shall succeed to the rights, powers and duties of Agent and the term "Agent" shall mean such successor effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation or removal of any Agent hereunder, the provisions of this Section 11 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation or removal be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

                  11.12.  Audit and Examination Reports; Disclaimer by
                          --------------------------------------------
Lenders.
-------

                  By signing this Agreement, each Lender:

                       (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of Agent;

                       (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

                       (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding each Borrower and will rely significantly upon each Borrower's books and records, as well as on representations of each Borrower's personnel;

                       (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner, in accordance with the provisions of Section 12.14; and

                       (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including attorney's fees and expenses) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                  11.13.  Buyout Right.
                          ------------

                       (a) Designated Term Buyout Lender shall have the right at any time to deliver to Agent a Buyout Notice, and, within ten (10) Business Days after delivery to Agent of any such Buyout Notice, to consummate a Buyout. Any Buyout Notice given by Designated Term Buyout Lender shall be irrevocable. The failure of Designated Term Buyout Lender to timely consummate a Buyout in any instance shall constitute a waiver by Designated Term Buyout Lender of its rights under this subsection 11.13. In addition, if Designated Term Buyout Lender fails to timely consummate a Buyout that is the subject of a Buyout Notice, Agent and Revolving Credit Lenders shall be entitled to bring legal action against Designated Term Buyout Lender for equitable relief (including specific performance) in respect thereof. Notwithstanding anything to the contrary contained herein, Agent shall be entitled to pursue any enforcement action available to Agent under the Loan Documents and applicable law regardless of Designated Term Buyout Lender's rights under this subsection 11.13 or the receipt by Agent of a Buyout Notice.

                       (b) Upon consummation of a Buyout, Agent will assign all of its Liens to Designated Term Buyout Lender and resign as Agent hereunder and Designated Term

         Buyout Lender will succeed to the role as Agent in accordance with the provisions of subsection 11.11.

                       (c) Notwithstanding the foregoing, (i) Designated Term Buyout Lender's right to consummate a Buyout shall be immediately terminated, regardless of whether Designated Term Buyout Lender has previously delivered a Buyout Notice, at such time as a "Purchase Notice" (as defined in the Intercreditor Agreement) has been delivered in order to effect a purchase of the Revolving Credit Commitments and (ii) if a Buyout is consummated by Designated Term Buyout Lender in connection with which the prepayment fees payable to Revolving Credit Lenders pursuant to
         Section 2.6(a) were not payable, and a Purchase Notice is delivered in order to effect a purchase of the Revolving Loan Commitments within thirty (30) days after the date of such consummation, Designated Term Buyout Lender shall remit to the Persons from whom Designated Term Buyout Lender purchased such Revolving Loan Commitments, the amount of any prepayment fee in respect of the Revolving Loan Commitments actually received by Designated Term Buyout Lender in connection with the purchase described in such Purchase Notice.

                         Section 12. MISCELLANEOUS
                                     -------------

                  12.1.   Power of Attorney.
                          -----------------

                  Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 12.1, and Agent, or Agent's agent, may, without notice to any Borrower and in such Borrower's or Agent's name, but at the cost and expense of such Borrower:

                  12.1.1. At such time or times as Agent or said agent, in its sole discretion, may determine, endorse such Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

                  12.1.2. At such time or times upon or after the occurrence and during the continuance of an Event of Default (provided that the occurrence of an Event of Default shall not be required with respect to clauses (iv), (vi), (ix) and (x) below), as Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable, and at Agent's option, with all warranties regarding the Collateral disclaimed; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive and open all mail received by Agent and addressed to such Borrower, (vii) notify postal authorities to change the address for delivery thereof to such address as Agent may designate;
(viii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (ix) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (x) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (xi) use the information recorded on or contained in any data processing equipment and Computer Hardware and Software relating to the Accounts, Inventory, Equipment and any other Collateral; (xii) make and adjust claims under policies of insurance; and (xiii) do all other acts and things necessary, in Agent's reasonable determination, to fulfill such Borrower's obligations under this Agreement.

                  The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

                  12.2.   Indemnity.
                          ---------

                  Borrowers hereby agree to jointly and severally indemnify Agent and each Lender (and each of their Affiliates) and hold Agent and each Lender (and each of their Affiliates) harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by any such Person (including reasonable attorneys fees and legal expenses) as the result of such Borrower's failure to observe, perform or discharge such Borrower's duties hereunder. In addition, Borrowers shall jointly and severally defend Agent and each Lender (and each of their Affiliates) against and save it harmless from all claims of any Person with respect to the Collateral (except those resulting from the gross negligence or intentional misconduct of any such indemnified Person). Without limiting the generality of the foregoing, these indemnities shall extend to any loss, damage, cost, expense or liability incurred by Agent or any Lender (or any of their Affiliates) or any claim asserted against Agent or any Lender (or any of their Affiliates) by any Person, directly or indirectly arising out of or attributable to (i) the use, generation, storage, release, threatened release, discharge, disposal or presence of any solid or hazardous waste on, under or about the Collateral or (ii) any Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrowers under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

                  12.3.   Sale of Interest.
                          ----------------

                  No Borrower may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, such Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

                  12.4.   Severability.
                          ------------

                  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  12.5.   Successors and Assigns.
                          ----------------------

                  This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of each Borrower, Agent and each Lender permitted under Section
11.9 hereof.

                  12.6.   Cumulative Effect; Conflict of Terms.
                          ------------------------------------

                  The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

                  12.7.   Execution in Counterparts.
                          -------------------------

                  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

                  12.8.   Notice.
                          ------

                  Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, and be sent by registered or certified mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

                  If to Agent or Fleet:  Fleet Capital Corporation
                                         One South Wacker Drive
                                         Suite 3400
                                         Chicago, Illinois  60606
                                         Attn: Loan Administration Manager
                                         Facsimile No.: (312) 332-6537

                  With a copy to:        Goldberg, Kohn, Bell, Black,
                                           Rosenbloom & Moritz, Ltd.
                                         55 East Monroe Street
                                         Suite 3700
                                         Chicago, Illinois 60603
                                         Attn: David L. Dranoff, Esq.
                                         Facsimile No.: (312) 332-2196

                  If to any Borrower:    c/o Falcon Products, Inc.
                                         9387 Dielman Industrial Drive
                                         St. Louis, Missouri  63132
                                         Attention: Anthony DeVasto
                                         Facsimile No.: (314) 991-9295

                  With a copy to:        Armstrong Teasdale LLP
                                         One Metropolitan Square
                                         Suite 2600
                                         St. Louis, Missouri 63102
                                         Attention: Kenneth F. Teasdale, Esq.
                                         Facsimile No.: (314) 621-5065

If to any other Lender, at its address indicated on the signature pages hereof or in a notice to Borrowers of an assignment of a Note, or to such other address or facsimile number as each party may designate for itself by notice given in accordance with this Section 12.8; provided, however, that
                                                   --------
any notice, request or demand to or upon Agent or a Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Agent or such Lender.

                  12.9.   Consent.
                          -------

                  Whenever Agent's, Majority Lenders', or all Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Agent, Majority Lenders or all Lenders, as applicable, shall be authorized to give or withhold such consent in their sole and absolute discretion and to condition its consent upon the giving of additional Collateral security for the Obligations, the payment of money or any other matter.

                  12.10.  Credit Inquiries.
                          ----------------

                  Each Borrower hereby authorizes and permits Agent and each Lender to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

                  12.11.  Time of Essence.
                          ---------------

                  Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

                  12.12.  Entire Agreement.
                          ----------------

                  This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

                  12.13.  Interpretation.
                          --------------

                  No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  12.14.  Confidentiality.
                          ---------------

                  Agent and each Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by any governmental authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this
Section 12.14.

                  12.15.  GOVERNING LAW; CONSENT TO FORUM.
                          -------------------------------

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS; PROVIDED, HOWEVER, THAT THE PERFECTION, THE EFFECT OF THE PERFECTION OR NON-PERFECTION AND THE PRIORITY OF THE SECURITY INTERESTS AND LIENS CREATED BY THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE

SUBSTANTIVE LAWS OF THE APPLICABLE JURISDICTION AND THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF THE STATE OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWERS, AGENT OR ANY LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS ON THE ONE HAND AND AGENT OR ANY LENDER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH LEGAL PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

                  12.16.  WAIVERS BY BORROWERS.
                          --------------------

                  EACH BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL;
(II) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY,

RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT OR ANY LENDER ON WHICH SUCH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT OR ANY LENDER MAY DO IN THIS REGARD; (III) NOTICE PRIOR TO AGENT'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (IV) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (V) NOTICE OF ACCEPTANCE HEREOF AND (VI) EXCEPT AS PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND EACH LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  12.17.  Advertisement.
                          -------------

                  Each Borrower hereby authorizes each of Agent and each Lender, following consultation with Borrowers, to publish the name of such Borrower and the amount of the credit facility provided hereunder in any "tombstone" or comparable advertisement which Agent or such Lender, as applicable, elects to publish.

                  IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

                                   FALCON PRODUCTS, INC.


                                   By:
                                      --------------------------------------
                                   Title:
                                         -----------------------------------

                                   SHELBY WILLIAMS INDUSTRIES, INC.


                                   By:
                                      --------------------------------------
                                   Title:
                                         -----------------------------------

                                   SELLERS & JOSEPHSON INC.


                                   By:
                                      --------------------------------------
                                   Title:
                                         -----------------------------------

                                   EPIC FURNITURE GROUP, INC.


                                   By:
                                      --------------------------------------
                                   Title:
                                         -----------------------------------

                                   FLEET CAPITAL CORPORATION, as
                                   Agent and as Revolving Credit Lender

                                   By:
                                      --------------------------------------
                                   Title:
                                         -----------------------------------



                      Signature Page to Loan Agreement


TERM LOAN LENDERS:
-----------------

                                   GMAM INVESTMENT FUNDS TRUST II

                                   By: DDJ Capital Management, LLC, on
                                       behalf of GMAM Investment Funds
                                       Trust II, in its capacity as
                                       investment manager


                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:  Member



                      Signature Page to Loan Agreement


TERM LOAN LENDERS:
-----------------

                                   GMAM INVESTMENT FUNDS TRUST

                                   By: DDJ Capital Management, LLC, on
                                       behalf of GMAM Investment Funds
                                       Trust, in its capacity as
                                       investment manager


                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:  Member


                      Signature Page to Loan Agreement


TERM LOAN LENDERS:
-----------------

                                   State Street Bank and Trust Company,
                                   solely in its capacity as Trustee for
                                   GENERAL MOTORS WELFARE BENEFIT TRUST
                                   (VEBA) as directed by DDJ Capital
                                   Management, LLC, and not in its
                                   individual capacity

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:



                      Signature Page to Loan Agreement


TERM LOAN LENDERS:
-----------------

                                   THE OCTOBER FUND, LIMITED PARTNERSHIP

                                   By: October GP, LLC, its General Partner
                                   By: DDJ Capital Management, LLC, Manager

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:  Member


                      Signature Page to Loan Agreement


TERM LOAN LENDERS:
-----------------

                                   DDJ U.S. HIGH YIELD TRUST

                                   By: DDJ Capital Management, LLC, its
                                       attorney in fact


                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:  Member


                      Signature Page to Loan Agreement


TERM LOAN LENDERS:
-----------------

                                   MULTI-STYLE, MULTI-MANAGER FUNDS PLC,
                                   The Global High Yield Fund

                                   By: DDJ Capital Management, LLC, on
                                       behalf of Multi-Style, Multi-Manager
                                       Funds, PLC, The Global High Yield
                                       Fund, in its capacity as Money
                                       Manager

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:  Member


                      Signature Page to Loan Agreement


TERM LOAN LENDERS:
-----------------

                                   ORE HILL HUB FUND LTD


                                   By:
                                      --------------------------------------
                                      Name:   Frederick Wahl
                                      Title:  Managing Member


                      Signature Page to Loan Agreement


TERM LOAN LENDERS:
-----------------

                                   RIVER RUN SENIOR INCOME FUND, LLC


                                   By:
                                      --------------------------------------
                                      Name:   Ian Wallace
                                      Title:  Managing Member



                      Signature Page to Loan Agreement


TERM LOAN LENDERS:
-----------------

                                   MAST CREDIT OPPORTUNITIES I,
                                   (MASTER) LTD


                                   By:
                                      --------------------------------------
                                      Name:   Christopher B. Madison
                                      Title:  Director


                      Signature Page to Loan Agreement


TERM LOAN LENDERS:
-----------------

                                   AIRLIE OPPORTUNITY MASTER FUND, LTD


                                   By:
                                      --------------------------------------
                                      Name:   Jeremy Bloomer
                                      Title:  Managing Director


                      Signature Page to Loan Agreement


TERM LOAN LENDERS:
-----------------

                                   QVT FUND, LP

                                   By: QVT Associates GP LLC,
                                       Its General Partner

                                   By:
                                      --------------------------------------
                                      Name:   Kevin McGoey
                                      Title:  Authorized Signatory

                                   By:
                                      --------------------------------------
                                      Name:   Tracy Fu
                                      Title:  Managing Member


                      Signature Page to Loan Agreement

TERM LOAN LENDERS:
-----------------

                                   LEVINE LEICHTMAN CAPITAL PARTNERS, INC., on behalf of LEVINE LEICHTMAN CAPITAL PARTNERS III, LP


                                   By:
                                      --------------------------------------
                                      Name:   Steven Hartman
                                      Title:  Vice President




                      Signature Page to Loan Agreement


                                 APPENDIX A

                             GENERAL DEFINITIONS

                  When used in the Loan and Security Agreement dated as of October 6, 2004, by and among Fleet Capital Corporation, individually and as Agent, the other financial institutions which are or become parties thereto and FALCON PRODUCTS, INC., SHELBY WILLIAMS INDUSTRIES, INC., SELLERS & JOSEPHSON INC. and EPIC FURNITURE GROUP, INC. (a) the terms Account,
                                                            -------
Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit
---------------------  -------------  ----------------------  -------
Account, Document, Electronic Chattel Paper, Equipment, Asset, Fixture,
-------  --------  ------------------------  ---------  -----  -------
General Intangibles, Goods, Instruments, Inventory, Investment Property,
-------------------  -----  -----------  ---------  -------------------
Letter-of-Credit Rights, Payment Intangibles, Proceeds, Security, Security
-----------------------  -------------------  --------  --------  --------
Entitlement, Software, Supporting Obligations, Tangible Chattel Paper and
-----------  --------  ----------------------  ----------------------
Uncertificated Security have the respective meanings assigned thereto under
-----------------------
the UCC; (b) all terms reflecting Collateral having the meanings assigned thereto under the UCC shall be deemed to mean such Property, whether now owned or hereafter created or acquired by any Borrower or in which such Borrower now has or hereafter acquires any interest; (c) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in said Loan and Security Agreement; and (d) the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  Account Debtor - any Person who is or may become obligated
                  --------------
under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

                  Affiliate - a Person (other than a Subsidiary): (i) which
                  ---------
directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person. Notwithstanding anything to the contrary, for purposes of this Agreement (other than subsection 8.2.4), none of the Tranche B Lenders nor any of their Affiliates, officers, directors, members, partners or employees shall be deemed to be an Affiliate of any Borrower.

                  Agent - Fleet Capital Corporation in its capacity as agent
                  -----
for the Lenders under the Agreement and any successor in that capacity appointed pursuant to subsection 11.11 of the Agreement.

                  Agent Loans - as defined in subsection 1.1.4 of the
                  -----------
Agreement.

                  Aggregate Percentage - with respect to each Lender, the
                  --------------------
percentage equal to the quotient of (i) such Lender's Loan Commitment divided by (ii) the aggregate of all Loan Commitments.

                  Agreement - the Loan and Security Agreement referred to in
                  ---------
the first sentence of this Appendix A, all Exhibits thereto and this Appendix A, as each of the same may be amended from time to time.

                  Applicable Margin - the percentages set forth below with
                  -----------------
respect to the Base Rate Revolving Portion, the Base Rate Term A Portion and the Term Loan:

-------------------------------------------------
Base Rate Revolving Portion          1.00%
-------------------------------------------------
LIBOR Revolving Portion              2.75%
-------------------------------------------------
Term Loan                            9.00%
-------------------------------------------------

                  Assignment and Acceptance Agreement - an assignment and
                  -----------------------------------
acceptance agreement in the form attached hereto as Exhibit 11.9 pursuant to
                                                    ------------
which a Lender assigns to another Person all or any portion of any of such Lender's Revolving Loan Commitment, the Term Loan Commitment and/or Loans, as permitted pursuant to the terms of this Agreement.

                  Availability - the amount of additional money which
                  ------------
Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of (i) the principal amount of Revolving Credit Loans then outstanding (including any amounts which Agent or any Revolving Credit Lender may have paid for the account of any Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers), (ii) the LC Amount, (iii) any reserves (other than the Specified Reserve), and (iv) the aggregate amount of the trade payables of each Borrower and each Subsidiary that are outstanding more than thirty (30) days past the due date thereof not rescheduled or subject to payment compromise, is subtracted from the lesser of (a) Borrowing Base minus the Specified Reserve or (b) the aggregate amount of Revolving Loan Commitments then in effect. If the amount outstanding is equal to or greater than the lesser of (a) Borrowing Base or (b) the aggregate amount of Revolving Loan Commitments then in effect, Availability is 0.

                  Bank - Bank of America, N.A.
                  ----

                  Bankruptcy Code - the United States Bankruptcy Code of
                  ---------------
1986, as amended.

                  Base Rate - the rate of interest announced or quoted by
                  ---------
Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

                  Base Rate Portion - a Base Rate Revolving Portion.
                  -----------------

                  Base Rate Revolving Portion - that portion of the
                  ---------------------------
Revolving Credit Loans that is not subject to a LIBOR Option.

                  Borrowing Base - as at any date of determination thereof,
                  --------------
an amount equal to the lesser of:

                  (i)      the Revolving Credit Maximum Amount; or

                  (ii)     an amount equal to the sum of:

                  (a) 85% of the net amount of Eligible Accounts outstanding at such date; plus

                  (b) the least of (i) $17,500,000, (ii) the sum of (A) 70% of the value of Eligible Inventory consisting of finished goods at such date, plus
                                                           ----

                  (B) 40% of the value of Eligible Inventory consisting of work in process at such date, plus (C) 25% of
                                                            ----
                           Eligible Inventory consisting of raw materials at such date, or (iii) the sum of (A) 85% of the net orderly liquidation percentage of each category or type of Eligible Inventory consisting of finished goods and raw materials at such date, plus (B) 75% of the net orderly liquidation
                           ----
                           percentage of each category or type of Eligible Inventory consisting of work in process at such date; provided, that in no event shall the
                                 --------
                           portion of the Borrowing Base predicated on Eligible Inventory consisting of (x) finished goods exceed $7,500,000, (y) raw materials exceed $7,500,000 or (z) work-in-process exceed $6,000,000.

                  For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP, and (3) the net orderly liquidation percentage of each category or type of Eligible Inventory shall be determined by Hilco Appraisal Services LLC or another appraiser reasonably acceptable to Majority Lenders and shall be as reflected in the most recent Inventory appraisal delivered to Agent under this Agreement. In addition, for purposes of computing the amount of the Borrowing Base, the gross amount of Eligible Accounts shall be reduced by the aggregate amount of cash proceeds of Eligible Accounts received by any Borrower but not yet applied to specific Eligible Accounts.

                  Borrowing Base Certificate - a certificate by a
                  --------------------------
responsible officer of Falcon, substantially in the form of Exhibit 8.1.4
                                                            -------------
(or another form reasonably acceptable to Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to Agent. All calculations of the Borrowing Base, in connection with the preparation of any Borrowing Base Certificate shall originally be made by Falcon and certified to Agent; provided, that Agent shall have the right to review and
                    --------
adjust, in the exercise of its reasonable credit judgment, any such calculation after giving notice thereof to Falcon, (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that Agent determines that such calculation is not in accordance with this Agreement.

                  Business Day - any day excluding Saturday, Sunday and any
                  ------------
day which is a legal holiday under the laws of the State of Illinois or the State of Wisconsin or is a day on which banking institutions located in such states are closed.

                  Buyout - the purchase by Designated Term Buyout Lender
                  ------
(and such other Term Loan Lenders as may be agreed and allocated among Term Loan Lenders) at face amount, of 100% of the Obligations owing to Revolving Credit Lenders, excluding any prepayment fees payable to Revolving Credit Lenders pursuant to Section 2.6(a) of the Agreement with respect to a purchase made (i) in connection with a removal of the Agent pursuant to the terms of subsection 11.11(b) of the Agreement, (ii) at a time that an Event of Default has occurred and is continued under subsection 10.1.1 of the Agreement or subsection 10.1.8 of the Agreement or (iii) at a time that (1) an Event of Default has occurred and is continued under subsection 10.1.3 of the Agreement due to a violation of subsection 8.3 of the Agreement, (2) Majority Term Loan Lenders have agreed to waive such Event of Default and
(3) Majority Revolving Credit Lenders have refused to waive such Event of Default; provided, that such exclusions shall not be applicable at any time
         --------
after consummation of a "Buyout" of the Term Loans pursuant to the terms of the Intercreditor Agreement.

                  Buyout Notice - a written notice by Designated Term Buyout
                  -------------
Lender to Agent stating that Designated Term Buyout Lender wishes to exercise its option to consummate a Buyout.

                  Capital Expenditures - expenditures made or liabilities
                  --------------------
incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

                  Capitalized Lease Obligation - any Indebtedness
                  ----------------------------
represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  Change of Control - the occurrence of one or more of the
                  -----------------
following events: (a) any Person or affiliated group of Persons other than Franklin A. Jacobs, the spouse, lineal descendants and spouses of lineal descendants of Franklin A. Jacobs, the estates of one or more of the foregoing individuals and trusts established solely for the benefit of one or more of the foregoing individuals, shall own and control, beneficially and of record either (i) in excess of 51% of the issued and outstanding Voting Stock of Falcon or (ii) a sufficient percentage of the issued and outstanding Voting Stock of Falcon to control the board of directors of Falcon, (b) Falcon shall cease to own and control, beneficially and of record (directly or indirectly), 100% of the issued and outstanding Securities and Voting Stock of each of the other Borrowers and each of the Domestic Subsidiaries other than Epic, (c) Falcon shall cease to own and control, beneficially and of record (directly or indirectly), at least 80% of the issued and outstanding Securities and Voting Stock of Epic, (d) Falcon shall cease to own and control, beneficially and of record (directly or indirectly), the same percentage of the issued and outstanding Securities and Voting Stock of each of the Foreign Subsidiaries that Falcon owns (directly or indirectly) on the Closing Date, (e) a "Change of Control" (as defined in the Subordinated Note Indenture, as in existence on the Closing Date) shall occur, or (f) the employment of any of Franklin A. Jacobs, Stephen E. Cohen or Stewart H. Long shall be terminated by Falcon without the consent of the Majority Lenders, or (g) any of Franklin A. Jacobs, Stewart H. Long or Steven E. Cohen shall cease to function in his current capacity as an executive officer of Falcon and shall not be replaced with a Person or Persons reasonably satisfactory to Majority Lenders within one hundred twenty (120) days thereafter.

                  Closing Date - the date on which all of the conditions
                  ------------
precedent in Section 9 of the Agreement are satisfied or waived and the initial Loans are made or the initial Letters of Credit or LC Guaranties are issued under the Agreement.

                  Collateral - all of the Property and interests in Property
                  ----------
described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

                  Compliance Certificate - as defined in subsection 8.1.3 of
                  ----------------------
the Agreement.

                  Computer Hardware and Software - all of each Borrower's
                  ------------------------------
rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause
(i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

                  Consent - any consent, approval, authorization, waiver,
                  -------
permit, grant, franchise, license, exemption or order of, or any registration, certificate, qualification, declaration or filing with, or any notice to, any Person, including, without limitation, any governmental authority.

                  Consolidated - the consolidation in accordance with GAAP
                  ------------
of the accounts or other items as to which such term applies.

                  Contract Right - any right of a Borrower to payment under
                  --------------
a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

                  Contingent Obligations - with respect to any Person, any
                  ----------------------
obligation, or arrangement, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation ("Primary Obligations") of another Person, including, without limitation, any direct or indirect guarantee of such Indebtedness (other than any endorsement for collection or deposit in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Primary Obligation or any property constituting direct or indirect security therefor, or to provide funds for the payment or discharge of any such Primary Obligation (whether in the form of loans, advances, or purchases of property, securities or services, capital contributions, dividends or otherwise), letters of credit and reimbursement obligations for letters of credit, (ii) to provide funds to maintain the financial condition of any other Person, (iii) otherwise to indemnify or hold harmless the holders of Primary Obligations of another Person against loss in respect thereof (other than pursuant to customary indemnification provisions included in contracts entered into in the ordinary course of business which do not obligate a specified Person for the obligations of a third party) or (iv) in connection with any synthetic lease or other off-balance sheet lease transaction. The amount of any Contingent Obligation under clauses (i) and (ii) above shall be the maximum amount guaranteed or otherwise supported by the Contingent Obligation.

                  Convertible Subordinated Debentures - the 12% Junior
                  -----------------------------------
Subordinated Convertible Debentures due 2010 issued by Falcon on December 15, 2003, as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time if and to the extent permitted under this Agreement.

                  Convertible Subordinated Debt - Falcon's Indebtedness for
                  -----------------------------
Money Borrowed in the aggregate principal amount of $4,150,000 incurred pursuant to the Convertible Subordinated Debentures.

                  Credit Agreement - as defined in the Subordinated Note
                  ----------------
Indenture, as in existence on the Closing Date.

                  Credit Facilities - as defined in the Subordinated Note
                  -----------------
Indenture, as in existence on the Closing Date.

                  Current Assets - at any date means the amount at which all
                  --------------
of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

                  Default - an event or condition the occurrence of which
                  -------
would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  Default Rate - the rate of interest charged on the
                  ------------
Revolving Credit Loans or the Term Loan (as the case may be) pursuant to subsection 2.1.2.

                  Derivative Obligations - every obligation of a Person
                  ----------------------
under any forward contract, futures contract, exchange contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreement), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

                  Designated Senior Debt - as defined in the Subordinated
                  ----------------------
Note Indenture, as in existence on the Closing Date.

                  Designated Term Buyout Lender - a Term Loan Lender or other
                  -----------------------------
Person (including any Person not party to this Agreement) selected by the Majority Term Loan Lenders in their discretion.

                  Discount Rate - a rate per annum equal to the sum of (x)
                  -------------
the average yield on a United States Treasury Note having a term as close as possible to the remaining term of the Term Loans, as quoted by two nationally recognized investment brokers selected by Agent on the third Business Day preceding any prepayment date, plus (y) 0.50%.

                  Distribution - in respect of any Person means and
                  ------------
includes: (i) the payment of any dividends or other distributions on Securities of such Person (except distributions in such Securities), (ii) the redemption, restriction, retirement, sinking fund or similar payment, purchase or other acquisition of Securities of such Person, including the acquisition of Securities of Epic by Falcon, as the case may be, unless made contemporaneously from the net proceeds of the sale of Securities, and (iii) any management, consulting or similar fees payable by any Borrower or Subsidiary to any other Borrower or Subsidiary or any Affiliate of any Borrower or Subsidiary (other than the Tranche B Lenders pursuant to the Tranche B Loan Documents).

                  Disqualified Stock - any capital stock that, by its terms
                  ------------------
(or by the terms of any security into which it is convertible. or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the last day of the Term.

                  Domestic Subsidiary - any now or hereafter existing
                  -------------------
Subsidiary of any Borrower that is incorporated under the laws of a State of the United States or the District of Columbia.

                  Dominion Account - a special bank account or accounts of
                  ----------------
Agent established by such Borrower pursuant to subsection 6.2.4 of the Agreement at a depository institution acceptable to each of Agent and Tranche B Collateral Agent in its reasonable discretion, and over which Agent and Tranche B Collateral Agent shall have sole and exclusive access and control for withdrawal purposes, subject to the terms of an account control agreement entered into by the applicable depository institution, Agent, Tranche B Collateral Agent and Borrowers, and subject to the terms of the Intercreditor Agreement.

                  EBITDA - as defined in Exhibit 8.3 to the Agreement.
                  ------                 -----------

                  Eligible Account - an Account arising in the ordinary
                  ----------------
course of the business of a Borrower from the sale of goods or rendition of services which Agent, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                  (i) it arises out of a sale made or services rendered by a Borrower to a Subsidiary of a Borrower or an Affiliate of a Borrower or to a Person controlled by an Affiliate of a Borrower and does not arise from installation work or constitute a retainage; or

                  (ii) it remains unpaid more than ninety (90) days after the original invoice date shown on the invoice; or

                  (iii) the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts, but only to the extent of such excess; or

                  (iv) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

                  (v) the Account Debtor is also a creditor or supplier of a Borrower or any Subsidiary of a Borrower or has provided an advance deposit in respect of any order to a Borrower or any Subsidiary of a Borrower, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Borrower or any Subsidiary of a Borrower, or the Account otherwise is or may become subject to right of setoff by the Account Debtor, provided,
                                                                  --------
                           that any such Account shall be eligible to the extent such amount thereof exceeds such contract, deposit, dispute, claim, setoff or similar right; or

                  (vi) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws, as now constituted or hereafter amended, has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (vii) it arises from a sale made or services rendered to an Account Debtor outside the United States, unless the sale is either (1) to an Account Debtor located in Ontario or any other province of Canada in which the Personal Property Security Act has been adopted in substantially the same form as currently in effect in Ontario or (2) on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its reasonable credit judgment; or

                  (viii) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or any other repurchase or return basis; or (2) it is subject to a reserve established by a Borrower for potential returns or refunds, to the extent of such reserve; or

                  (ix) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Account to Agent, in a manner satisfactory to Agent, in its reasonable credit judgment, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 203 et seq., as amended); or

                  (x) it is not at all times subject to Agent's duly perfected, first priority security interest or is subject to a Lien that is not a Permitted Lien; or

                  (xi) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                  (xii) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

                  (xiii) a Borrower or a Subsidiary of a Borrower has made any agreement with the Account Debtor for any extension, compromise, settlement or modification of the Account or deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                  (xiv) 25% or more of the Accounts owing from the Account Debtor are not Eligible Accounts hereunder; or

                  (xv) a Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or

                  (xvi) it represents service charges, late fees or similar charges; or

                  (xvii)   it consists of installation charges or fees; or

                  (xviii) the applicable Borrower was required to post a performance or other surety bond (other than a bid bond) in connection with such Account; or

                  (xix) it is not otherwise acceptable to Agent in its reasonable credit judgment.

                  Eligible Inventory - Inventory of a Borrower (other than
                  ------------------
packaging materials and supplies, shipping containers, tooling, samples, displays and literature) which Agent, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                  (i) it is not raw materials, work in process or finished goods which meet the specifications of the purchase order or contract for such Inventory, if any; or

                  (ii)     it is not in good, new and saleable condition; or

                  (iii)    it is slow-moving, obsolete or unmerchantable; or

                  (iv) it does not meet all standards imposed by any governmental agency or authority; or

                  (v) it does not conform in all material respects to any covenants, warranties and representations set forth in the Agreement; or

                  (vi) it is not at all times subject to Agent's duly perfected, first priority security interest or is subject to a Lien that is not a Permitted Lien; or

                  (vii) it is not situated at a location in compliance with the Agreement, provided that Inventory
                                               --------
                           situated at a location not owned by a Borrower will be Eligible Inventory only if Agent has received a satisfactory landlord's agreement, bailee's letter or processor's letter, as applicable, with respect to such location; or

                  (viii) it is located outside of the continental United States of America; or

                  (ix)     it is in transit; or

                  (x)      it is work in process Inventory of Sellers &
                           Josephson; or

                  (xi) it is not otherwise acceptable to Agent in its reasonable credit judgment.

                  Environmental Conditions - any release of any Hazardous
                  ------------------------
Materials (whether or not such Release constituted at the time thereof a violation of any Environmental Laws) or any violation of any Environmental Law as a result of which any Borrower or Subsidiary has or may become liable to any Person or by reason of which the business, condition or operations of such Borrower or Subsidiary or any of its assets or properties may suffer or be subjected to any Lien or liability.

                  Environmental Laws - all federal, state and local laws,
                  ------------------
rules, regulations, ordinances, orders and consent decrees relating to Hazardous Materials or the protection of human health or the environment, including all requirements pertaining to reporting, permitting, investigating or remediating releases or threatened releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Without limiting the generality of the foregoing, the term Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.)
                                                                 ------
("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. Section
  ------
1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section
     ------
6901 et seq.) ("RCRA"), the Federal Clean Water Act (33 U.S.C. Section 1251
     ------     ----
et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.) and the Toxic
------                                              ------
Substances Control Act (15 U.S.C. Section 2601 et seq.), as such laws may be
                                               ------
amended from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or request or binding determination of, or agreement with, any governmental authority relating to or imposing liability or establishing standards of conduct for the protection of human health or safety or the environment.

                  Epic - as defined in the introductory sentence to the
                  ----
Agreement.

                  ERISA - the Employee Retirement Income Security Act of
                  -----
1974, as amended, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

                  Event of Default - as defined in Section 10.1 of the
                  ----------------
Agreement.

                  Excess Advance - any Revolving Credit Loan advanced by
                  --------------
Agent or any Lender at a time when Availability (calculated without reference to clause (iv) of the definition of such term) is zero and Agent is not permitted to make any additional Overadvances under subsection 1.1.2 of the Agreement.

                  Excess Cash Flow - with respect to any fiscal year of
                  ----------------
Borrowers, commencing with the fiscal year ending on or about November 1, 2005, the amount equal to the result of (i) EBITDA for such period, minus
(ii) Interest Expense paid or required to be paid in cash during such period, minus (iii) the non-financed portion of Capital Expenditures made during such period, minus (iv) income taxes paid or required to be paid in cash during such period, minus (v) scheduled principal payments on Indebtedness made or required to be made during such period, minus (vi) cash payments made during such period in respect of non-cash reserves taken in prior periods, minus (vii) Distributions made during such period, minus
(viii) pension or retirement benefit payments in excess of expense.

                  Excluded Property - with respect to any Person, (a) any
                  -----------------
Property which is subject to a Purchase Money Lien permitted by subsection 8.2.5(iv) of the Agreement or a Permitted Capital Lease Obligation permitted by subsection 8.2.5(v) of the Agreement, in any case pursuant to agreements that prohibit such Person from granting any other Liens in such Property,
(b) any Property leased by such Person (as lessee) under a lease to the extent such lease prohibits such Person from granting any Liens on such Property, (c) any general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise (but not the proceeds thereof), if the grant of a Lien in such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise in the manner contemplated by the Loan Documents is prohibited by the terms of such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise and would result in the termination of such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise, but only to the extent that any such prohibition is not rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law, (d) "intent-to-use" trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, and, (e) any Securities of any Foreign Subsidiary owned by such Person to the extent they exceed 65% of the outstanding Securities of such Foreign Subsidiary owned by such Person.

                  Existing Loan Agreement - as defined in the introductory
                  -----------------------
language to this Agreement.

                  First Anniversary Date - October 1, 2005.
                  ----------------------

                  Fixed Assets - Equipment and real Property of each
                  ------------
Borrower and each Subsidiary.

                  Fixed Change Coverage Ratio - as defined on Exhibit 8.3.
                  ---------------------------                 -----------

                  Foreign Subsidiary - any Subsidiary that is not a Domestic
                  ------------------
Subsidiary.

                  GAAP - generally accepted accounting principles in the
                  ----
United States of America in effect from time to time.

                  Guarantors - each present and future Domestic Subsidiary
                  ----------
of any Borrower, which are, as of the Closing Date, (a) Howe Furniture Corporation, a New York corporation, (b) Falcon Holdings, Inc., a Missouri Corporation, (c) The Falcon Companies International, Inc., a Missouri corporation, (d) Madison Furniture Industries, Inc., a Mississippi corporation, and (e) Johnson Industries, Inc., an Illinois corporation, and any other Person who hereafter guarantees payment or performance of the whole or any part of the Obligations.

                  Guaranty Agreements - that certain Amended and Restated
                  -------------------
Guaranty, dated as of the date hereof, made by each of the Guarantors in favor of Agent for the benefit of Lenders and Agent, and any other guaranty hereafter executed by any Guarantor, in each case, as amended or otherwise modified, supplemented or restated and in effect from time to time.

                  Hazardous Materials - any substance (i) the presence of
                  -------------------
which requires investigation or remediation under any Environmental Laws;
(ii) that is defined or becomes defined as a "hazardous waste" or "hazardous substance" under any Environmental Laws; (iii) that is toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated under any Environmental Laws; (iv) the presence of which on any real property causes or threatens to cause a nuisance upon the real property or to adjacent properties or poses or threatens to pose a hazard to any real property or to the health or safety of Persons on or about any real property; or (v) that contains gasoline or other petroleum hydrocarbons, polychlorinated biphenyls or asbestos.

                  Indebtedness - as applied to a Person means, without
                  ------------
duplication:

                  (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations;

                  (ii) all obligations of other Persons which such Person has guaranteed;

                  (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person;

                  (iv)     Derivative Obligations; and

                  (v) in the case of Borrowers (without duplication), the Obligations.

                  Initial Financial Projections - has the meaning provided
                  -----------------------------
in Section 9.10 of the Agreement.

                  Insolvency Proceeding - any proceeding commenced by or
                  ---------------------
against any Person under any provision of the Bankruptcy Code, as amended, or any successor statute or under any other applicable bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  Intercreditor Agreement - the intercreditor agreement
                  -----------------------
dated on or about the Closing Date by and among the Agent, the Lenders, the Tranche B Collateral Agent and the Tranche B Lenders, as amended in accordance with the terms thereof and in effect from time to time.

                  Intellectual Property - all past, present and future:
                  ---------------------
trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

                  Intellectual Property Security Agreements - that certain
                  -----------------------------------------
Amended and Restated Copyright, Patent, Trademark and License Mortgage, dated as of the Closing Date, by and among each of the Borrowers and the Guarantors in favor of the Agent, for the benefit of itself and Lenders, and any other similar document or agreement hereafter executed by any Person, whereby such Person grants to Agent, for the benefit of itself and Lenders, as security for the Obligations, a Lien upon any portion of the Intellectual Property of such Person.

                  Interest Period - as applicable to any LIBOR Revolving
                  ---------------
Portion, a period commencing on the date such LIBOR Revolving Portion is advanced, continued or converted, and ending on the date which is one (1) month, two (2) months, or three (3) months later, as may then be requested by a Borrower; provided, that (i) any Interest Period which would otherwise
               --------
end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Agent's custom in the market to which such LIBOR Portion relates, as communicated to Borrowers from time to time; (ii) in the case of any LIBOR Revolving Portion, there remains a minimum of one
(1) month, two (2) months or three (3) months (depending upon which Interest Period a Borrower selects) in the Term;

and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

                  LC Amount - at any time, the aggregate undrawn face amount
                  ---------
of all Letters of Credit and LC Guaranties then outstanding.

                  LC Guaranty - any guaranty pursuant to which Agent or any
                  -----------
Affiliate of Agent shall guaranty the payment or performance by a Borrower of its reimbursement obligation under any letter of credit.

                  LC Obligations - Any Obligations that arise from any draw
                  --------------
against any Letter of Credit or against any letter of credit supported by an LC Guaranty.

                  Letter of Credit - any standby or documentary letter of
                  ----------------
credit issued by Agent or any Affiliate of Agent for the account of a Borrower.

                  LIBOR - as applicable to any LIBOR Portion, for the
                  -----
applicable Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/8 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such Interest Period; provided, however, if
                                                      --------  -------
the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the first day of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the major London banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. if fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to a Interest Period cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

                  LIBOR Interest Payment Date - the first day of each
                  ---------------------------
calendar month during and immediately following the applicable Interest
Period.

                  LIBOR Option - the option granted pursuant to Section 3.1
                  ------------
of the Agreement to have the interest on all or any portion of the principal amount of the Revolving Credit Loans based on the LIBOR.

                  LIBOR Portion - a LIBOR Revolving Portion or a LIBOR Term
                  -------------
Portion.

                  LIBOR Request - a notice in writing (or by telephone
                  -------------
confirmed electronically or by telecopy or other facsimile transmission on the same day as the telephone request) from a Borrower to Agent requesting that interest on a Revolving Credit Loan be based on the LIBOR, specifying:
(i) the first day of the Interest Period (which shall be a Business Day);
(ii) the length of the Interest Period; (iii) whether the LIBOR Portion is a new Loan, a conversion of a Base Rate Portion, or a continuation of a LIBOR Portion, and (iv) the dollar amount of the LIBOR Revolving Portion, which shall be in an amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

                  LIBOR Revolving Portion - that portion of the Revolving
                  -----------------------
Credit Loans specified in a LIBOR Request (including any portion of Revolving Credit Loans which is being borrowed by a Borrower concurrently with such LIBOR Request) which, as of the date of the LIBOR Request specifying such LIBOR Revolving Portion, has met the conditions for basing interest on the LIBOR in Section 3.1 of the Agreement and the Interest Period of which has not terminated.

                  LIBOR Term Portion - the Term Loan.
                  ------------------

                  Lien - any lien (statutory or other), pledge, mortgage,
                  ----
deed of trust, assignment, deposit arrangement, priority, security interest, or other charge or encumbrance or other preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a lessor under a Capital Lease having substantially the same economic effect in property security an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract), any lease in the nature thereof and the filing or existence of any financing statement or other similar form of notice under the laws of any jurisdiction or any security agreement authorizing any Person to file such a financing statement, whether arising by contract, operation of law, or otherwise. The term "Lien" shall include rights of seller under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of the Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Loan Account - each loan account established on the books
                  ------------
of Agent  pursuant to  Section 3.6 of the Agreement.

                  Loan Commitment - with respect to any Lender, the amount
                  ---------------
of such Lender's Revolving Loan Commitment plus such Lender's the Term Loan
                                           ----
Commitment.

                  Loan Documents - the Agreement, the Other Agreements, the
                  --------------
Security Documents and the Intercreditor Agreement.

                  Loans - all loans and advances of any kind made by Agent,
                  -----
any Lender, or any Affiliate of Agent or any Lender, pursuant to the Agreement.

                  London Banking Day - any date on which commercial banks are
                  ------------------
open for business in London, England.

                  Majority Lenders - Majority Revolving Credit Lenders and
                  ----------------
Majority Term Loan Lenders.

                  Majority Revolving Credit Lenders - Revolving Credit
                  ---------------------------------
Lenders holding 51% or more of the outstanding Revolving Loan Commitments determined on a combined basis; and following the termination of the Revolving Loan Commitments, Revolving Credit Lenders holding 51% or more of the outstanding Revolving Credit Loans, LC Amounts and LC Obligations not yet reimbursed by Borrowers or funded with a Revolving Credit Loan; provided, that prior to termination of the Revolving Loan Commitments, if
--------
any Revolving Credit Lender breaches its obligation to fund any requested Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder shall be calculated with reference to its outstanding Revolving Loans, LC Amounts and unfunded and unreimbursed LC Obligations, rather than its Revolving Loan Commitment.

                  Majority Term Loan Lenders - Term Loan Lenders holding 65%
                  --------------------------
or more of the outstanding Term Loan.

                  Make Whole Amount - an amount equal to the positive
                  -----------------
difference, if any, between (i) the present value (computed using the Discount Rate) as of any date of prepayment of all or any portion of the Term Loans of all remaining scheduled payments of principal and interest (computed based on the applicable Term Loan Rate and Applicable Margin as in effect as of the prepayment date) required to be paid in respect of the portion of the Term Loans to be prepaid, and (ii) the outstanding principal amount of the portion of the Term Loans to be prepaid as of such prepayment date plus accrued and unpaid interest in respect of such portion of the Term Loans through such prepayment date.

                  Material Adverse Effect - (i) a material adverse effect on
                  -----------------------
the business, condition (financial or otherwise), operation, performance or properties of Borrowers and their Subsidiaries taken as a whole, (ii) a material adverse effect on the rights and remedies of Agent or Lenders under the Loan Documents, or (iii) the material impairment of the ability of Borrowers and the Domestic Subsidiaries, taken as a whole, to perform their obligations hereunder or under any Loan Document.

                  Money Borrowed - means, (i) Indebtedness arising from the
                  --------------
lending of money by any Person to any Borrower or any Subsidiary; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower or any Subsidiary, (1) which is represented by notes payable or drafts accepted that evidence extensions of credit, (2) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (3) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of any Borrower or any Subsidiary under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through
(iii) hereof, if owed directly by a Borrower or any Subsidiary. Money Borrowed shall not include trade payables or accrued expenses.

                  Mortgages - (i) the Real Property Deed of Trust,
                  ---------
Assignment of Rents, Security Agreement and Fixture Filing amended by Shelby on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Shelby has granted to Agent, as security for the Obligations, a Lien upon the real Property of Shelby located at 150 Shelby Williams Drive, Morristown, Tennessee 37813, (ii) the Leasehold and Fee Deed of Trust, Assignment of Rents and Security Agreement amended by Falcon on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Falcon has granted to Agent, as security for the obligations, a Lien upon the leased and owned real Property of Falcon located at 22 Falcon Drive, Belmont, Mississippi 38827, (iii) the Deed of Trust, Assignment of Rents and Security Agreement amended by Shelby on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Shelby has granted to Agent, as security for the obligations, a Lien upon the real Property of Shelby located at 2075 Highway 43, Canton, Mississippi 38827, (iv) the Real Property Mortgage and Security Agreement amended by Falcon on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Falcon has granted to Agent, as security for the Obligations, a Lien upon the real property of Falcon located at 615 South Front Street, Belding, Michigan 46809, and (v) all other mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations, in each case as the same may be amended or otherwise modified from time to time.

                  Multiemployer Plan - has the meaning set forth in Section
                  ------------------
4001(a)(3) of ERISA.

                  Notes - the Revolving Notes and the Term Notes.
                  -----

                  Obligations - all Loans, all LC Obligations and all other
                  -----------
advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from each Borrower or their Affiliates, or of any other Person for or on behalf of such Borrower, to Agent, for its own benefit, from each Borrower to Agent for the benefit of any Lender, from each Borrower to any Lender and from each Borrower to Bank or any other Affiliate of Agent, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under the Agreement or any of the other Loan Documents (or any agreements evidencing the Product Obligations), whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, and including without limitation any Product Obligations owing to Agent, Bank or any Affiliate of Bank or Agent.

                  Operating Licenses - collectively, all licenses,
                  ------------------
franchises, permits, Consents, approvals, registrations, certificates and authorizations of all governmental authorities necessary or advisable to the conduct of the business of any Borrower or any Subsidiary

                  Original Loan Agreement - as defined in the introductory
                  -----------------------
language to this Agreement.

                  Organizational I.D. Number - with respect to any Person,
                  --------------------------
the organizational identification number assigned to such Person by the applicable governmental unit or agency of the jurisdiction of organization of such Person.

                  Other Agreements - any and all agreements, instruments and
                  ----------------
documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by a Borrower, any Subsidiary, any Guarantor or any other third party and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

                  Other Assets - all Properties of each Borrower and each
                  ------------
Subsidiary, other than Fixed Assets.

                  Overadvance - as defined in subsection 1.1.2 of the
                  -----------
Agreement.

                  Past Due Payables - the trade payables of Falcon and its
                  -----------------
Subsidiaries existing on the Closing Date that are one or more days past the due date set forth on the original invoices therefor to the extent not being contested in good faith by appropriate proceedings being diligently conducted for which adequate reserves have been provided in accordance with GAAP, and in any event and without limitation, such term shall include all trade payables identified as "Past Due Payables" on the Payables Aging Schedule delivered to Lenders in accordance with Section 7.1.29.

                  Payables Aging Schedule - as defined in Section 7.1.29.
                  -----------------------

                  Permitted Capital Lease Obligations - Capitalized Lease
                  -----------------------------------
Obligations of Borrowers and the Subsidiaries incurred after the Closing Date and permitted under subsection 8.2.3(vi) of the Agreement. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases (as opposed to operating leases) shall be computed as a Capitalized Lease Obligation.

                  Permitted Indebtedness - as defined in the Subordinated
                  ----------------------
Note Indenture as in existence on the Closing Date.

                  Permitted Liens - any Lien of a kind specified in
                  ---------------
subsection 8.2.5 of the Agreement.

                  Permitted Purchase Money Indebtedness - Purchase Money
                  -------------------------------------
Indebtedness of any Borrower or any Subsidiary of any Borrower incurred after the Closing Date which is secured by a Purchase Money Lien and permitted under subsection 8.2.3(vi) of the Agreement.

                  Person - an individual, partnership, corporation, limited
                  ------
liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

                  Plan - as defined in subsection 7.1.23.
                  ----

                  Pledge Agreements - that certain Amended and Restated
                  -----------------
Pledge Agreement, dated as of the date hereof, by and among each of the Borrowers and the Guarantors in favor of Agent, for the benefit of itself and Lenders, pursuant to which Borrowers and Guarantors granted to Agent, as security for the Obligations, a Lien on 100% of Securities owned by such Person in each Borrower and each Domestic Subsidiary and 65% of the Securities of each Foreign Subsidiary owned by such Person, and all other pledge agreements and comparable documents now or at any time hereafter securing the whole or any part of the Obligations, in each case as amended or otherwise modified, supplemented or restated and in effect from time to time.

                  Product Obligations - every obligation of Borrowers under
                  -------------------
and in respect of any one or more of the following types of services or facilities extended to any Borrower by Bank, Agent or any Affiliate of Bank or Agent: (i) cash management or related services including the automatic clearing house transfer of funds for the account of any Borrower pursuant to agreement or overdraft, and (ii) cash management, including controlled disbursement services.

                  Pro Forma Closing Balance Sheet - has the meaning provided
                  -------------------------------
in subsection 7.1.10 of the Agreement.

                  Projections - Borrowers' forecasted Consolidated (i)
                  -----------
balance sheets, (ii) profit and loss statements, and (iii) cash flow statements, all prepared on a consistent basis with the historical financial statements of Borrowers and the Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

                  Property - any interest in any kind of property or asset,
                  --------
whether real, personal or mixed, or tangible or intangible.

                  Purchase Money Indebtedness - means and includes (i)
                  ---------------------------
Indebtedness (other than the Obligations and Capitalized Lease Obligations) for the payment of all or any part of the purchase price of any Fixed Assets, (ii) any Indebtedness (other than the Obligations and Capitalized Lease obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any Fixed Assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions, refinancings or replacements thereof, but not any increases in the principal amounts thereof outstanding at the time.

                  Purchase Money Lien - a Lien upon fixed assets which
                  -------------------
secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the Fixed Assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and the proceeds thereof.

                  Rebuild Reserve - a reserve created under subsection 1.1.1
                  ---------------
of the Agreement in the amount of (a) all proceeds of insured losses or destruction to Equipment or real Property being held by Agent pursuant to subsection 3.3.1(a) pending possible repair or replacement of such Property subject to the original loss or destruction and (b) all proceeds of dispositions under subsection 8.2.9(iv) being held by Agent pending possible replacement of the Property subject to the disposition.

                  Rentals - as defined in subsection 8.2.19 of the
                  -------
Agreement.

                  Reportable Event - any of the events set forth in Section
                  ----------------
4043(c) of ERISA.

                  Reserve Percentage - the maximum aggregate reserve
                  ------------------
requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

                  Responsible  Officer - the chief executive officer, president
                  --------------------
or chief financial officer of Falcon.

                  Restricted Investment - any investment made in cash or by
                  ---------------------
delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following;

                  (i) investments by a Borrower or a Subsidiary of a Borrower, to the extent existing on the Closing Date, in one or more Subsidiaries of such Person;

                  (ii) so long as no Default or Event of Default is then in existence or is reasonably likely to occur, investments after the Closing Date by a Borrower or a Domestic Subsidiary of a Borrower in a Foreign

                           Subsidiary of Borrower (as loans or
                           equity investments) the Securities of which are subject to a Pledge Agreement, in an aggregate amount after the Closing Date for all Foreign Subsidiaries not in excess of $1,000,000 in any fiscal year; provided, that any unused portion of
                                        --------
                           such amount may be carried over to the next fiscal year;

                  (iii) Property to be used in the ordinary course of business the acquisition of which is not otherwise prohibited by this Agreement or the other Loan Documents;

                  (iv) Current Assets arising from the sale of goods and services in the ordinary course of business of any Borrower or any Subsidiary;

                  (v) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                  (vi) investments in certificates of deposit maturing within one year from the date of acquisition and fully insured by the Federal Deposit Insurance Corporation;

                  (vii) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof;

                  (viii) investments in money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities;

                  (ix) intercompany loans permitted under subsections 8.2.2(v), (vi) and (vii) of the Agreement;

                  (x)      investments existing on the date hereof and
                           listed on Exhibit 8.2.12 hereto;
                                     --------------

                  (xi) deposit and other bank accounts maintained by a Borrower or a Subsidiary in the ordinary course of business, subject, in the case of deposit accounts of a Borrower or a Domestic Subsidiary, to Dominion Account agreements reasonably acceptable to Agent;

                  (xiii) intercompany accounting entries made in respect of sales of Inventory and collections of Accounts in the ordinary course of business;

                  (xiv) investments by Foreign Subsidiaries in other Foreign Subsidiaries whose Securities are subject to a Pledge Agreement; and

                  (xv) investments otherwise expressly permitted pursuant to the Agreement.

                  Restricted Subsidiary - as defined in the Subordinated
                  ---------------------
Note Indenture, as in existence on the Closing Date.

                  Revolving Credit Fee Letter - as defined in Section 2.3(a).
                  ---------------------------

                  Revolving Credit Lenders - any Lender with a Revolving
                  ------------------------
Loan Commitment or that holds any portion of the Revolving Credit Loans.

                  Revolving Credit Obligations - all interest and principal
                  ----------------------------
due with respect to the Revolving Credit Loans, the LC Obligations and all other amounts due Revolving Credit Lenders under the Agreement or any other Loan Document.

                  Revolving Credit Loan - a Loan made by any Revolving
                  ---------------------
Credit Lender pursuant to Section 1.1 of the Agreement.

                  Revolving Credit Maximum Amount - $25,000,000, as such
                  -------------------------------
amount may be reduced from time to time pursuant to the terms of the Agreement.

                  Revolving Loan Commitment - with respect to any Lender,
                  -------------------------
the amount of such Lender's Revolving Loan Commitment pursuant to subsection
1.1.1 of the Agreement, as set forth opposite such Lender's name on Appendix B hereto or in any Assignment and Acceptance Agreement executed by such Lender.

                  Revolving Loan Percentage - with respect to each Revolving
                  -------------------------
Credit Lender, the percentage equal to the quotient of such Revolving Credit Lender's Revolving Loan Commitment divided by the aggregate of all Revolving Loan Commitments.

                  Revolving Notes - the Secured Promissory Notes to be
                  ---------------
jointly and severally executed by Borrowers on or about the Closing Date in favor of each Revolving Credit Lender to evidence the Revolving Credit Loans, which shall be in the form of Exhibit 1.1 to the Agreement, together
                                     -----------
with any replacement or successor notes therefor.

                  Second Anniversary Date - October 1, 2006.
                  -----------------------

                  Security or Securities - all shares of stock, partnership
                  ----------------------
interests, membership interests, membership units or other ownership interests in any other Person and all warrants, options or other rights to acquire the same.

                  Security Agreements - that certain Amended and Restated
                  -------------------
Security Agreement, dated as of the date hereof, by and among each of the Guarantors in favor of the Agent, for the benefit of itself and Lenders, pursuant to which Guarantors granted to Agent, as security for the Obligations, a Lien on all of the Collateral (as defined therein) owned by such Person, and all other security agreements and comparable documents now or at any time hereafter securing the whole or any part of the Obligations, in each case as amended or otherwise modified, supplemented or restated and in effect from time to time.

                  Security Documents - the Guaranty Agreements, the
                  ------------------
Mortgages, the Pledge Agreements, the Security Agreements and the
Intellectual Property Security Agreements, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

                  Sellers & Josephson - as defined in the introductory
                  -------------------
sentence to the Agreement.

                  Senior Debt - as defined in the Subordinated Note Indenture,
                  -----------
as in existence on the Closing Date.

                  Shelby - as defined in the introductory sentence to the
                  ------
Agreement.

                  Site - any real Property previously, currently or
                  ----
hereafter owned, leased or operated directly or indirectly by any Borrower or Domestic Subsidiary.

                  Solvent - with respect to any Person, on the date of
                  -------
determination, that: (i) the present fair saleable value of the assets (i.e., the price a buyer is willing to pay for such asset in an arms-length transaction) of such Person will exceed the amount that will be required to pay the probable liability on the existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of such Person as they become absolute and matured; (ii) the assets of such Person do not constitute unreasonably small capital for such Person to carry on its businesses as now conducted or proposed to be conducted; and (iii) such Person is able to pay all of its Indebtedness as such Indebtedness matures. For purposes of the preceding sentence, the amount of contingent obligations outstanding at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that are reasonably expected to become an actual or mature liability.

                  Special Reserve - a permanent reserve, in each case
                  ---------------
created in Agent's discretion, as approved by Majority Lenders, under subsection 1.1.1 of the Agreement in an aggregate amount equal to the amount of mandatory prepayments applied against the Revolving Credit Loans pursuant to the second sentence of subsection 3.3.1 of the Agreement.

                  Subordinated Debt - the Subordinated Notes, the
                  -----------------
Convertible Subordinated Debentures and any other Indebtedness of any Borrower or any Subsidiary that is subordinated to the obligations in a manner reasonably satisfactory to Majority Lenders, and contains terms, including without limitation, payment terms, reasonably satisfactory to Majority Lenders.

                  Subordinated Note Debt - Falcon's Indebtedness for Money
                  ----------------------
Borrowed in the aggregate outstanding amount of $100,000,000 incurred pursuant to the Subordinated Note Documents.

                  Subordinated Note Documents - the Subordinated Note
                  ---------------------------
Indenture, the Subordinated Notes and each other agreement, instrument or document now or hereafter evidencing or relating to the Subordinated Note Debt.

                  Subordinated Note Guarantors - the "Guarantors" as defined
                  ----------------------------
in the Subordinated Note Indenture, as in existence on the Closing Date.

                  Subordinated Note Indenture - the Indenture dated as of
                  ---------------------------
June 17, 1999 among Falcon, as Issuer, certain Subsidiaries of Falcon, as Guarantors and the Bank of New York, as Trustee, as amended, modified or supplemented through the Closing Date, and as it may be hereafter amended, modified or supplemented from time to time if and to the extent permitted under this Agreement.

                  Subordinated Notes - the 11 3/8% Senior Subordinated Notes
                  ------------------
due June 15, 2009, Series B, issued by Falcon pursuant to the Subordinated
Note Indenture and the other Subordinated Note Documents.

                  Subsidiary - any Person of which another Person owns,
                  ----------
directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

                  Term - as defined in Section 4.1 of the Agreement.
                  ----

                  Term Loan - the Loan described in subsection 1.3.1 of the
                  ---------
Agreement.

                  Term Loan Fee Letter - as defined in Section 2.3(b).
                  --------------------

                  Term Loan Commitment - with respect to each Term Loan
                  --------------------
Lender, the amount of such Term Loan Lender's the Term Loan Commitment, as set forth opposite such Term Loan Lender's name on Appendix B hereto or in any Assignment and Acceptance Agreement executed by such Lender, minus all the Term Loan payments paid to such Term Loan Lender.

                  Term Loan Lender - any Lender with a Term Loan Commitment
                  ----------------
or that holds any portion of the Term Loan.

                  Term Loan Prepayment Fee - (a) with respect to any
                  ------------------------
prepayment of the Term Loan that is made after the First Anniversary Date but on or prior to the Second Anniversary Date, an amount equal to 5.0% of the amount prepaid, (b) with respect to any prepayment of the Term Loan that is made after the Second Anniversary Date but on or prior to the Thirty Month Date, an amount equal to 2.5% of the amount prepaid, and (c) with respect to any prepayment of the Term Loan that is made after the Thirty Month Date, zero.

                  Term Loan Rate - for any month, a rate of interest that is
                  --------------
determined by Agent on the first Business Day of such month and is equal to the rate of interest which is published in the "Money Rates" section of
The Wall Street Journal, Central Edition (or, if such
-----------------------
publication ceases, as published in another national publication reasonably selected by Agent) as the rate for 30-day LIBOR; provided if there is a time when the 30-day LIBOR is no longer published in The Wall Street Journal or
                                                -----------------------
any other national publication, then the Term Loan Rate shall become a rate that most closely approximates 30-day LIBOR as agreed among Borrowers and Term Loan Lenders.

                  Term Notes - the Secured Promissory Notes to be executed
                  ----------
by Borrowers on or about the Closing Date in favor of each applicable Term Loan Lender to evidence its the Term Loan, which shall be in the form of
Exhibit 1.3 to the Agreement, together with any replacement or successor notes therefor.

                  Thirty Month Date - April 1, 2007.
                  -----------------

                  Total Credit Facility - $95,000,000, as reduced from time
                  ---------------------
to time pursuant to the terms of the Agreement.

                  Tranche A Keyman Insurance - as defined in subsection
                  --------------------------
8.1.11 of the Agreement.

                  Tranche B Collateral Agent - Levine Leichtman Capital
                  --------------------------
Partners, Inc., as collateral agent under the Tranche B Loan Agreement and any successor in that capacity.

                  Tranche B Loan Agreement - means the Loan and Securities
                  ------------------------
Purchase Agreement dated on or about the Closing Date by and among Borrowers, the Tranche B Collateral Agent and the Tranche B Lenders, as the same may be amended, restated, modified or supplemented and in effect from time to time.

                  Tranche B Loans - means the loans made by the Term Loan B
                  ---------------
Lenders to the Borrowers on or about the Closing Date pursuant to the Tranche B Loan Documents.

                  Tranche B Loan Documents - means the "Loan Documents" as
                  ------------------------
defined in the Tranche B Loan Agreement, as such Loan Documents may be amended, restated, modified or supplemented and in effect from time to time.

                  Tranche B Lenders - means the lenders under the Tranche B
                  -----------------
Loan Agreement, together with their successors and assignees.

                  Tranche B Lender Shares - means the Securities issued to
                  -----------------------
the Term Loan B Lenders on or after the Closing Date pursuant to the Tranche B Loan Documents.

                  Type of Organization - with respect to any Person, the
                  --------------------
kind or type of entity by which such Person is organized, such as a corporation or limited liability company.

                  UCC - the Uniform Commercial Code as in effect in the
                  ---
State of Illinois on the date of this Agreement, as it may be amended or otherwise modified.

                  Unrestricted Subsidiary - as defined in the Subordinated
                  -----------------------
Note Indenture, as in existence on the Closing Date.

                  Unused Line Fee - as defined in Section 2.5 of the
                  ---------------
Agreement.

                  Voting Stock - Securities of any class or classes of a
                  ------------
corporation, limited partnership or limited liability company or any other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote with respect to the election of corporate directors (or Persons performing similar functions).

                  Warrant - the Stock Purchase Warrant in the form attached
                  -------
to that certain Waiver and Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of June 15, 2004, among Borrowers, the Agent and certain other parties thereto.

                  OTHER TERMS. All other terms contained in the Agreement
                  -----------
shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

                  CERTAIN MATTERS OF CONSTRUCTION. The terms "herein",
                  -------------------------------
"hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                                                 Exhibit 8.3

                             FINANCIAL COVENANTS

DEFINITIONS

                  "Consolidated Total Funded Debt" shall mean, at any time
                   ------------------------------
of determination, the sum, without duplication, of (a) the outstanding nominal principal amount of (i) Tranche B Loans and (ii) other Obligations to the extent such other Obligations are due and payable, plus (b) the
                                                          ----
outstanding principal amount of any other Indebtedness for Money Borrowed by the Borrowers or any of their Subsidiaries on a consolidated basis (including, without limitation, Subordinated Debt and Indebtedness evidenced by the Agreement), plus (c) to the extent not otherwise included, the amount
                   ----
by which the aggregate maximum drawing amount in respect of all outstanding letters of credit issued for the account of Borrowers and/or its Subsidiaries exceeds $5,000,000, plus (d) to the extent not otherwise
                                 ----
included, all liabilities in respect of synthetic leases or Capitalized Leases of the Borrowers and its Subsidiaries, on a consolidated basis, plus
                                                                       ----
(e) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), plus (f) to the extent not
                                              ----
otherwise included, all Purchase Money Indebtedness.

                  "EBITDA" shall mean, with respect to any period, without
                   ------
duplication, the total of the following for the Borrowers and their Subsidiaries on a Consolidated basis, each calculated for such period: (a) net income determined in accordance with GAAP; plus, to the extent included
                                               ----
in the calculation of net income (without duplication), (b) the sum of (i) income taxes paid or accrued during such period, (ii) interest expense paid or accrued during such period, (iii) amortization and depreciation during such period, (iv) non-operating or non-recurring non-cash losses including, without limitation, inventory write-downs, (v) Specified Refinancing Fees and Expenses, (vi) for the fiscal quarters ending on or about October 31, 2004, January 31, 2005 and April 30, 2005, cash restructuring costs related to the closing of Borrowers' Belmont, Mississippi plant in an aggregate amount not to exceed $1,500,000, and (vii) for the fiscal quarters ending on or about January 31, 2005 and April 30, 2005, 50% of the actual compensation paid by Borrowers to the financial consultant retained pursuant to Section 9.10, up to a maximum amount of $200,000; minus, to the extent included in
                                          -----
the calculation of net income, (c) the sum of (i) gains from sales or other dispositions of assets (other than sales of Inventory in the normal course of business); and (ii) non-operating or nonrecurring gains, but not net of non-operating or non-recurring cash losses.

                  "Consolidated Fixed Charges shall mean, with respect to
                   --------------------------
any period, for the Borrowers and their Subsidiaries on a Consolidated basis, the sum of (a) Interest Expense paid or required to be paid in cash during such period, plus (b) the sum of principal scheduled to be paid
                    ----
during such period in respect of Consolidated Funded Debt (including the principal portion of Capitalized Lease Obligations, but excluding for the avoidance of doubt, principal payments made in respect of revolving credit facilities, whether domestic or foreign, principal payments made with the proceeds of equity issuances, asset sales, and/or insurance recoveries and the repayment of Indebtedness under the Existing Loan Agreement), plus (c) Distributions made during such period, plus (d)
                 ----                                            ----
cash contributions to pension plans in excess of pension expense during such period.

                  "Fixed Charge Coverage Ratio" shall mean, at any date of
                   ---------------------------
determination, the ratio of (a) the result of (i) EBITDA for the Reference Period most recently ended minus (ii) all Capital Expenditures made during
                           -----
such Reference Period (other than Capital Expenditures financed by the issuance of equity or the incurrence of Indebtedness) minus (iii) the
                                                      -----
aggregate amount of cash taxes paid in respect of such Reference Period to
(b) Consolidated Fixed Charges for the Reference Period most recently ended.

                  "Interest Expenses" shall mean, with respect to any
                   -----------------
period, the sum of (a) cash interest expense paid or accrued for such period, including without limitation the interest portion of Capitalized Lease Obligations plus without limitation the interest portion of letter of credit and letter of credit guaranty fees owing for such period, plus (b)
                                                                 ----
other financing costs during such period, including, without limitation and without duplication, commitment fees, termination fees, amendment fees, unused line fees, all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP, but excluding Specified Refinancing Fees and Expenses.

                  "Reference Period" shall mean, as of any date of
                   ----------------
determination, the period of four (4) consecutive fiscal quarters of the Borrowers and their Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

                  "Senior Funded Debt" shall mean, at any time of
                   ------------------
determination, Consolidated Total Funded Debt minus Subordinated Debt.
                                              -----

                  "Senior Leverage Ratio" shall mean, at any time of
                   ---------------------
determination, the ratio of (a) Senior Funded Debt as at such date to (b) EBITDA for the Reference Period ending on such date.

                  "Total Leverage Ratio" shall mean, as at any date of
                   --------------------
determination, the ratio of (a) Consolidated Total Funded Debt outstanding on such date to (b) EBITDA for the Reference Period ending on such date.

                  "Specified Refinancing Fees and Expenses" shall mean all
                   ---------------------------------------
of the following up to an aggregate amount not exceeding $16,000,000: (a) the prepayment fee paid in connection with the prepayment of certain Indebtedness under the Existing Loan Agreement; (b) pay-in-kind interest paid in connection with the prepayment of certain Indebtedness under the Existing Loan Agreement; and (c) closing fees and out-of-pocket professional fees and expenses paid or reimbursed by Borrowers in connection with the closing of this Agreement and the Bank Credit Agreement.

FINANCIAL COVENANTS

I.       FIXED CHARGE COVERAGE

         Borrowers will not permit the Fixed Charge Coverage Ratio as of the last day of each fiscal quarter of the Borrowers ending on or about any date set forth in the table below to be less than the ratio set forth opposite date in such table:

         --------------------------------------------------------
              Fiscal Quarter Ending                 Ratio
              ---------------------                 -----

         --------------------------------------------------------
          January 31, 2006                       0.90 : 1.00
         --------------------------------------------------------
          April 30, 2006                         0.95 : 1.00
         --------------------------------------------------------
          July 31, 2006                          1.05 : 1.00
         --------------------------------------------------------
          October 31, 2006                       1.10 : 1.00
         --------------------------------------------------------
          January 31, 2007                       1.15 : 1.00
         --------------------------------------------------------
          April 30, 2007                         1.18 : 1.00
         --------------------------------------------------------
          July 31, 2007                          1.22 : 1.00
         --------------------------------------------------------
          October 31, 2007                       1.25 : 1.00
         --------------------------------------------------------

II.      MINIMUM EBITDA

         Borrowers shall not permit Consolidated EBITDA for any period set forth in the table below, tested as at the last day of such period, to be less than the amount set forth opposite such period in such table:

         ----------------------------------------------------------------------
                       Test Period                                   EBITDA
                       -----------                                   ------

         ----------------------------------------------------------------------
          Three fiscal quarters ending on or about
          July 31, 2005                                            $12,000,000
         ----------------------------------------------------------------------
          Four fiscal quarters ending on or about
          October 31, 2005                                         $25,000,000
         ----------------------------------------------------------------------
          Four fiscal quarters ending on or about
          October 31, 2006                                         $35,000,000
         ----------------------------------------------------------------------
          Four fiscal quarters ending on or about
          October 31, 2007                                         $38,800,000
         ----------------------------------------------------------------------

III.     SENIOR LEVERAGE RATIO

         Borrowers will not permit the Senior Leverage Ratio as of the last day of each fiscal quarter of the Borrowers ending on or about any date set forth in the table below to exceed the ratio set forth opposite such period in such table:

         -------------------------------------------------------------
            Fiscal Quarter Ending                        Ratio
            ---------------------                        -----

         -------------------------------------------------------------
          January 31, 2006                            5.20 : 1.00
         -------------------------------------------------------------
          April 30, 2006                              4.80 : 1.00
         -------------------------------------------------------------
          July 31, 2006                               4.30 : 1.00
         -------------------------------------------------------------
          October 31, 2006                            3.80 : 1.00
         -------------------------------------------------------------
          January 31, 2007                            3.60 : 1.00
         -------------------------------------------------------------
          April 30, 2007                              3.50 : 1.00
         -------------------------------------------------------------
          July 31, 2007                               3.40 : 1.00
         -------------------------------------------------------------
          October 31, 2007                            3.30 : 1.00
         -------------------------------------------------------------

IV.      TOTAL LEVERAGE RATIO

         Borrowers will not permit the Total Leverage Ratio as of the last day of each fiscal quarter of the Borrowers ending on or about any date set forth in the table below to exceed the ratio set forth opposite such period in such table:

         -------------------------------------------------------------
            Fiscal Quarter Ending                        Ratio
            ---------------------                        -----

         -------------------------------------------------------------
          January 31, 2006                            9.50 : 1.00
         -------------------------------------------------------------
          April 30, 2006                              8.70 : 1.00
         -------------------------------------------------------------
          July 31, 2006                               7.75 : 1.00
         -------------------------------------------------------------
          October 31, 2006                            6.85 : 1.00
         -------------------------------------------------------------
          January 31, 2007                            6.50 : 1.00
         -------------------------------------------------------------
          April 30, 2007                              6.25 : 1.00
         -------------------------------------------------------------
          July 31, 2007                               6.05 : 1.00
         -------------------------------------------------------------
          October 31, 2007                            5.90 : 1.00
         -------------------------------------------------------------